The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JANUARY 22, 2003



PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 29, 2002)

                                   (KDB LOGO)


                               US$       ,000,000

                           THE KOREA DEVELOPMENT BANK


                      US$    ,000,000 4.25% NOTES DUE 2007


                      US$    ,000,000 5.50% NOTES DUE 2012



     The notes due 2007 (the "2007 Notes") will bear interest at the rate of 4.25% per year and the notes due 2012 (the "2012 Notes", and together with the 2007 Notes, the "Notes") will bear interest at the rate of 5.50% per year. Interest on the Notes is payable on May 13 and November 13 of each year, beginning on May 13, 2003. The 2007 Notes will mature on November 13, 2007 and the 2012 Notes will mature on November 13, 2012. The Notes will be issued in minimum denominations of US$1,000 increased in multiples of US$1,000. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.



     Each series of the Notes offered hereby shall respectively constitute a further issuance of, and be fungible with and be consolidated and form a single series with, our US$300,000,000 4.25% notes due 2007 and our US$450,000,000
5.50% notes due 2012, each of which was issued on November 13, 2002. The total principal amount of each of the previously-issued notes and each series of the
Notes now being issued is US$   ,000,000 with respect to the 2007 Notes and
US$   ,000,000 with respect to the 2012 Notes.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                            PUBLIC OFFERING    UNDERWRITING
                                                 PRICE          DISCOUNTS      PROCEEDS TO US(1)
                                            ---------------    ------------    -----------------
Per 2007 Notes............................                %                %                  %
Total.....................................  US$                US$              US$
Per 2012 Notes............................                %                %                  %
Total.....................................  US$                US$              US$
Combined Total............................  US$                US$              US$

---------------


(1) Before deduction of expenses. See "Underwriting" for information relating to the payment of expenses in connection with the offering of the Notes.



     In addition to the initial public offering price, you will have to pay for accrued interest from and including November 13, 2002. Purchasers of the Notes will be entitled to receive the semi-annual regular interest payments beginning May 13, 2003.



     We have applied through our listing agent to the Luxembourg Stock Exchange for listing of the Notes. The previously-issued notes are listed on the Luxembourg Stock Exchange.



     The underwriters expect to deliver the Notes to investors through the
book-entry facilities of The Depository Trust Company on or about January   ,
2003.

                            ------------------------

                               JOINT BOOKRUNNERS

ABN AMRO INCORPORATED                DEUTSCHE BANK                MORGAN STANLEY

                            ------------------------

JANUARY   , 2003

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

                             ---------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary of the Offering.....................................   S-5
Recent Developments.........................................   S-6
Description of the Notes....................................  S-54
Taxation....................................................  S-55
Clearance and Settlement....................................  S-56
Underwriting................................................  S-59
Legal Matters...............................................  S-62
Official Statements and Documents...........................  S-62
General Information.........................................  S-62

                                   PROSPECTUS

                                                              PAGE
                                                              ----
Certain Defined Terms and Conventions.......................     3
Use of Proceeds.............................................     4
The Korea Development Bank..................................     5
     Overview...............................................     5
     Capitalization.........................................     7
     Business...............................................     7
     Selected Financial Statement Data......................    10
     Operations.............................................    14
     Sources of Funds.......................................    22
     Debt...................................................    23
     Overseas Operations....................................    24
     Property...............................................    24
     Directors and Management; Employees....................    24
     Financial Statements and the Auditors..................    25
The Republic of Korea.......................................    66
     Land and History.......................................    66
     Government and Politics................................    67
     The Economy............................................    69
     Gross Domestic Product and Major Financial
      Indicators............................................    84
     Balance of Payments and Foreign Trade..................    92
     The Financial System...................................    96

                                                              PAGE
                                                              ----
     Monetary Policy........................................   100
     Government Finance.....................................   104
     Debt...................................................   106
     Tables and Supplementary Information...................   108
Description of the Securities...............................   111
     Description of Debt Securities.........................   111
     Description of Warrants................................   117
     Terms Applicable to Debt Securities and Warrants.......   118
     Description of Guarantees..............................   119
Limitations on Issuance of Bearer Debt Securities and Bearer
  Warrants..................................................   120
Taxation....................................................   121
     Korean Taxation........................................   121
     United States Tax Considerations.......................   122
Plan of Distribution........................................   129
Legal Matters...............................................   130
Authorized Representatives in the United States.............   130
Official Statements and Documents...........................   130
Experts.....................................................   130
Forward-Looking Statements..................................   130
Further Information.........................................   131

                             CERTAIN DEFINED TERMS

     All references to "Korea" or the "Republic" contained in this prospectus supplement mean the Republic of Korea. All references to the "Government" mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

                             ADDITIONAL INFORMATION

     The information in this prospectus supplement is in addition to the information contained in our prospectus dated August 29, 2002. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-97299, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

    WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

     We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included in order not to mislead potential investors.

     The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus supplement and the accompanying prospectus and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

                       NOT AN OFFER IF PROHIBITED BY LAW

     The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

     THE NOTES MAY NOT BE OFFERED OR SOLD IN KOREA, DIRECTLY OR INDIRECTLY, OR TO ANY RESIDENT OF KOREA, EXCEPT AS PERMITTED BY KOREAN LAW. FOR MORE INFORMATION, SEE "UNDERWRITING--FOREIGN SELLING RESTRICTIONS" ON PAGE S-60.

             INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

     This prospectus supplement and the accompanying prospectus, including the information incorporated by reference in either of them, are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

                            SUMMARY OF THE OFFERING

     This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

THE NOTES

     We are offering US$   ,000,000 principal amount of 4.25% Notes due on
November 13, 2007 (the "2007 Notes") and US$   ,000,000 principal amount of
5.50% Notes due on November 13, 2012 (the "2012 Notes", and together with the 2007 Notes, the "Notes"). Each series of the Notes offered hereby shall respectively constitute a further issuance of, and be fungible with and be consolidated and form a single series with, our US$300,000,000 4.25% Notes due 2007 and US$450,000,000 5.50% Notes due 2012, each of which was issued on November 13, 2002. The total principal amount of each of the previously-issued
notes and each series of the Notes now being issued is US$   ,000,000 with
respect to the 2007 Notes and US$   ,000,000 with respect to the 2012 Notes.

     The 2007 Notes pay 4.25% interest each year and the 2012 Notes pay 5.50% interest each year. Interest will be computed based on a 360-day year consisting of twelve 30-day months.

     Interest will be paid twice each year on May 13 and November 13, beginning May 13, 2003. Interest will accrue from November 13, 2002.

For sale in

     The Notes will be offered for sale in the countries in the Americas, Europe and Asia where it is legal to make such offers.

Listing

     We have applied through our listing agent to the Luxembourg Stock Exchange for listing of the Notes. The previously-issued notes are listed on the Luxembourg Stock Exchange. We cannot give any assurance that the application to the Luxembourg Stock Exchange for the Notes now being issued will be approved. Settlement of the Notes is not conditioned on obtaining the listing.

Form and settlement

     We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of The Depository Trust Company ("DTC"). Except as described in the accompanying prospectus under "Description of the Securities--Description of Debt Securities--Global Securities," the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") if you are a participant in such systems, or indirectly through organizations that are participants in such systems.

Further Issues

     We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the respective Notes.

Delivery of the Notes

     We expect to make delivery of the Notes, against payment in same-day funds
on or about           , 2003, which we expect will be the fifth business day
following the date of this prospectus supplement, referred to as "T+5". You should note that initial trading of the Notes may be affected by the T+5 settlement. See "Underwriting--Delivery of the Notes".

                              RECENT DEVELOPMENTS

     This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated August 29, 2002. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

OVERVIEW
     As of June 30, 2002, we had W42,867.3 billion of loans outstanding, total assets of W78,535.7 billion and total equity of W7,005.8 billion, as compared to W47,270.9 billion of loans outstanding, W82,003.1 billion of total assets and W6,933.4 billion of total equity as of December 31, 2001. For the first half of 2002, we recorded interest income of W1,679.0 billion, interest expense of W1,639.8 billion and net income of W112.5 billion, as compared to W2,549.4 billion of interest income, W2,474.0 billion of interest expense and W26.5 billion of net income for the first half of 2001. See "The Korea Development Bank--Selected Financial Statement Data".

CAPITALIZATION
     As of September 30, 2002, our authorized capital was W10,000 billion and capitalization was as follows:

                                                              SEPTEMBER 30, 2002(1)
                                                              ---------------------
                                                                (BILLIONS OF WON)
Long-term debt(2)(3):
  Won currency borrowings...................................         3,750.3
  Industrial finance bonds..................................        20,856.4
  Foreign currency borrowings...............................        11,183.2
                                                                    --------
     Total long-term debt...................................        35,789.9
                                                                    --------
Capital:
  Paid-in capital...........................................         7,161.9
  Capital surplus...........................................            44.4
  Retained earnings.........................................           279.6
  Capital adjustments.......................................          (471.3)
                                                                    --------
     Total capital..........................................         7,014.5
                                                                    --------
Total capitalization........................................        42,804.5
                                                                    ========

------------

(1) Except as disclosed in this prospectus supplement, since September 30, 2002 there has been no material adverse change in our capitalization.
(2) We have translated borrowings in foreign currencies into Won at the rate of W1,225.5 to US$1.00, which was the market average exchange rate, as announced by the Korea Financial Telecommunications & Clearing Institute, on September 30, 2002.
(3) As of September 30, 2002, we had contingent liabilities totaling W9,581.7 billion under outstanding guarantees issued on behalf of our clients.

SELECTED FINANCIAL STATEMENT DATA

  RECENT DEVELOPMENT

     The following tables present unaudited financial information as of and for the nine months ended September 30, 2002:

                           THE KOREA DEVELOPMENT BANK
                         NON-CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002

                                  (UNAUDITED)

                                                              SEPTEMBER 30, 2002
                                                              ------------------
                                                                IN MILLIONS OF
                                                                  KOREAN WON
                                                              ------------------
                                                                 (UNAUDITED)
ASSETS
Cash and due from banks.....................................     W 2,452,296
Trading securities..........................................       1,366,754
Investment securities.......................................      24,449,470
Loans
  Net of provision for possible loan losses of W1,202,827
     million and present value discount of W138,156
     million................................................      42,741,106
Premises and equipment, net.................................         681,375
Derivative financial instruments............................       2,682,006
Other assets................................................       3,412,699
                                                                 -----------
     Total assets...........................................     W77,785,706
                                                                 ===========
LIABILITIES AND EQUITY
Deposits....................................................     W 8,499,665
Borrowings..................................................      21,227,714
Industrial finance bonds....................................      34,620,776
  Inclusive of premium on bonds of W16,327 million and
     net of discount on bonds of W54,932 million
Provision for possible guarantee losses.....................         102,004
Accrued severance benefits..................................          20,027
Derivative financial instruments............................       2,565,466
Other liabilities...........................................       3,735,572
                                                                 -----------
     Total liabilities......................................      70,771,224
                                                                 ===========
Equity:
  Paid-in capital...........................................       7,161,861
  Capital surplus...........................................          44,373
  Retained earnings.........................................         279,567
  Capital adjustment........................................        (471,319)
                                                                 -----------
     Total equity...........................................       7,014,482
                                                                 -----------
     Total liabilities and equity...........................     W77,785,706
                                                                 ===========

                           THE KOREA DEVELOPMENT BANK
                       NON-CONSOLIDATED INCOME STATEMENT
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002

                                  (UNAUDITED)

                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 2002
                                                              ------------------
                                                                IN MILLIONS OF
                                                                  KOREAN WON
                                                              ------------------
                                                                 (UNAUDITED)
Interest income:
  Interest on loans.........................................      W1,930,636
  Interest on due from banks................................          49,939
  Interest on trading securities............................          52,254
  Interest on investment securities.........................         459,591
  Other interest income.....................................          26,266
                                                                  ----------
                                                                   2,518,686
                                                                  ----------
Interest expense:
  Interest on deposits......................................         297,855
  Interest on borrowings....................................         502,128
  Interest on bonds payable.................................       1,572,645
  Other interest expenses...................................          64,384
                                                                  ----------
                                                                   2,437,012
                                                                  ----------
Net interest income.........................................          81,674
                                                                  ----------
Non-interest revenue:
  Fees and commissions......................................         194,714
  Gain from trading securities..............................          76,587
  Gain from derivative financial instruments................       3,718,896
  Others....................................................         317,718
                                                                  ----------
                                                                   4,307,915
                                                                  ----------
Non-interest expense:
  Fees and commissions......................................          25,615
  Loss from trading securities..............................          45,647
  Loss from derivative financial instruments................       3,590,905
  General and administrative expenses.......................         179,357
  Others....................................................       1,020,359
                                                                  ----------
                                                                   4,861,883
                                                                  ----------
Operating income............................................        (472,294)
Non-operating income (expense), net.........................         641,241
                                                                  ----------
Income before income taxes..................................         168,947
Income taxes................................................             349
                                                                  ----------
Net income..................................................      W  168,598
                                                                  ==========

     For the nine months ended September 30, 2002, we had net income of W168.6 billion.

     Principal factors for the net income for the nine months ended September 30, 2002 included:
     - gains on equity method investees of W686.7 billion primarily due to gains from investments in Korea Electric Power Corporation ("KEPCO") and Daewoo Shipbuilding & Marine Engineering;

     - fees and commissions of W194.7 billion primarily due to increased bond underwriting and project financing activities;
     - net gains on disposition of investment securities of W111.0 billion primarily due to dispositions of securities of Kia Motors and Korea Investment Trust Management & Securities; and
     - net interest income of W81.7 billion primarily due to decreased interest on borrowings and bond payables.
     The above factors were partially offset by new loan loss reserves of W451.5 billion and net loss on foreign currency transactions of W209.3 billion.

  RESULTS OF OPERATION

     You should read the following financial statement data together with the financial statements and notes included in this prospectus supplement:

                                                               AS OF AND FOR THE
                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
                                                               (BILLIONS OF WON)
                                                                  (UNAUDITED)
INCOME STATEMENT DATA
Total interest income.......................................   2,549.4    1,679.0
Total interest expenses.....................................   2,474.0    1,639.8
Net interest income.........................................      75.4       39.2
Operating revenues..........................................   5,710.9    5,274.5
Operating expenses..........................................   5,776.5    5,456.4
Net income..................................................      26.5      112.5
BALANCE SHEET DATA
Total loans.................................................  46,713.8   42,867.3
Total borrowings(1).........................................  68,250.2   64,549.4
Total assets................................................  82,253.4   78,535.7
Total liabilities...........................................  75,207.6   71,529.8
Total equity................................................   7,045.8    7,005.8

------------

(1) Total borrowings include deposits, borrowings and industrial finance bonds. In the first half of 2002, we had net income of W112.5 billion compared to net income of W26.5 billion in the first half of 2001 principally due to improving economic conditions in the Republic.

     Principal factors for the net income in the first half of 2002 included:
     - gains on equity method investees of W405.3 billion primarily due to gains from investments in KEPCO and Daewoo Shipbuilding & Marine Engineering;
     - fees and commissions of W137.3 billion primarily due to increased bond underwriting and project financing activities; and
     - net interest income of W39.2 billion primarily due to decreased interest expenses on borrowings and bond payables.
     The above factors were partially offset by new loan loss reserves of W200.2 billion.

  PROVISIONS FOR POSSIBLE LOAN LOSSES AND LOANS IN ARREARS

     As of June 30, 2002, we established provisions of W952.2 billion for possible loan losses and bad debt securities, 48.1% lower than the provisions as of December 31, 2001, and W95.8 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 58.6% decrease from December 31, 2001.

     Certain of our customers have restructured loans with their creditor banks. As of June 30, 2002, we have provided loans of W1,716.6 billion for companies under workout, court receivership, court mediation and other restructuring procedures including Daewoo Motor. In addition, as of such date, we held equity securities of such companies in the amount of W179.8 billion following debt-equity swaps. As of June 30, 2002, we had established provisions of W226.2 billion for possible loan losses and W49.2 billion for present value discount with regard to the above loans. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

     The following table provides information on our loan loss provisions.

                                                               AS OF JUNE 30, 2002(1)
                                                     ------------------------------------------
                                                                       MINIMUM         LOAN
                                                                    PROVISIONING       LOSS
                                                     LOAN AMOUNT        RATIO       PROVISIONS
                                                     ------------   -------------   -----------
                                                      (IN BILLIONS OF WON, EXCEPT PERCENTAGES)
Normal.............................................    38,870.9           0.5%         207.5
Special Attention..................................     3,633.3           2.0%         629.3
Sub-Standard.......................................       203.7          20.0%          40.7
Doubtful...........................................       122.6          50.0%          72.9
Loss...............................................         1.8         100.0%           1.8
Others(2)..........................................       987.2                           --
                                                       --------                        -----
     Total.........................................    43,819.5                        952.2
                                                       ========                        =====

------------

(1) These figures include loans, guarantees, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines.

(2)  Includes loans guaranteed by the Government.

     As of June 30, 2002, our delinquent loans totaled W789.1 billion, representing 1.5% of our outstanding loans and guarantees as of such date. On June 30, 2002, our legal reserve was W222.8 billion, representing 0.4% of our outstanding loans and guarantees as of such date.

  LOANS TO FINANCIALLY TROUBLED COMPANIES

     We have significant credit exposure to a number of financially troubled Korean companies including Hyundai Group affiliates and Daewoo Motor. As of June 30, 2002, our credit extended to these companies totaled W2,733.6 billion, accounting for 6.2% of our total assets as of such date.

     As of June 30, 2002, our total exposure to former Hyundai Group affiliates decreased to W2,546.3 billion from W3,188.0 billion as of December 31, 2001 primarily due to debt-equity swaps and repayment of certain loans. Our exposure to Hyundai Group affiliates includes W455.7 billion to Hyundai Engineering & Construction, W815.2 billion to Hyundai Merchant Marine, and W683.2 billion to Hynix Semiconductor. For a description of additional loans that we have agreed to make in connection with Hynix, see "The Republic of Korea--The Economy--Economic Developments Since 1997--Financial Difficulties of Korean Companies".

     As of June 30, 2002, our total exposure to Daewoo Motor, mainly in the form of loans and guarantees, decreased from W678.2 billion to W187.3 billion as of December 31, 2001, primarily due to the write-off of non-performing loans of Daewoo Motor. For a description of additional loans that we are obligated to make to a joint venture that was established to acquire the assets of Daewoo Motor, see "The

Republic of Korea--The Economy--Economic Developments Since 1997--Financial Difficulties of Korean Companies".

     As of June 30, 2002, we established provisions of W370.8 billion for former Hyundai Group affiliates (including W232.7 billion for the exposure to Hynix Semiconductor, W112.6 billion for the exposure to Hyundai Merchant Marine and W24.8 billion for the exposure to Hyundai Engineering & Construction) and W35.6 billion for the exposure to Daewoo Motor.

     In addition to our loans in Korea, as of June 30, 2002, we had loans totaling approximately US$35.5 million to Indonesian entities. We have classified US$1.9 million of these amounts as non-performing loans and have made provision for potential losses relating to them since 1998. We also had investments in securities of such entities totaling US$7.9 million as of June 30, 2002.

     As of June 30, 2002, we had credit exposure totaling approximately US$135 million to Russia, which is guaranteed by the Government, after writing off US$15 million of non-guaranteed exposure in June 2002. We classified the remaining US$135 million as a normal loan and have not made any provision for that credit exposure.

     For the first six months ended June 30, 2002, we have not sold any non-performing loans to KAMCO.

OPERATIONS

 LOAN OPERATIONS

     The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2002:

                                    LOANS(1)

                                                                  JUNE 30,
                                                                    2002
                                                              -----------------
                                                              (BILLIONS OF WON)
Equipment Capital Loans:
  Domestic currency.........................................      10,259.6
  Foreign currency(2).......................................      13,487.1
                                                                  --------
                                                                  23,746.7
Working Capital Loans:
  Domestic currency.........................................       5,902.3
  Foreign currency(2).......................................       2,642.7
                                                                  --------
                                                                   8,545.0
                                                                  --------
     Total loans............................................      32,291.7
                                                                  ========

------------

(1)  Includes loans extended to affiliates.

(2) Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled W5,935.6 billion as of June 30, 2002. See "The Korea Development Bank--Operations--Loan Operations--Loans by Categories--Local Currency Loans Denominated in Foreign Currencies" in the accompanying prospectus.

     As of June 30, 2002, we had W32,291.7 billion in outstanding loans, a 9.5% decrease from December 31, 2001. The decrease reflected lower demand for facility loans and the repayment of outstanding loans.

     Maturities of Outstanding Loans

     The following table categorizes our outstanding loans by their remaining maturities:

                  OUTSTANDING LOANS BY REMAINING MATURITIES(1)

                                                                         AS % OF
                                                                         JUNE 30,
                                                              JUNE 30,     2002
                                                                2002      TOTAL
                                                              --------   --------
                                                               (BILLIONS OF WON,
                                                              EXCEPT PERCENTAGES)
Loans with remaining maturities of one year or less.........   8,995.4     27.9%
Loans with remaining maturities of more than one year.......  23,296.3     72.1%
                                                              --------    -----
  Total.....................................................  32,291.7    100.0%
                                                              ========    =====

------------

(1)  Includes loans extended to affiliates.

     Loans by Industrial Sector

     The following table sets out the total amount of our outstanding loans, categorized by industry sector as of June 30, 2002:

                    OUTSTANDING LOANS BY INDUSTRY SECTOR(1)

                                                                         AS % OF
                                                                         JUNE 30,
                                                              JUNE 30,     2002
                                                                2002      TOTAL
                                                              --------   --------
                                                               (BILLIONS OF WON,
                                                              EXCEPT PERCENTAGES)
Manufacturing...............................................  14,134.2     43.8
Transportation and Communication............................   3,628.6     11.2
Electricity, Gas and Water Supply Industry..................   3,524.2     10.9
Banking and Insurance.......................................   4,757.2     14.7
Construction................................................     485.0      1.5
Others......................................................   5,762.5     17.9
                                                              --------    -----
  Total.....................................................  32,291.7    100.0
                                                              ========    =====
Percentage increase (decrease) from previous period.........      (9.5)%

------------

(1)  Includes loans extended to affiliates.

     The manufacturing sector accounted for 43.8% of our outstanding loans as of June 30, 2002.

     The Small and Medium Industry Promotion Corporation was our single largest borrower as of June 30, 2002, accounting for 10.4% of our outstanding loans. As of June 30, 2002, our five largest borrowers accounted for 24.3% of our outstanding loans and the 20 largest borrowers for 61.1%. The following table breaks down the loans to our 20 largest borrowers outstanding as of June 30, 2002 by industry sector:

                    20 LARGEST BORROWERS BY INDUSTRY SECTOR

                                                                   AS % OF
                                                                JUNE 30, 2002
                                                              TOTAL OUTSTANDING
                                                                    LOANS
                                                              -----------------
Financing, Insurance and Business Services..................        50.2%
Manufacturing...............................................        18.1%
Construction................................................         2.0%
Transportation and Communication............................         9.3%
Electricity and Waterworks..................................        20.4%

     Loans by Categories

     The following table sets out loans by categories as of June 30, 2002:

                                                         EQUIPMENT             WORKING
                                                      CAPITAL LOANS(1)     CAPITAL LOANS(1)
                                                     ------------------   ------------------
                                                     JUNE 30,             JUNE 30,
                                                       2002        %        2002        %
                                                     ---------   ------   ---------   ------
                                                      (BILLIONS OF WON, EXCEPT PERCENTAGES)
Industrial fund loans..............................   7,501.7     31.6     4,222.3     49.4
Foreign currency loans.............................   2,129.7      9.0       991.3     11.6
Local currency loans denominated in foreign
  currencies.......................................   4,676.0     19.7     1,259.6     14.7
Offshore loans in foreign currencies...............   1,349.7      5.7          --       --
Government fund loans..............................     945.8      4.0       597.4      7.0
ADB and IBRD loans.................................   5,331.3     22.5          --       --
Others.............................................   1,812.5      7.6     1,474.4     17.3
                                                     --------    -----     -------    -----
  Total............................................  23,746.7    100.0     8,545.0    100.0
                                                     ========    =====     =======    =====

------------
(1)  Includes loans extended to affiliates totaling W3,228.5 billion.

     See "The Korea Development Bank--Financial Statements and the Auditors--Notes to Non-Consolidated Financial Statements of June 30, 2001 and 2002--Note 6" for more information on the types of credit extended by us and the amounts of each type outstanding as of June 30, 2002.

  GUARANTEE OPERATIONS

     The following table shows our outstanding guarantees as of June 30, 2002:

                                                                   JUNE 30,
                                                                     2002
                                                               -----------------
                                                               (BILLIONS OF WON)
Acceptances.................................................        4,017.0
Guarantees on local borrowing...............................        1,241.3
Guarantees on foreign borrowing.............................        3,647.8
Letter of guarantee for importers...........................           25.7
                                                                    -------
     Total..................................................        8,931.8
                                                                    =======

     We entered into a guarantee agreement with KEPCO with respect to certain of KEPCO's debt securities on November 13, 2002. Pursuant to the guarantee agreement, we offered to certain creditors of KEPCO full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations in order to induce such creditors to agree to the consents, waivers and amendments required in connection with KEPCO's restructuring and privatization described in "The Korea Development Bank--Operations--Guarantee Operations" in the accompanying prospectus. These debt obligations are foreign currency debt securities of KEPCO that were issued in overseas markets with final maturities ranging from 2003 to 2096 (although our longest guarantee obligation only runs through 2016) in an aggregate amount of up to approximately W4.3 trillion, based on exchange rates prevailing on December 31, 2002. KEPCO has agreed to pay us an annual guarantee fee of approximately 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the benefit of our guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date. In meetings held on December 16, 2002 and January 10, 2003 by holders of KEPCO's debt securities described above, KEPCO obtained the required consents, waivers and amendments from the holders of those debt securities. However, our issuance of the guarantee remains subject to certain closing conditions, including Korean court approvals.

     There are additional debt obligations of KEPCO and its generation subsidiaries that are not covered by the above guarantee. These debt obligations are securities with final maturities ranging from 2003 to 2006 in an aggregate amount of up to approximately W3.6 trillion, based on exchange rates prevailing on December 31, 2002 and we may in the future guarantee the principal, interest and other payments due in respect of such debt obligations. Our issuance of the guarantees will be subject to a number of conditions, including Korean court approvals required for meetings of creditors of KEPCO and its generation subsidiaries, our internal approvals and/or our agreement with KEPCO on the scope and terms of the guarantees.

     If we issue the guarantees, we will become contingently liable for the obligations of KEPCO and its subsidiaries covered by the guarantees.

  INVESTMENTS

     Our equity investments increased to W13,208.5 billion as of June 30, 2002 from W12,782.7 billion as of December 31, 2001, principally as a result of valuation gains on capital stock of KEPCO and Daewoo Shipbuilding & Marine Engineering.

     As of June 30, 2002, the cost basis of our equity investments totaled W3,581.8 billion, equal to 24.6% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see "The Korea Development Bank--Financial Statements and the Auditors" in the accompanying prospectus.

     The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2002:

                               EQUITY INVESTMENTS

                                                              BOOK VALUE AS OF
                                                                  JUNE 30,
                                                                    2002
                                                              -----------------
                                                              (BILLIONS OF WON)
Electricity & Waterworks....................................       3,982.6
Construction................................................       3,415.7
Finance and Insurance.......................................       2,422.2
Manufacturing...............................................       2,027.1
Other.......................................................       1,360.7
                                                                  --------
Total.......................................................      13,208.3
                                                                  ========

     As of June 30, 2002, we held total equity investments, on a book value basis, of W2,922.7 billion in four of our five largest borrowers and W5,448.2 billion in 13 of our 20 largest borrowers. As of June 30, 2002, we owned a controlling interest in a financial services company which was one of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

     As of June 30, 2002, the aggregate value of our equity investments accounted for approximately 101.1% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see "The Korea Development Bank--Operations--Investments" in the accompanying prospectus.

  OTHER ACTIVITIES
     As of June 30, 2002, our cash and other assets held in trust increased to W10,614.1 billion from W6,828.5 billion as of December 31, 2001 primarily as a result of an increase of W3,743.1 billion in receivables in trust, and we generated in the first half of 2002 trust fee income equaling W12.1 billion.

SOURCE OF FUNDS

  BORROWINGS FROM THE GOVERNMENT

     The following table sets out our Government borrowings as of June 30, 2002:

TYPE OF FUNDS BORROWED                                             AMOUNT
----------------------                                        -----------------
                                                              (BILLIONS OF WON)
General purpose.............................................       2,272.5
Special purpose.............................................       1,947.7
                                                                   -------
Total.......................................................       4,220.2
                                                                   =======

  DOMESTIC AND INTERNATIONAL CAPITAL MARKETS

     The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2002:

OUTSTANDING BALANCE                                                 AMOUNT
-------------------                                            -----------------
                                                               (BILLIONS OF WON)
Denominated in Won..........................................       26,294.0
Denominated in other currencies.............................       10,139.0
                                                                   --------
  Total.....................................................       36,432.9
                                                                   ========

     As of June 30, 2002, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2002) was W47,612.5 billion, equal to 21.8% of our authorized amount under the KDB Act, which was W218,138.7 billion.

  FOREIGN CURRENCY BORROWINGS

     As of June 30, 2002, the outstanding amount of our borrowings from institutions, including syndicates of commercial banks, and supranational institutions, including the World Bank and the ADB, was US$11.7 billion.

     From 1986 through 1996, The Bank of Korea accumulated substantial surplus foreign currency, a portion of which is deposited with us. We account for The Bank of Korea deposits as foreign currency borrowings. The amount of these deposits totaled W198.8 billion as of June 30, 2002.
     Our long term and short term foreign currency borrowings decreased to W14,055.8 billion as of June 30, 2002 from W15,178.3 billion as of December 31, 2001.

  DEPOSITS
     As of June 30, 2002, demand deposits held by us totaled W316.0 billion and time and savings deposits held by us totaled W7,329.3 billion.

DEBT

  DEBT REPAYMENT SCHEDULE

     The following table sets out our principal repayment schedule as of June 30, 2002:

                       DEBT PRINCIPAL REPAYMENT SCHEDULE

                                                  MATURING ON OR BEFORE JUNE 30,
                                       ----------------------------------------------------
CURRENCY(1)(2)                           2003      2004       2005      2006     THEREAFTER
--------------                         --------   -------   --------   -------   ----------
                                                        (BILLIONS OF WON)
Won..................................  12,840.4   6,188.2    6,702.7   1,776.8     3,005.9
Foreign..............................   5,130.7   2,320.8    6,107.2   2,809.7     7,826.4
                                       --------   -------   --------   -------    --------
  Total Won Equivalent...............  17,971.1   8,509.0   12,809.9   4,586.5    10,832.3
                                       ========   =======   ========   =======    ========

------------

(1) Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2002, as announced by the Korea Financial Telecommunications and Clearings Institute.

(2) We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

                           THE KOREA DEVELOPMENT BANK
                        NON-CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

                                                                         IN THOUSANDS OF U.S. DOLLARS
                                             IN MILLIONS OF KOREAN WON             (NOTE 3)
                                             -------------------------   -----------------------------
                                                2002          2001           2002            2001
                                             -----------   -----------   -------------   -------------
ASSETS
Cash and due from banks (Note 4)...........  W 2,390,707   W 5,645,198   US$ 1,989,272   US$ 4,697,286
Trading securities (Note 5)................    1,760,668     2,059,550       1,465,026       1,713,721
Investment securities (Note 5).............   24,482,420    21,354,239      20,371,460      17,768,546
Loans (Notes 6 and 22)
  Net of provision for possible loan losses
    of W952,201 million in 2002 and
    W2,541,443 million in 2001 and present
    value discount of W147,524 million in
    2002 and W496,425 million in 2001......   42,867,299    46,713,753      36,669,245      38,869,823
Premises and equipment, net (Note 7).......      682,764       791,070         568,118         658,238
Derivative financial instruments (Note
  15)......................................    2,288,280     1,896,611       1,904,044       1,578,142
Other assets (Note 8)......................    4,063,512     3,792,988       3,381,188       3,156,089
                                             -----------   -----------   -------------   -------------
    Total assets...........................  W78,535,650   W82,253,409   US$65,348,353   US$68,441,845
                                             ===========   ===========   =============   =============
LIABILITIES AND EQUITY
Deposits (Note 9)..........................  W 8,309,504   W 9,700,997   US$ 6,914,215   US$ 8,072,056
Borrowings (Note 10).......................   19,858,962    22,938,819      16,524,348      19,087,052
Industrial finance bonds (Note 11)
  Inclusive of premium on bonds of W9,098
    million in 2002 and W383 million in
    2001 and
  Net of discount on bonds of W61,045
    million in 2002 and W98,775 million in
    2001...................................   36,380,931    35,610,421      30,272,035      29,630,904
Provision for possible guarantee losses
  (Note 13)................................       92,368       200,658          76,858         166,965
Accrued severance benefits.................       17,451        10,442          14,522           8,689
Derivative financial instruments (Note
  15)......................................    2,479,643     2,124,158       2,063,274       1,767,480
Other liabilities (Note 12)................    4,390,949     4,622,070       3,653,643       3,845,956
                                             -----------   -----------   -------------   -------------
    Total liabilities......................  W71,529,808   W75,207,565      59,518,895      62,579,102
                                             -----------   -----------   -------------   -------------
Commitments and Contingencies (Note 14)
Equity:
  Paid-in-capital (Notes 1 and 16).........    7,161,861     7,111,861       5,959,279       5,917,674
  Capital surplus (Note 16)................       44,373        44,373          36,922          36,922
  Retained earnings (Note 16)..............      222,757       333,256         185,353         277,298
  Capital adjustment (Note 16).............     (423,149)     (443,646)       (352,096)       (369,151)
                                             -----------   -----------   -------------   -------------
    Total equity...........................    7,005,842     7,045,844       5,829,458       5,862,743
                                             -----------   -----------   -------------   -------------
    Total liabilities and equity...........  W78,535,650   W82,253,409   US$65,348,353   US$68,441,845
                                             ===========   ===========   =============   =============

The accompanying notes are an integral part of these non-consolidated financial statements.

                           THE KOREA DEVELOPMENT BANK
                       NON-CONSOLIDATED INCOME STATEMENTS
             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2002 AND 2001
                                  (Unaudited)

                                                                             IN THOUSANDS OF U.S. DOLLARS
                                                 IN MILLIONS OF KOREAN WON             (NOTE 3)
                                                 -------------------------   -----------------------------
                                                    2002          2001           2002            2001
                                                 -----------   -----------   -------------   -------------
Interest income:
  Interest on loans............................  W1,298,904    W2,019,818    US$1,080,799    US$1,680,661
  Interest on due from banks...................      34,813       163,853          28,968         136,340
  Interest on trading securities...............      32,782        62,710          27,278          52,180
  Interest on investment securities............     306,854       295,870         255,329         246,189
  Other interest income........................       5,632         7,132           4,685           5,934
                                                 ----------    ----------    ------------    ------------
                                                  1,678,985     2,549,383       1,397,059       2,121,304
                                                 ----------    ----------    ------------    ------------
Interest expense:
  Interest on deposits.........................     200,437       289,308         166,781         240,729
  Interest on borrowings.......................     336,537       722,862         280,028         601,483
  Interest on bonds payable....................   1,058,182     1,423,039         880,498       1,184,090
  Other interest expenses......................      44,635        38,752          37,140          32,245
                                                 ----------    ----------    ------------    ------------
                                                  1,639,791     2,473,961       1,364,447       2,058,547
                                                 ----------    ----------    ------------    ------------
Net interest income............................      39,194        75,422          32,612          62,757
Provision for possible loan losses (Note 6)....     200,219       498,031         166,599         414,404
                                                 ----------    ----------    ------------    ------------
Net interest loss after provision for possible
  loan losses..................................    (161,025)     (422,609)       (133,987)       (351,647)
                                                 ----------    ----------    ------------    ------------
Non-interest revenue:
  Fees and commissions.........................     137,301       137,201         114,246         114,163
  Gain from trading securities.................      52,622       105,529          43,786          87,809
  Gain from derivative financial instruments
    (Note 15)..................................   3,187,228     2,410,140       2,652,045       2,005,442
  Others (Note 17).............................     218,360       508,655         181,695         423,244
                                                 ----------    ----------    ------------    ------------
                                                  3,595,511     3,161,525       2,991,772       2,630,658
                                                 ----------    ----------    ------------    ------------
Non-interest expense:
  Fees and commissions.........................      15,550        18,166          12,939          15,116
  Loss from trading securities.................      27,591        46,273          22,958          38,503
  Loss from derivative financial instruments
    (Note 15)..................................   3,003,409     2,317,762       2,499,093       1,928,575
  General and administrative expenses (Note
    18)........................................     117,867       107,869          98,075          89,756
  Others (Note 17).............................     452,012       314,438         376,112         261,639
                                                 ----------    ----------    ------------    ------------
                                                  3,616,429     2,804,508       3,009,177       2,333,589
                                                 ----------    ----------    ------------    ------------
Operating Loss.................................    (181,943)      (65,592)       (151,392)        (54,578)
Non-Operating income (expense), net (Note
  19)..........................................     294,681        92,186         245,199          76,707
                                                 ----------    ----------    ------------    ------------
Income before income taxes.....................     112,738        26,594          93,807          22,129
Income taxes (Note 20).........................         216           107             180              89
                                                 ----------    ----------    ------------    ------------
Net income.....................................  W  112,522    W   26,487    US$   93,627    US$   22,040
                                                 ==========    ==========    ============    ============

The accompanying notes are an integral part of these non-consolidated financial statements.

                           THE KOREA DEVELOPMENT BANK
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

1.  THE BANK:

     The Korea Development Bank (the "Bank") was established in 1954 in accordance with the Korea Development Bank Act for the purpose of supplying and managing major industrial capital to develop the Korean industry. The Bank operates through 37 local branches, 5 overseas branches and 2 overseas subsidiaries as of June 30, 2002. The Bank is engaged in the banking business under the Korea Development Bank Act and in the trust business according to the Trust Business Act and other related regulations.

     The Korea Development Bank Act prescribes that the Korean Government owns the entire capital of the Bank.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting policies followed by the Bank in the preparation of its financial statements are summarized below.

 BASIS OF FINANCIAL STATEMENT PRESENTATION

     The official accounting records of the Bank are expressed and maintained in Korean Won in accordance with generally accepted accounting principles in the Republic of Korea.

     The Bank operates both a commercial banking business and a trust business in which the Bank, as a fiduciary, holds and manages the property of others. Under the Trust Business Act, the trust funds held as fiduciary are accounted for and reported separately from the Bank's own commercial banking business.

     In accordance with the accounting standards for preparing quarterly and semi-annual financial statements, statements of appropriation of retained earnings and cash flows are not prepared.

     For the convenience of the readers, the accompanying non-consolidated financial statements have been condensed, restructured and translated into English from the Bank's statutory Korean language non-consolidated financial statement with certain expanded descriptions. Such financial statements are not intended to present the financial position and results of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea.

     The preparation of financial statements in conformity with financial accounting standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the non-consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results could differ from those estimates.

 RECOGNITION OF INTEREST INCOME

     The Bank recognizes interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans, other than those subject to security deposits and guaranteed by financial institutions, is recognized on a cash basis. Total interest income computed, but not accrued, on delinquent and dishonored loans as of June 30, 2002 and 2001 amounted to W219,647 million and W152,274 million, respectively.

 PROVISION FOR POSSIBLE LOAN LOSSES

     The Bank provides for possible loan losses based on borrowers' future debt servicing ability as determined by a credit rating model developed by the Bank (Forward Looking Criteria). This credit rating

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

model includes the financial and non-financial factors of borrowers and classifies borrowers' credit risk. Provisions are determined by applying the following minimum percentages to the various credit risk ratings:

LOAN CLASSIFICATIONS                                          PROVISION PERCENTAGES
--------------------                                          ---------------------
Normal......................................................  0.5%
Special attention...........................................  2% or more
Substandard.................................................  20% or more
Doubtful....................................................  50% or more
Loss........................................................  100%

 SECURITIES

     Marketable securities held for obtaining short-term transaction gains are included in trading securities. Those securities not included in trading securities are classified as investment securities. Securities which have fair values different from their acquisition costs are carried in accordance with the following guidelines:

 TRADING SECURITIES

     The initial cost of trading securities is determined by the moving average method. Subsequently, trading securities are carried at their market values. Unrealized gains and losses on trading securities are charged to current operations.

 INVESTMENT SECURITIES

     Marketable securities held for investment purposes are carried at their market values. Unrealized gains and losses on marketable investment securities are reported as a capital adjustment in shareholders' equity.

     Investment securities which allow the Bank significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has significant influence on the investees in which the Bank holds more than 15% of interest. However, the Bank does not apply the equity method for the following investments.
     -  Total assets of investees are less than W7,000 million

     -  Investees under court receivership or bankruptcy

     -  Investees under process to be sold-out

     - Converted stocks with restriction on disposition under the corporate restructuring law

     Under the equity method, the Bank records changes in its proportionate ownership of the book value of the investee as current operations, capital adjustments or adjustments to retained earnings, depending on the nature of the underlying changes in the book value of the investee.

     Unmarketable equity securities and debt securities held to maturity are stated at cost. If market value or net book value declines significantly compared to acquisition cost and is not expected to recover, the acquisition cost is adjusted to the market value or net book value. In such cases, the difference between the carrying amount and the revalued amount is charged to current operations.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     The Bank recorded impairment losses of W107,751 million and W21,765 million for the six-month periods ended June 30, 2002 and 2001, respectively.

 PREMISES AND EQUIPMENT AND RELATED DEPRECIATION

     Premises and equipment used for business purposes are recorded at cost, except for those assets subject to upward revaluation in accordance with the Korean Asset Revaluation Law. Such revaluation presents facilities and buildings at their depreciated replacement cost and land at the prevailing market price, as of the effective date of revaluation.

     Depreciation is computed using the declining balance method, except for buildings and structures, which are depreciated using the straight line method, based on the estimated useful lives of the assets as described below:

                                                              ESTIMATED USEFUL LIVES
                                                              ----------------------
Buildings...................................................       20-40 years
Structures..................................................          10-40
Machinery...................................................            4
Vehicles....................................................            4
Others......................................................            4

     Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of facilities are capitalized to premises and equipment.

  INTANGIBLE ASSETS

     Intangible assets are stated at cost, net of accumulated amortization. Amortization of these intangibles is computed using the straight-line method over a period of 4-5 years.

  PRESENT VALUE DISCOUNT

     Receivables and payables arising from long-term installment transactions, long-term cash loans (borrowings) and other similar transactions are stated at present value if the difference between nominal value and present value is material. Such differences are presented in the present value discount account and directly deducted from the nominal value of the related receivables or payables. The present value discount account is amortized using the effective interest rate method as interest expense or interest income.

     Loans which are impaired due to the restructuring of the borrower, court mediation or negotiation, are revalued using the adjusted interest rate. The difference between book value and the readjusted value is offset against the provision for possible loan losses, and the remaining difference is recognized as bad debt expenses in the year incurred.

  FOREIGN CURRENCY TRANSLATION

     Assets and liabilities denominated in foreign currencies are translated into Korean Won at basic exchange rates (W1,201.8/US$) on the balance sheet date. Resulting exchange gains or losses are reflected in current operations.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

  BONDS SOLD UNDER REPURCHASE AGREEMENTS

     The Bank sets up a provision for possible losses from the bonds sold under repurchase agreements as determined based on possible loss estimates when the bonds are repurchased. The provision for possible losses as of June 30, 2002 and 2001 is W335,411 million and W711,884 million, respectively.

  DISPOSITION OF LOANS

     The Bank records the difference between selling price and book value of disposed loans as gain or loss on disposal of loans. The book value is the face amount of the disposed loans less identifiable allowance for possible loan losses. When the Bank cannot allocate the allowance for possible loan losses to specific disposed loans, it records gain or loss by the difference between the selling price and the face amount of the loan.

 ACCRUED SEVERANCE BENEFITS

     Employees and directors with one or more years of service are entitled to receive a lump-sum payment upon termination of their employment with the Bank, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees were to terminate their employment as of the balance sheet date.

     On December 31, 2000 the Bank paid accrued severance benefits to most of employees and directors except for employees in overseas branches. Actual payments of severance benefits for the six-month periods ended on June 30, 2002 and 2001 was W2,334 million and W2,286 million, respectively.

 PROVISION FOR POSSIBLE GUARANTEE LOSSES

     The Bank sets up a provision for possible losses on guarantees outstanding as determined based on a credit risk rating of the companies for which guarantees are provided. The Bank provides a provision of 20% or more of guaranteed amounts for companies classified as "substandard," 50% or more for "doubtful" and 100% for "loss." The allowance is shown in the liability section.

 DEFERRED INCOME TAXES

     The Bank records deferred income taxes which arises from temporary differences between amount reported for financial reporting purposes and income tax purposes. Income tax expenses comprise taxes payable for the period and the change in deferred tax assets and liabilities for the period.

 BONDS PURCHASED UNDER RESALE AGREEMENTS AND BONDS SOLD UNDER REPURCHASE AGREEMENTS

     Bonds purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the sale and repurchase price is treated as interest and accrued evenly over the life of the agreements.

 TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS

     Accounts and records of the overseas branches are maintained in foreign currencies. For presentation in the accompanying financial statements, the financial statements of the branches have been translated at exchange rates as of the balance sheet date.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

 DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments held for trading purposes are stated at fair value on the balance sheet date.

     Derivative financial instruments for fair value hedges are stated at market value. The gains and losses on the hedging instruments, as well as the related loss or gain on the hedged items, are recognized in current operations in the same accounting period.

 COMPENSATION TO TRUST ACCOUNTS

     The Bank receives management fees from trust accounts for management and custodian services. Certain trust funds held by the Bank are guaranteed certain rate of return by the Bank. If the income from trust operations is insufficient to generate the required rate of return, the deficiency may be either recovered from previously established special allowances or compensated by the Bank's banking accounts. Such compensation is accounted for as other operating expenses of the banking accounts and other income of the trust accounts, in accordance with the relevant laws and regulations applicable to trust operations.

3.  UNITED STATES DOLLAR AMOUNTS:

     The Bank operates primarily in Korean Won and its official accounting records are maintained in Korean Won. The U.S. Dollar amounts are provided herein as supplementary information solely for the convenience of the readers. Won amounts are expressed in U.S. Dollars at the rate of W1,201.8:US$1, the basic rate on June 30, 2002. This presentation is not required by or in accordance with the Korean generally accepted accounting principles and should not be construed as a representation that the Won amounts shown could be converted to or settled in U.S. Dollars at this or any other rate.
     The 2001 U.S. Dollar amounts, which were previously expressed at W1,300.7:US$1, the rate prevailing on June 30, 2001, have been restated to reflect the exchange rate in effect on June 30, 2002.

4.  CASH AND DUE FROM BANKS:

     Cash and due from banks at June 30, 2002 and 2001 comprise the following:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
                                                            2002            2002         2001
                                                       ---------------   ----------   ----------
Cash on hand in Won..................................        --          W  117,918   W   77,123
Cash on hand in foreign currency.....................        --               1,818        2,318
Due from banks in Won................................      0.0-0.8          274,139      343,929
Due from banks in foreign currency...................      0.0-3.0        1,996,832    5,221,828
                                                                         ----------   ----------
                                                                         W2,390,707   W5,645,198
                                                                         ==========   ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Due from banks in Won at June 30, 2002 and 2001 are summarized as follows:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
BANK                                                        2002            2002         2001
----                                                   ---------------   ----------   ----------
The Bank of Korea....................................        --          W  230,095   W  296,172
Others...............................................        0.8             44,044       47,757
                                                                         ----------   ----------
                                                                         W  274,139   W  343,929
                                                                         ==========   ==========

     Due from banks in foreign currency at June 30, 2002 and 2001 are summarized as follows:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
BANK                                                        2002            2002         2001
----                                                   ---------------   ----------   ----------
The Bank of Korea....................................        --          W   16,162   W   13,761
Kookmin Bank.........................................       3.00            493,536      543,905
Woori Bank...........................................     2.12-2.80         168,252           --
Korea Exchange Bank..................................     2.55-3.00         105,573      202,709
ChoHung Bank.........................................     2.05-2.38          88,332      123,567
KORAM Bank...........................................        --                  --       45,525
Hana Bank............................................       2.22              6,009       46,175
Others...............................................        --           1,118,968    4,246,186
                                                                         ----------   ----------
                                                                         W1,996,832   W5,221,828
                                                                         ==========   ==========

     Restricted deposits included in due from banks at June 30, 2002 are as follows:

                                                              MILLIONS OF WON
                                                              ---------------
Reserve deposits with the Bank of Korea.....................     W246,257
China Construction Bank.....................................        4,335
Shinhan Bank................................................        4,047
Woori Bank..................................................        4,690
Kookmin Bank................................................       35,210
                                                                 --------
                                                                 W294,539
                                                                 ========

     Reserve deposits with the Bank of Korea represent amounts required under the Banking Act for the payment of deposits. Reserve deposits with China Construction Bank also represent amounts required under the related banking regulations of those countries. Deposits with Shinhan Bank, Woori Bank, Kookmin Bank are pledged as collateral.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     The maturity of the amounts due from banks at June 30, 2002 are as follows (Millions of Won):

                                                                     DUE FROM BANKS
                                                   DUE FROM BANKS      IN FOREIGN
MATURED ON OR BEFORE                                   IN WON           CURRENCY          TOTAL
--------------------                               --------------   -----------------   ----------
Sep. 30, 2002....................................     W237,070         W1,500,961       W1,738,031
Dec. 31, 2002....................................           --            297,574          297,574
Jun. 30, 2003....................................           --             54,682           54,682
Jun. 30, 2004....................................        8,495             36,054           44,549
Jun. 30, 2005....................................       19,882             29,444           49,326
Jun. 30, 2006....................................           --             60,090           60,090
Jun. 30, 2007....................................        8,692                 --            8,692
Thereafter.......................................           --             18,027           18,027
                                                      --------         ----------       ----------
                                                      W274,139         W1,996,832       W2,270,971
                                                      ========         ==========       ==========

5.  SECURITIES:

     Trading securities at June 30, 2002 and 2001 comprise the following:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
                                                            2002            2002         2001
                                                       ---------------   ----------   ----------
Marketable equity securities.........................      --            W   73,058   W   20,933
Government and public bonds..........................    2.3-8.9            332,769      162,649
Corporate bonds......................................      5.7              316,339      406,751
Beneficiary certificates.............................      --               411,410      614,608
Debt securities in foreign currency..................      3.7              611,725      776,143
Others...............................................      --                15,367       78,466
                                                                         ----------   ----------
                                                                         W1,760,668   W2,059,550
                                                                         ==========   ==========

     Par value, acquisition cost and fair value of trading debt securities at June 30, 2002 and 2001 are as follows (Millions of Won):

                                      PAR VALUE             ACQUISITION COST       FAIR VALUE (BOOK VALUE)
                               -----------------------   -----------------------   -----------------------
                                  2002         2001         2002         2001         2002         2001
                               ----------   ----------   ----------   ----------   ----------   ----------
Government and public
  bonds......................  W  320,000   W  160,000   W  327,708   W  160,671   W  332,769   W  162,649
Corporate bonds..............     315,000      411,139      313,999      405,243      316,339      406,751
Securities in foreign
  currency...................     593,285      792,060      607,624      775,904      611,725      776,143
                               ----------   ----------   ----------   ----------   ----------   ----------
                               W1,228,285   W1,363,199   W1,249,331   W1,341,818   W1,260,833   W1,345,543
                               ==========   ==========   ==========   ==========   ==========   ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Investment securities at June 30, 2002 and 2001 comprise the following:

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                          2002            2002          2001
                                                     ---------------   -----------   -----------
Investments using the equity method................      --            W 6,118,816   W 5,048,778
Investments not using the equity method............      --              7,089,632     6,911,949
Government and public bonds........................   3.0-13.8           2,725,302     2,911,431
Corporate bonds....................................   4.2-20.0           4,685,540     3,717,165
Investment debt securities in foreign currency.....   0.0-25.0           2,648,056     1,584,128
Others(*)..........................................    1.0-8.0           1,215,074     1,180,788
                                                                       -----------   -----------
                                                                       W24,482,420   W21,354,239
                                                                       ===========   ===========

------------
(*) Investment securities at June 30, 2002 and 2001 amounting to W485,000 million and W200,000 million, respectively, are pledged as collateral (See
     Note 14).

     Investments in debt securities available-for-sale at June 30, 2002 and 2001 comprise the following (Millions of Won):

                                       PAR VALUE             ACQUISITION COST             FAIR VALUE
                                -----------------------   -----------------------   -----------------------
                                   2002         2001         2002         2001         2002         2001
                                ----------   ----------   ----------   ----------   ----------   ----------
Government and public Bonds...  W  141,396   W  133,176   W  143,070   W  172,775   W  145,829   W  139,404
Corporate bonds...............   4,428,179    2,787,434    4,250,147    2,735,713    4,072,002    2,743,576
Investment debt securities in
  foreign currency............   2,700,858    1,004,784    1,591,980      784,390    1,606,490      630,108
Others........................   1,091,901    1,040,871    1,087,895    1,040,740    1,099,728    1,066,288
                                ----------   ----------   ----------   ----------   ----------   ----------
                                W8,362,334   W4,966,265   W7,073,092   W4,733,618   W6,924,049   W4,579,376
                                ==========   ==========   ==========   ==========   ==========   ==========

     Investments in debt securities held-to-maturity at June 30, 2002 and 2001 comprise the following (Millions of Won):

                                       PAR VALUE             ACQUISITION COST       CARRYING AMOUNT OF BONDS
                                -----------------------   -----------------------   -------------------------
                                   2002         2001         2002         2001         2002          2001
                                ----------   ----------   ----------   ----------   -----------   -----------
Government and public Bonds...  W2,585,238   W2,779,840   W2,578,049   W2,772,713   W2,579,473    W2,772,027
Corporate bonds...............     619,398      983,200      607,282      971,492      613,538       973,589
Investment debt securities in
  foreign currency............   1,038,374      958,039    1,104,154      955,764    1,041,566       954,020
Others........................     115,364      114,500      115,344      114,500      115,346       114,500
                                ----------   ----------   ----------   ----------   ----------    ----------
                                W4,358,374   W4,835,579   W4,404,829   W4,814,469   W4,349,923    W4,814,136
                                ==========   ==========   ==========   ==========   ==========    ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     The maturity of investments in debt securities held-to-maturity at June 30, 2002 comprise the following (Millions of Won):

                                          GOVERNMENT &   CORPORATE   DEBT SECURITIES IN
MATURED ON OR BEFORE                      PUBLIC BONDS     BONDS      FOREIGN CURRENCY     OTHERS      TOTAL
--------------------                      ------------   ---------   ------------------   --------   ----------
Sep. 30, 2002...........................   W  176,965    W 34,831        W   38,293       W    760   W  250,849
Dec. 31, 2002...........................      156,096      76,398            44,486             --      276,980
Jun. 30, 2003...........................      178,458     247,911            55,558             --      481,927
Jun. 30, 2004...........................      159,044      94,635           331,925        114,280      699,884
Jun. 30, 2005...........................       60,455      63,000           277,726            104      401,285
Jun. 30, 2006...........................    1,364,923      96,763           110,889             73    1,572,648
Jun. 30, 2007...........................       70,373          --           144,066            129      214,568
Thereafter..............................      413,159          --            38,623             --      451,782
                                           ----------    --------        ----------       --------   ----------
                                           W2,579,473    W613,538        W1,041,566       W115,346   W4,349,923
                                           ==========    ========        ==========       ========   ==========

     Equity investments at June 30, 2002 and 2001 comprise the following (Millions of Won):

                                  OWNERSHIP                                                                 FAIR VALUE OR
                                     (%)          ACQUISITION COST               BOOK VALUE              NET BOOK VALUE (**)
                                  ---------   -------------------------   -------------------------   -------------------------
                                    2002         2002          2001          2002          2001          2002          2001
                                  ---------   -----------   -----------   -----------   -----------   -----------   -----------
Investments using the equity
  method:
  The KDB Capital Corp. ........    79.9      W   340,160   W   340,160   W   160,200   W    91,790   W   137,594   W    72,096
  Daewoo Securities Co.,
    Ltd. .......................    36.7          563,247       232,548       568,743       155,615       442,982       128,103
  Daewoo Shipbuilding & Marine
    Engineering Co., Ltd. ......    40.8          390,368       390,368       586,493       447,175       491,042       240,707
  Daewoo Heavy Industries &
    Machinery Ltd...............    21.9          173,078       173,078       180,828       168,171       146,434       124,001
  Korea Electric Power
    Corporation.................    21.6        3,265,468     3,265,468     3,961,743     3,265,468     7,297,967     3,265,468
  Seoul Debt Restructuring
    Fund........................    43.8          117,224       262,800       112,652       270,311       112,652       270,311
  Arirang Restructuring Fund....    43.7          126,846       145,800        97,146       136,414        97,146       136,414
  Mukoonghwa Restructuring
    Fund........................    43.7          142,995       145,700       126,520       150,146       126,520       150,146
  Hankang Restructuring Fund....    23.0           95,915       145,700       111,267       142,337       111,267       142,337
  Others........................                  284,789       283,567       213,224       221,351       215,048       300,086
                                              -----------   -----------   -----------   -----------   -----------   -----------
                                                5,500,090     5,385,189     6,118,816     5,048,778     9,178,652     4,829,669
                                              -----------   -----------   -----------   -----------   -----------   -----------
Investments not using the equity
  method:
  Samsung Life Insurance........     1.9          264,496       264,496       132,248       264,496       101,739        61,309
  Industrial Bank of Korea......    20.0          400,000       400,000       405,056       400,000       405,056       299,501
  Korea Highway Corp............    10.5        1,430,100     1,430,100     1,430,184     1,430,184     1,469,367     1,471,251
  Hynix Semiconductor Inc.(*)...    11.1          279,340            --       150,995            --       150,995            --
  KIA MOTORS....................     3.5          102,166       150,687       142,437       216,231       142,437       216,231
  Others........................                5,085,457     4,536,767     4,828,712     4,601,038     4,680,448     4,265,768
                                              -----------   -----------   -----------   -----------   -----------   -----------
                                                7,561,559     6,782,050     7,089,632     6,911,949     6,950,042     6,314,060
                                              -----------   -----------   -----------   -----------   -----------   -----------
                                              W13,061,649   W12,167,239   W13,208,448   W11,960,727   W16,128,694   W11,143,729
                                              ===========   ===========   ===========   ===========   ===========   ===========

------------

(*) The Bank swapped its loans for equity at 708 won in 2002. The equity is restricted to be disposed until December 31, 2002.

(**)  Net book value is used for non-listed investees.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Investment securities using the equity method at June 30, 2002 are summarized as follows (Millions of won):

                                             BEGINNING     ACQUISITION                VALUATION GAIN    CAPITAL     ENDING BOOK
                                             BOOK VALUE   (DISPOSITION)   DIVIDENDS      OR LOSS       ADJUSTMENT      VALUE
                                             ----------   -------------   ---------   --------------   ----------   -----------
Korea Electric Power Corp..................  W3,634,862     W      48     W (75,931)     W404,681       W (1,917)   W3,961,743
The KDB Capital Corp.......................    203,576         (4,421)           --       (48,402)         9,447       160,200
Daewoo Securities Co. Ltd. ................    563,442             --            --        13,345         (8,044)      568,743
Daewoo Shipbuilding & Marine Engineering
  Co., Ltd. ...............................    428,515             --            --        39,999        117,979       586,493
Daewoo Heavy Industries & Machinery Ltd....    186,153             80            --        (6,356)           951       180,828
Seoul Debt Restructuring Fund..............    259,384             --      (140,335)       (6,397)            --       112,652
Arirang Restructuring Fund.................    132,763             --       (18,954)      (16,663)            --        97,146
Mukoonghwa Restructuring Fund..............    147,084             --       (21,855)        1,291             --       126,520
Hankang Restructuring Fund.................    147,802             --       (56,532)       19,997             --       111,267
Others(*)..................................    330,825       (110,701)       (1,965)       (4,341)          (594)      213,224
                                             ----------     ---------     ---------      --------       --------    ----------
                                             W6,034,406     W(114,994)    W(315,572)     W397,154       W117,822    W6,118,816
                                             ==========     =========     =========      ========       ========    ==========

------------
(*) Valuation gain or loss includes loss on foreign currency translation of W8,217 million.

     The equity method adjustments are calculated as the differences between the initial purchase price and the Bank's initial proportionate ownership of net book value of investees at the time of purchase. Equity method adjustment debits are amortized over 5 years and equity method adjustment credits are amortized over 5 years (purchased before December 31, 2000) or weighted average useful lives of tangible assets of investees using the straight-line method. The accumulated unamortized equity method adjustments are as follows (millions of won):

                                                 2002                                   2001
                                 ------------------------------------   ------------------------------------
                                  EQUITY METHOD       EQUITY METHOD      EQUITY METHOD       EQUITY METHOD
                                 ADJUSTMENT DEBIT   ADJUSTMENT CREDIT   ADJUSTMENT DEBIT   ADJUSTMENT CREDIT
                                 ----------------   -----------------   ----------------   -----------------
Beginning balance..............      W318,508          W3,550,739           W245,266            W10,735
Increase (Decrease)............          (888)             (4,848)            10,536               (413)
Amortized......................       (38,599)           (207,033)           (27,632)            (1,261)
                                     --------          ----------           --------            -------
Ending balance.................      W279,021          W3,338,858           W228,170            W 9,061
                                     ========          ==========           ========            =======

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Investment securities denominated in foreign currency at June 30, 2002 and 2001 comprise the following:

                  FOREIGN CURRENCY (IN THOUSANDS)                          MILLIONS OF WON EQUIVALENT
--------------------------------------------------------------------       ---------------------------
              2002                                  2001                      2002             2001
---------------------------------       ----------------------------       -----------       ---------
  SECURITIES AVAILABLE-FOR-SALE
USD                       970,888       USD                  447,770       W1,166,814        W582,415
JPY                    42,208,961       JPY                1,840,818          423,993          19,205
SGD                         2,496       SGD                       --            1,697              --
CHF                           503       CHF                    2,098              408           1,522
DEM                            --       DEM                   37,840               --          21,375
GBP                         4,029       GBP                       --            7,415              --
EUR                         5,176       EUR                    5,060            6,163           5,591
                                                                           -----------       ---------
                                                                           W1,606,490        W630,108
                                                                           ===========       =========
   SECURITIES HELD-TO-MATURITY
USD                       720,283       USD                  649,993       W  865,636        W845,447
JPY                    17,278,670       JPY               10,406,666          173,567         108,573
EUR                         1,984       EUR                       --            2,363              --
                                                                           -----------       ---------
                                                                           W1,041,566        W954,020
                                                                           ===========       =========

     Issuers of securities held by the Bank at June 30, 2002 and 2001 are categorized as follows:

                                                            MILLIONS OF WON        PERCENTAGE (%)
                                                       -------------------------   --------------
                                                          2002          2001            2002
                                                       -----------   -----------   --------------
By Country
  The Republic of Korea..............................  W25,624,930   W22,875,914        97.64
  The Philippines....................................       79,405       118,306         0.30
  USA................................................      158,175        81,805         0.60
  Malaysia...........................................      111,600        79,898         0.43
  Others.............................................      268,978       257,866         1.03
                                                       -----------   -----------       ------
                                                       W26,243,088   W23,413,789       100.00
                                                       ===========   ===========       ======

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

                                                            MILLIONS OF WON        PERCENTAGE (%)
                                                       -------------------------   --------------
                                                          2002          2001            2002
                                                       -----------   -----------   --------------
By Issuer
  Korea Electric Power Corporation...................  W 4,021,502   W 3,405,786        15.32
  Korea Highway Corporation..........................    1,450,623     1,430,184         5.53
  Korea Deposit Insurance Corp. .....................    1,432,998     1,400,800         5.46
  Korea National Housing Corp. ......................      301,353     1,306,043         1.15
  Korea Land Development Corp. ......................    1,404,959     1,295,670         5.35
  Korea Asset Management Corp. ......................    1,869,207       796,228         7.12
  Others.............................................   15,762,446    13,779,078        60.07
                                                       -----------   -----------       ------
                                                       W26,243,088   W23,413,789       100.00
                                                       ===========   ===========       ======

                                                          MILLIONS OF WON        PERCENTAGE (%)
                                                     -------------------------   --------------
                                                        2002          2001            2002
                                                     -----------   -----------   --------------
By Industry
  Banking and insurance............................  W 8,917,101   W 6,527,693        33.98
  Construction.....................................    3,994,608     4,152,664        15.22
  Electric, gas and water supply industry..........    4,305,647     3,802,855        16.41
  Manufacturing....................................    4,721,849     3,759,044        17.99
  Public administration and national defense.......    1,322,645     2,422,590         5.04
  Others...........................................    2,981,238     2,748,943        11.36
                                                     -----------   -----------       ------
                                                     W26,243,088   W23,413,789       100.00
                                                     ===========   ===========       ======

6.  LOANS:

     Loans at June 30, 2002 and 2001 comprise the following:

                                                                   MILLIONS OF WON
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
Loans in Won................................................  W16,161,867   W21,577,927
Loans in foreign currency...................................   16,129,836    19,575,098
Other loans.................................................   11,675,321     8,598,596
                                                              -----------   -----------
                                                               43,967,024    49,751,621
  Less: Provision for possible loan losses..................     (952,201)   (2,541,443)
     Present value discount account.........................     (147,524)     (496,425)
                                                              -----------   -----------
                                                              W42,867,299   W46,713,753
                                                              ===========   ===========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Loans in Won and foreign currency as of June 30, 2002 and 2001 comprise the following:

(1) LOANS IN WON

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                          2002            2002          2001
                                                     ---------------   -----------   -----------
Loans for working capital:
  Industrial fund loans............................      6.2           W 4,222,250   W 6,122,586
  Government fund loans............................      9.8               597,445       367,326
  Overdraft........................................      7.4               230,532       390,219
  Others...........................................    2.2-6.1             852,084       986,431
                                                                       -----------   -----------
                                                                         5,902,311     7,866,562
                                                                       -----------   -----------
Loans for facilities:
  Industrial fund loans............................      5.6             7,501,745    10,609,517
  Government fund loans............................      3.8               945,826     1,450,994
  Others...........................................    5.8-9.7           1,811,985     1,650,854
                                                                       -----------   -----------
                                                                        10,259,556    13,711,365
                                                                       -----------   -----------
                                                                       W16,161,867   W21,577,927
                                                                       ===========   ===========

(2) LOANS IN FOREIGN CURRENCY

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                          2002            2002          2001
                                                     ---------------   -----------   -----------
Loans for working capital:
  Local currency loans denominated in foreign
     currencies....................................        4.7         W 1,259,619   W 1,255,682
  Foreign currency loans...........................        2.5             991,330     1,524,558
  Others...........................................        2.4             391,741        75,331
                                                                       -----------   -----------
                                                                         2,642,690     2,855,571
                                                                       -----------   -----------
Loans for facilities:
  Local currency loans denominated in foreign
     currencies....................................        3.9           4,675,977     5,512,929
  Foreign currency loans...........................        3.3           2,129,673     2,938,810
  Offshore loans in foreign currencies.............        1.8           1,349,679     2,495,493
  ADB loans........................................        1.9           1,210,457     1,309,470
  IBRD loans.......................................        3.0           4,120,847     4,460,482
  Others...........................................        1.1                 513         2,343
                                                                       -----------   -----------
                                                                        13,487,146    16,719,527
                                                                       -----------   -----------
                                                                       W16,129,836   W19,575,098
                                                                       ===========   ===========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

(3) OTHER LOANS

                                                                  MILLIONS OF WON
                                                              ------------------------
                                                                 2002          2001
                                                              -----------   ----------
Call loans..................................................  W   381,290   W  309,748
Domestic import usance bills................................      564,577    1,295,873
Debentures accepted by private subscription.................    7,806,432    3,585,001
Loans under a debt-equity swap agreement(*).................      400,000           --
Notes purchased.............................................          636          214
Bills purchased.............................................    2,401,656    2,988,318
Advances to customers.......................................       77,115      394,805
Bonds purchased under repurchase agreements.................       15,662           --
Others......................................................       27,953       24,637
                                                              -----------   ----------
                                                              W11,675,321   W8,598,596
                                                              ===========   ==========

------------
(*) The loans to be converted to equity amounting to W400,000 million is restricted to be disposed until December 31, 2005.

     The maturity of loans in Won and foreign currency at June 30, 2002 are as follows:

                                       LOANS FOR       LOANS FOR    LOANS FOR WORKING       LOANS FOR
                                    WORKING CAPITAL   FACILITIES    CAPITAL IN FOREIGN    FACILITIES IN
MATURED ON OR BEFORE                    IN WON          IN WON           CURRENCY        FOREIGN CURRENCY      TOTAL
--------------------                ---------------   -----------   ------------------   ----------------   -----------
Sep. 30, 2002.....................    W1,109,130      W   328,061       W  700,288         W   453,797      W 2,591,276
Dec. 31, 2002.....................     1,567,863          402,341          369,913             525,606        2,865,723
Jun. 30, 2003.....................     1,069,720          848,814          660,848             959,051        3,538,433
Jun. 30, 2004.....................       603,096        1,955,219          679,495           2,217,639        5,455,449
Jun. 30, 2005.....................       593,710        1,768,927          116,753           3,103,948        5,583,338
Jun. 30, 2006.....................       178,844        1,568,689           44,291           1,406,846        3,198,670
Jun. 30, 2007.....................       254,030        1,047,015           22,306           1,072,805        2,396,156
Thereafter........................       525,918        2,340,490           48,796           3,747,454        6,662,658
                                      ----------      -----------       ----------         -----------      -----------
                                      W5,902,311      W10,259,556       W2,642,690         W13,487,146      W32,291,703
                                      ==========      ===========       ==========         ===========      ===========

     Changes in the provision for possible loan losses for the six-month periods ended June 30, 2002 and 2001 are as follows:

                                                                   MILLIONS OF WON
                                      -------------------------------------------------------------------------
                                               LOANS                OTHER ASSETS                TOTAL
                                      ------------------------   -------------------   ------------------------
                                         2002          2001        2002       2001        2002          2001
                                      -----------   ----------   --------   --------   -----------   ----------
Balance at beginning of year........  W 1,835,651   W2,163,037   W 90,146   W 92,698   W 1,925,797   W2,255,735
Changes in foreign currency
  translation.......................       (3,414)       2,232         --         --        (3,414)       2,232
Transferred from loan acquisition...           --       20,749         --         --            --       20,749
Current write-offs..................   (1,216,892)     (42,033)        --         --    (1,216,892)     (42,033)
Decrease from loan restructuring....     (155,569)    (115,947)        --         --      (155,569)    (115,947)
Current provision...................      286,916      513,283    (86,698)   (15,252)      200,218      498,031
Others..............................      205,509          122         --         --       205,509          122
                                      -----------   ----------   --------   --------   -----------   ----------
                                      W   952,201   W2,541,443   W  3,448   W 77,446   W   955,649   W2,618,889
                                      ===========   ==========   ========   ========   ===========   ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Provisions for possible loan losses at June 30, 2002 and 2001 are as follows:

                                                                 MILLIONS OF WON
                                                              ---------------------
                                                                2002        2001
                                                              --------   ----------
Loans
  Loans in Won and foreign currency and notes purchased.....  W711,718   W1,809,362
  Bills purchased...........................................    61,198      148,745
  Advances for customers....................................       940      279,156
  Call loans................................................        --       16,901
  Domestic import usance bills..............................     5,846       16,736
  Debentures accepted by private subscription...............   172,347      224,247
  Other loans...............................................       152       46,296
                                                              --------   ----------
                                                               952,201    2,541,443
Other assets................................................     3,448       77,446
                                                              --------   ----------
                                                              W955,649   W2,618,889
                                                              ========   ==========

     At June 30, 2002, classification of loans and provisions for possible loan losses are as follows:

                                                                             PROVISIONS
                                                                            FOR POSSIBLE
CLASSIFICATION                                                 LOANS (*)     LOAN LOSSES    RATIO
--------------                                                -----------   -------------   -----
Normal......................................................  W38,870,859     W207,506        0.5%
Special attention...........................................    3,633,329      629,268       17.3%
Substandard.................................................      203,700       40,740       20.0%
Doubtful....................................................      122,624       72,914       59.5%
Loss........................................................        1,773        1,773      100.0%
Others(**)..................................................      987,215           --         --
                                                              -----------   -------------
                                                              W43,819,500     W952,201        2.2%
                                                              ===========   =============

------------

 (*)  Present value discounts are deducted.

(**)  Loans to or loans guaranteed by Korean Government.

     The ratio of provisions to total loans and ratio of provisions to non-performing loans at June 30, 2002, 2001 and 2000 are as follows (millions of Won):

                                                        2002          2001          2000
                                                     -----------   -----------   -----------
Total loans........................................  W43,959,403   W46,963,885   W49,952,976
Provisions for possible loss.......................      955,649     2,618,889     2,552,410
Provision ratio....................................          2.2%          5.6%          5.1%
Non-performing loans...............................      334,866     4,453,167     6,638,235
Provisions for possible loss.......................      118,871     2,087,879     2,373,733
Provision ratio....................................         35.5%         46.9%         35.8%

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Restructured loans for 2002 and 2001 due to court receivership, court mediation or other financial restructuring process are as follows:

                                                                MILLIONS OF WON
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Changes in contractual terms................................  W     --   W528,002
Conversion to equity investment.............................   472,296    299,480
                                                              --------   --------
Total.......................................................  W472,296   W827,482
                                                              ========   ========

     When the contractual terms (i.e., principal, interest rate, or maturity) of impaired loans are restructured, the Bank adjusts the carrying amount of the impaired loans to the present value determined based on the restructured terms. The Bank recognizes losses arising from the restructuring of the impaired loans as incurred. Loans restructured due to changes in contractual terms are as follows (Millions of Won):

                                                              PERIOD OF RESTRUCTURING
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
Beginning
  Original amount before restructuring......................  W2,208,352   W2,588,016
  Present value.............................................   1,877,125    2,161,338
                                                              ----------   ----------
  Present value discount....................................     331,227      426,678
                                                              ----------   ----------
Increase....................................................      40,497      118,223
Decrease (Amortization).....................................    (224,201)     (48,476)
                                                              ----------   ----------
                                                                (183,704)      69,747
                                                              ----------   ----------
Ending
  Original amount before restructuring......................   1,250,649    3,096,741
  Present value.............................................   1,103,126    2,600,316
                                                              ----------   ----------
  Present value discount....................................  W  147,523   W  496,425
                                                              ==========   ==========

     The present value discount account is amortized using the effective interest rate method over the redemption period.

     The Bank's loan portfolio categorized by nation, major customers and industry as of June 30, 2002 are as follows:

                                                              MILLIONS OF WON   PERCENTAGE (%)
                                                              ---------------   --------------
By Nation:
  The Republic of Korea.....................................    W30,818,317          95.44
  United of Kingdom.........................................        250,962           0.78
  Indonesia.................................................        141,941           0.44
  China.....................................................         42,751           0.13
  Others....................................................      1,037,732           3.21
                                                                -----------         ------
                                                                W32,291,703         100.00
                                                                ===========         ======

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

                                                              MILLIONS OF WON   PERCENTAGE (%)
                                                              ---------------   --------------
By Customer:
  Small & Medium Industry Promotion Corp....................    W 3,356,681          10.39
  Korea Hydro & Nuclear Power Co., Ltd......................      1,453,668           4.50
  Korea Deposit Insurance Corp..............................      1,203,682           3.73
  Korea Asset Management Corp...............................      1,103,422           3.42
  Korean Airline Co., Ltd...................................        739,362           2.29
  Others....................................................     24,434,888          75.67
                                                                -----------         ------
                                                                W32,291,703         100.00
                                                                ===========         ======

                                                              MILLIONS OF WON   PERCENTAGE (%)
                                                              ---------------   --------------
By Industry:
  Manufacturing.............................................    W14,134,204          43.77
  Banking and Insurance.....................................      4,757,207          14.73
  Electric, gas and water supply............................      3,524,166          10.91
  Transportation and communication..........................      3,628,616          11.24
  Construction..............................................        484,977           1.50
  Others....................................................      5,762,533          17.85
                                                                -----------         ------
                                                                W32,291,703         100.00
                                                                ===========         ======

7.  PREMISES AND EQUIPMENT:

     Premises and equipment at June 30, 2002 and 2001 comprise the following:

                                                   MILLIONS OF WON
                            -------------------------------------------------------------
                            ACQUISITION COST OR      ACCUMULATED
                                REVALUATION         DEPRECIATION        NET BOOK VALUE
                            -------------------   -----------------   -------------------
                              2002       2001      2002      2001       2002       2001
                            --------   --------   -------   -------   --------   --------
Land......................  W333,370   W414,439   W    --   W    --   W333,370   W414,439
Buildings and
  structures..............   356,236    168,736    25,494    17,755    330,742    150,981
Machinery.................    45,322     50,225    37,522    39,935      7,800     10,290
Vehicles..................     1,218      1,325       933       905        285        420
Construction in
  progress................       595    209,154        --        --        595    209,154
Others....................    28,229     22,215    18,257    16,429      9,972      5,786
                            --------   --------   -------   -------   --------   --------
                            W764,970   W866,094   W82,206   W75,024   W682,764   W791,070
                            ========   ========   =======   =======   ========   ========

     In accordance with the Asset Revaluation Law, the Bank revalued a substantial portion of its land and premises used for business purpose on July 1, 1998, based primarily on current replacement costs. The revaluation increment of W679,486 million, net of a revaluation tax payment of W11,288 million, was credited to capital surplus and used to offset accumulated deficit as approved by the Korean Government on February 27, 1999.
     At June 30, 2002 and 2001, government-posted prices of the Bank's land are W241,596 million and W298,849 million, respectively.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     The Bank's premises and equipment, other than construction in progress, are covered by insurance policies against fire and other casualty losses. Automotive equipment is covered by a legal and general insurance policy.

8.  OTHER ASSETS:

     Other assets at June 30, 2002 and 2001 comprise the following:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
Prepaid expenses............................................  W  371,535   W  323,852
Receivables.................................................   2,613,221    2,123,322
Accrued income..............................................     540,819      643,386
Intangible assets...........................................      40,217       41,399
Deferred tax asset..........................................     146,709      152,304
Others......................................................     356,339      591,197
                                                               4,068,840    3,875,460
  Less: Provision for possible losses.......................      (3,448)     (77,446)
        Present value discount..............................      (1,880)      (5,026)
                                                              ----------   ----------
                                                              W4,063,512   W3,792,988
                                                              ==========   ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

9.  DEPOSITS:

     Deposits at June 30, 2002 and 2001 comprise the following:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
                                                            2002            2002         2001
                                                       ---------------   ----------   ----------
Won currency deposits:
  Demand deposits
     Checking accounts...............................         --         W    2,074   W    2,419
     Temporary deposits..............................        0.1             54,343      137,699
     Passbook deposits...............................        0.4             43,598       26,829
                                                                         ----------   ----------
                                                                            100,015      166,947
                                                                         ----------   ----------
  Time & savings deposits
     Time deposits...................................        4.4          3,759,364    4,791,516
     Installment savings deposits....................       10.7            217,462      138,863
     Short-term deposits for corporations............        4.3          2,432,522    2,224,404
     Savings deposits................................        2.6            178,545      202,645
     Long-term savings for household.................       14.5            150,371      124,369
     Others..........................................         --             93,682       46,525
                                                                         ----------   ----------
                                                                          6,831,946    7,528,322
                                                                         ----------   ----------
                                                                          6,931,961    7,695,269
                                                                         ==========   ==========
Foreign currency deposits:
  Demand deposits
     Checking accounts...............................         --             25,233       66,492
     Passbook deposits...............................        1.6            189,732      177,125
     Temporary deposits..............................        0.1              1,061          978
     Others..........................................         --                  3        4,247
                                                                         ----------   ----------
                                                                            216,029      248,842
                                                                         ----------   ----------
  Time & Saving deposits
     Time deposits...................................        1.9            497,374      781,047
                                                                         ----------   ----------
                                                                            713,403    1,029,889
                                                                         ----------   ----------
Negotiable certificates of deposits..................        1.9            664,140      975,839
                                                                         ==========   ==========
                                                                         W8,309,504   W9,700,997
                                                                         ==========   ==========

     The maturities of time & savings deposits in won and foreign currency at June 30, 2002 are as follows (Millions of Won):

                                                         SAVINGS     TIME DEPOSITS IN
         MATURED ON OR BEFORE            TIME DEPOSITS   DEPOSITS    FOREIGN CURRENCY       TOTAL
         --------------------            -------------   --------   -------------------   ----------
Sep. 30, 2002.........................    W1,288,547     W 51,546        W353,534         W1,693,627
Dec. 31, 2002.........................       809,231       88,673          93,347            991,251
Jun. 30, 2003.........................     1,147,237       22,119          49,070          1,218,426
Jun. 30, 2004.........................       457,547       35,971           1,423            494,941
Jun. 30, 2005.........................        39,948       19,153              --             59,101
Jun. 30, 2006.........................        14,758           --              --             14,758
Jun. 30, 2007.........................         2,096           --              --              2,096
                                          ----------     --------        --------         ----------
                                          W3,759,364     W217,462        W497,374         W4,474,200
                                          ==========     ========        ========         ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

10.  BORROWINGS:

     Borrowings as of June 30, 2002 and 2001 comprise the following:

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                          2002            2002          2001
                                                     ---------------   -----------   -----------
Won currency borrowings
  Ministry of Finance and Economy..................    2.0-5.7         W 2,272,538   W 2,526,406
  Industrial Bank of Korea.........................    4.9-6.0             413,190       298,319
  Small & Medium Industry Promotion Fund...........    4.9-5.4             291,128       324,563
  Ministry of Culture and Tourism..................      5.0               495,021       351,332
  Korea Energy Management Corporation..............    5.3-3.5             373,351       354,047
  Local governments................................      5.3                86,834       103,429
  Others...........................................    0.0-6.0             288,139       243,068
                                                                       -----------   -----------
                                                                         4,220,201     4,201,164
                                                                       -----------   -----------
Foreign currency borrowings
  IBRD.............................................    6ML+1.0           5,675,718     9,104,907
  ADB..............................................    6ML+0.6           3,614,057     3,910,870
  Chase Manhattan Bank.............................    6ML+1.1           1,121,084     1,180,594
  The Bank of Korea................................    6ML+2.3             198,785       318,422
  KFW (Germany)....................................    6ML+1.1              37,965        46,706
  Small & Medium Industry Promotion Fund...........    6ML+2.8                 837         3,623
  Others...........................................           --         3,407,340     2,500,851
                                                                       -----------   -----------
                                                                        14,055,786    17,065,973
                                                                       -----------   -----------
Other borrowings
  Bonds sold under repurchase agreement............                      1,414,863     1,340,396
  Notes sold.......................................                          3,233        59,110
  Call money.......................................                        164,879       272,176
                                                                       -----------   -----------
                                                                         1,582,975     1,671,682
                                                                       -----------   -----------
                                                                       W19,858,962   W22,938,819
                                                                       ===========   ===========

     The repayment of borrowings amounting to W253,072 million, W74,489 million, and W3,464 million included above are guaranteed by the Korean Government, Export Insurance Corporation in Germany and Export Insurance Corporation in Switzerland, respectively.

     The Bank entered into an agreement with the Japan Bank for International Cooperation (JBIC) relating to loans worth W271,341 millions to be used for designated purposes. As of June 30, 2002, the Bank's local loans denominated in foreign currency and foreign currency loans covered by this agreement amounted to W252,135 million and W19,206 million, respectively.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     The maturities of borrowings in won and foreign currency at June 30, 2002 are as follows (Millions of Won):

                                                     WON CURRENCY   FOREIGN CURRENCY
MATURED ON OR BEFORE                                  BORROWINGS       BORROWINGS         TOTAL
--------------------                                 ------------   ----------------   -----------
Sep. 30, 2002......................................   W  129,274      W 1,360,703      W 1,489,977
Dec. 31, 2002......................................      127,403          664,128          791,531
Jun. 30, 2003......................................      193,009          659,737          852,746
Jun. 30, 2004......................................      454,013        1,173,795        1,627,808
Jun. 30, 2005......................................      632,381        3,668,728        4,301,109
Jun. 30, 2006......................................      581,679        2,041,159        2,622,838
Jun. 30, 2007......................................      462,190          876,291        1,338,481
Thereafter.........................................    1,640,252        3,611,245        5,251,497
                                                      ----------      -----------      -----------
                                                      W4,220,201      W14,055,786      W18,275,987
                                                      ==========      ===========      ===========

     The subordinated debt included under borrowings at June 30, 2002 and 2001 comprise the following:

                          ANNUAL INTEREST
                             RATE (%)            MILLIONS OF WON
                          ---------------   -------------------------
TYPE                           2002            2002          2001        CONDITION OF BORROWINGS
----                      ---------------   -----------   -----------   -------------------------
Government fund.........    5.2 - 5.7       W 2,272,167   W 2,526,001   Installment reimbursement
AID relending
  facilities............       2.0                  371           405
ADB relending
  facilities............     6ML+0.6          3,614,057     3,910,870      Lump sum reimbursement
IBRD relending
  facilities............   6ML+0.8-1.0        5,675,718     9,104,907   Installment reimbursement
                                            -----------   -----------
                                            W11,562,313   W15,542,183
                                            ===========   ===========

11.  INDUSTRIAL FINANCE BONDS:

     Industrial finance bonds (IFB) as of June 30, 2002 and 2001 comprise the following:

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                          2002            2002          2001
                                                     ---------------   -----------   -----------
IFB in Won.........................................     1.0-11.5       W26,293,920   W23,154,126
IFB in foreign currency............................        7.9           7,930,535     9,290,293
Offshore IFB in foreign currency...................        9.0           2,208,423     3,264,394
                                                                        36,432,878    35,708,813
                                                                       -----------   -----------
  Premiums on IFB..................................                          9,098           383
  Discounts on IFB.................................                        (61,045)      (98,775)
                                                                       -----------   -----------
                                                                       W36,380,931   W35,610,421
                                                                       ===========   ===========

     Under the Korea Development Bank Act, the Bank has authority to issue industrial finance bonds. The amount of issued bonds and guarantees outstanding by the Bank is limited to 30 times the amount of paid-in capital and legal reserve. Bonds purchased or guaranteed by the Government are not included in the limit. When existing bonds are refinanced or guarantees are executed, the limit is temporarily not

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

applied. The amount of issued bonds guaranteed by the Korean Government as of June 30, 2002 and 2001 are W12,693 million and W22,461 million, respectively.

     The Bank acquired W295,932 million and W342,432 million of industrial finance bonds as of June 30, 2002 and 2001, respectively. The treasury bonds are deducted from industrial finance bonds.

     The maturities of IFB at June 30, 2002 are as follows (Millions of Won):

                                                     IFB IN FOREIGN   OFFSHORE IFB IN
MATURED ON OR BEFORE                   IFB IN WON       CURRENCY      FOREIGN CURRENCY      TOTAL
--------------------                   -----------   --------------   ----------------   -----------
Sep. 30, 2002........................  W 4,717,224     W  441,835        W       --      W 5,159,059
Dec. 31, 2002........................    2,676,104        600,900         1,042,894        4,319,898
Jun. 30, 2003........................    4,997,423        360,540                --        5,357,963
Jun. 30, 2004........................    5,734,193        919,273           227,741        6,881,207
Jun. 30, 2005........................    6,070,358      1,957,751           480,720        8,508,829
Jun. 30, 2006........................    1,195,144        768,495                --        1,963,639
Jun. 30, 2007........................      753,694      2,881,741           373,573        4,009,008
     Thereafter......................      149,780             --            83,495          233,275
                                       -----------     ----------        ----------      -----------
                                       W26,293,920     W7,930,535        W2,208,423      W36,432,878
                                       ===========     ==========        ==========      ===========

12.  OTHER LIABILITIES:

     Other liabilities at June 30, 2002 and 2001 comprise the following:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
Payables....................................................  W2,537,519   W1,969,828
Accrued expenses............................................     884,209    1,187,098
Advanced income.............................................     184,940      232,413
Guarantee deposits..........................................      58,178       22,164
Agencies account............................................       3,947      117,931
Provisions for other possible losses........................     335,411      711,884
Others......................................................     386,745      380,752
                                                              ----------   ----------
                                                              W4,390,949   W4,622,070
                                                              ==========   ==========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

13.  GUARANTEES OUTSTANDING AND COMMITMENTS:

     The Bank provides guarantees for its customers. Guarantees outstanding and the related provision for possible loss as of June 30, 2002 and 2001 comprise the following (Millions of Won):

                                                  GUARANTEES AMOUNT      PROVISION FOR POSSIBLE LOSS
                                               -----------------------   ----------------------------
                                                  2002         2001          2002           2001
                                               ----------   ----------   ------------   -------------
Acceptances..................................  W4,017,014   W4,082,186     W16,481        W 64,508
Guarantees on local borrowings...............   1,241,338    1,653,597       7,312          62,774
Guarantees on indebtedness in foreign
  currency...................................   3,647,782    3,696,356      67,175          72,136
Letters of guarantee for importers...........      25,730       52,515       1,400           1,240
                                               ----------   ----------     -------        --------
                                               W8,931,864   W9,484,654     W92,368        W200,658
                                               ==========   ==========     =======        ========

     The unsettled guarantees and commitments provided by the Bank as of June 30, 2002 and 2001 are as follows:

                                                                  MILLIONS OF WON
                                                              ------------------------
                                                                 2002          2001
                                                              -----------   ----------
Unsettled guarantees
  Local L/C issuance........................................  W     5,412   W    6,163
  Foreign L/C issuance......................................    1,646,135    1,292,253
  Others....................................................      648,140      466,475
                                                              -----------   ----------
                                                                2,299,687    1,764,891
                                                              ===========   ==========
Commitments
  For loans in won..........................................    7,220,983           --
  For loans in foreign currency.............................      720,770        3,382
                                                                7,941,753        3,382
                                                              -----------   ----------
Bonds sold under repurchase agreements......................      579,728    1,144,233
                                                              -----------   ----------
                                                              W10,821,168   W2,912,506
                                                              ===========   ==========

14.  COMMITMENTS AND CONTINGENCIES:

     The Bank has entered into agreements to provide certain syndicated loans with foreign banks. The total amount available under such loans is US$ 8,008 thousand, of which US$2,138 thousand has not been withdrawn by borrowers as of June 30, 2002.

     During 1998, the Bank sold with recourse W3,084,141 million of non-performing loans classified as substandard or below to the Korea Asset Management Corporation for W1,339,629 million. The resulting loss was recorded as a loss on disposition of loans in 1998. During 2002, the Bank recognized losses from the settlement of such loans in the amount of W162 million. As of June 30, 2002, the Bank recorded a provision for possible losses from unsettled disposed loans amounting to W260,196 million as other liabilities (see Note 12).

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Loans sold off to KDB First Securitization Specialty Co., Ltd. and others in accordance with the Asset Securitization Plan at June 30, 2002 comprise the following:

                                                                                      RETAINED
                                                                                    SUBORDINATED
                                    DISPOSAL DATE     BOOK VALUE   SELLING PRICE   DEBT SECURITIES  COLLATERAL (*)
                                  ------------------  ----------   -------------   ---------------  --------------
KDB First SPC                     June 8, 2000        W  950,627    W  600,000            W201,800     W120,000
KDB Second SPC                    November 8, 2000       914,764       423,600             143,600       80,000
KDB Third SPC                     September 20, 2001   1,793,546       949,900             349,900      185,000
KDB Fifth SPC                     December 13, 2001      765,358       528,400             238,400      100,000
                                                      ----------    ----------     ---------------     --------
                                                      W4,424,295    W2,501,900            W933,700     W485,000
                                                      ==========    ==========     ===============     ========

------------

(*) Investment securities are provided as collateral (see Note 5).

     According to the contracts on asset transfer stipulating warranty for the assets above, the Bank has a responsibility of warranty of up to 30 percent of the proceeds when the principal or a part of the interest is not repaid at the expected due date of the cash flows payment schedule.
     The Bank sold off W431,580 million loans in 2002, for W241,316 million. The Bank recorded gains and losses from the disposition of the loans amounting to W55,119 million and W115,848 million, respectively.

     The Bank has provided credit lines to several securitization specialty companies amounting to W7,941,752 million and W3,339,261 million of which W60,010 million W96,110 million were withdrawn as of June 30, 2002 and 2001, respectively.

     In response to general unstable economic conditions, the Korean government and the private sector have been implementing structural reforms to historical business practices. Implementation of these reforms is progressing slowly, particularly in the areas of restructuring private enterprises and reforming the banking industry. The Korean government continues to apply pressure to Korean companies to restructure into more efficient and profitable firms. The Bank may be either directly or indirectly affected by these general unstable economic conditions and the reform program described above. The accompanying financial statements reflect management's assessment of the impact to date of the economic situation on the financial position of the Bank. Actual results may differ materially from management's current assessment.
     The Bank provided loan amounting to W1,716,618 million and securities amounting to W179,827 million on June 30, 2002 for companies under workout, court receivership, court mediation and other restructuring processes. The Bank set up a provision amounting to W226,260 million for possible loan losses and W49,254 million for present value discount with regard to the above loans and securities. Actual results of the credit loss from the loans to the customers could differ from the provisions reserved.

15.  DERIVATIVE FINANCIAL INSTRUMENTS AND THE RELATED CONTRACTS:

     The Bank utilizes derivative financial instruments to hedge against financial market risks or for trading purposes.

     In case of trading purposes, the Bank uses futures & forward contracts, swaps, options, in order to gain a profit from short-term fluctuations of the underlying value of the derivatives, by forecasting the future interest rate, exchange rate or other variables affecting the value of the instruments. Furthermore, the Bank also trades the instruments to hedge against the derivative financial instruments purchased by the Bank's customers.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Additionally, the trading derivatives include the derivatives used to hedge the exchange rate of the Bank's foreign currency denominated assets & liabilities and interest rate of the Bank's loans and borrowings, which the underlying assets and liabilities are already valued at fair market value in accordance with the financial accounting standards accepted in the Republic of Korea or the position hedging transactions in which derivative instruments are not specifically identified to the underlying transactions.

     The hedging instruments generally include the cross currency swaps and/or interest rate swaps used to hedge the borrowings and bonds denominated in foreign currency from the exchange rate and/or the interest rate risks. Those hedging transactions are made with foreign financial institutions and domestic banks. The hedging instruments also include the interest swaps used to reduce interest rate risks of the Industrial Finance Bonds issued in Won.

     The unsettled contract amount of the Bank's derivatives and the related valuation gain(loss) are as follows:

                                     UNSETTLED CONTRACT AMOUNT                      VALUATION GAIN/LOSS(I/S)
                               --------------------------------------   -------------------------------------------------
                                               TRADING      HEDGING                  TRADING    HEDGING      VALUATION
                                  TOTAL        PURPOSE      PURPOSE       TOTAL      PURPOSE    PURPOSE    GAIN/LOSS(B/S)
                               -----------   -----------   ----------   ---------   ---------   --------   --------------
Currency
  Forward....................  W 6,923,859   W 6,923,859   W       --   W 182,360   W 182,360   W     --     W 156,685
  Futures....................       60,871        60,871           --        (230)       (230)        --            --
  Swap.......................   14,760,893    12,167,173    2,593,720    (158,258)   (373,311)   215,053      (552,115)
  Options
    Buy......................      762,346       762,346           --      20,458      20,458         --        26,133
    Sell.....................      885,739       885,739           --     (14,291)    (14,291)        --       (21,705)
                               -----------   -----------   ----------   ---------   ---------   --------     ---------
                                23,393,708    20,799,988    2,593,720      30,039    (185,014)   215,053      (391,002)
                               -----------   -----------   ----------   ---------   ---------   --------     ---------
Interest rate
  Futures....................    8,778,644     8,778,644           --      34,413      34,413         --            --
  Swap.......................   34,112,364    33,723,415      388,949     (86,450)    (82,499)    (3,951)      200,372
  Options
    Buy......................      170,000       170,000           --       3,017       3,017         --        17,478
    Sell.....................      330,000       330,000           --        (922)      1,283     (2,205)      (14,640)
                               -----------   -----------   ----------   ---------   ---------   --------     ---------
                                43,391,008    43,002,059      388,949     (49,942)    (43,786)    (6,156)      203,210
                               -----------   -----------   ----------   ---------   ---------   --------     ---------
Stock price index
  Options....................       25,000        25,000           --          --          --         --        (3,571)
                               -----------   -----------   ----------   ---------   ---------   --------     ---------
                                    25,000        25,000           --          --          --         --        (3,571)
                               -----------   -----------   ----------   ---------   ---------   --------     ---------
                               W66,809,716   W63,827,047   W2,982,669   W (19,903)  W(228,800)  W208,897     W(191,363)
                               ===========   ===========   ==========   =========   =========   ========     =========

16.  EQUITY:

  PAID-IN CAPITAL

     The Bank increased and decreased its paid-in capital several times including a W3,000,000 million investment in kind at June 20, 2001, W50,000 million cash injection at December 29, 2001, and raising of W100,000 million and reducing of W959,800 million paid-in capital for the year ended December 31, 2000. Paid-in capital of the Bank at June 30, 2002 is W7,161,861 million.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

  CAPITAL RESERVES

     In accordance with a resolution of the board of directors, the Bank decreased its paid-in capital to offset with the accumulated deficit and the remaining amount was credited to capital reserve.

     The capital reserves are as follows:

                                                                      MILLIONS OF WON
                                                  -------------------------------------------------------
                                                     DECREASED          OFFSET WITH
                                                  PAID-IN CAPITAL   ACCUMULATED DEFICIT   CAPITAL RESERVE
                                                  ---------------   -------------------   ---------------
1998.12.31......................................    W4,218,800          W4,184,046            W34,754
2000.12.29......................................       959,800             950,181              9,619
                                                    ----------          ----------            -------
                                                    W5,178,600          W5,134,227            W44,373
                                                    ==========          ==========            =======

  LEGAL RESERVE

     The Korea Development Bank Act requires the Bank to appropriate its net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

  OFFSET OF ACCUMULATED DEFICIT

     In accordance with the Korea Development Bank Act, the Bank offsets its accumulated deficit with reserves. If reserves are insufficient to eliminate the accumulated deficit, the Government should complement the deficiency. The amount of accumulated deficit offset with the approval of the Government since 1997 are as follows:

YEAR                                              APPROVAL DATE       ACCOUNTS       MILLIONS OF WON
----                                              -------------   ----------------   ---------------
1997............................................    1998.2.19     Legal reserve        W   54,594
                                                                                     ===============
1998............................................    1999.2.27     Legal reserve        W    9,522
                                                                  Revalued surplus        679,486
                                                                  Capital reserve       4,200,438
                                                                                     ---------------
                                                                                       W4,889,446
                                                                                     ===============
2000............................................    2001.2.28     Legal reserve        W  456,997
                                                                  Capital reserve         950,181
                                                                                     ---------------
                                                                                       W1,407,178
                                                                                     ===============

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

  CAPITAL ADJUSTMENTS

     Changes in gains or losses on valuation of investment securities accounted for as capital adjustments are as follows (Millions of Won):

                                                              2002                           2001
                                         -----------------------------------------------   ---------
                                          INVESTMENTS IN     INVESTMENTS IN
                                         EQUITY SECURITIES   DEBT SECURITIES     TOTAL       TOTAL
                                         -----------------   ---------------   ---------   ---------
Beginning Balance......................      W(341,507)         W(40,710)      W(382,217)  W(358,068)
Decrease due to disposal...............        (11,211)          (14,918)        (26,129)    (97,207)
Net gains or losses on valuation.......        (21,642)            6,839         (14,803)     11,629
                                             ---------          --------       ---------   ---------
Ending Balance.........................      W(374,360)         W(48,789)      W(423,149)  W(443,646)
                                             =========          ========       =========   =========

17.  OTHER NON-INTEREST REVENUE (EXPENSES):

     Other non-interest revenue (expenses) for the six-month periods ended June 30, 2002 and 2001 comprise the following:

                                                                MILLIONS OF WON
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Other Non-Interest Revenue
  Gain on foreign currency transaction......................  W119,228   W295,412
  Reversal of provision for possible losses on guarantees
     outstanding............................................    47,706    166,837
  Others....................................................    51,426     46,406
                                                              --------   --------
                                                              W218,360   W508,655
                                                              ========   ========
Other Non-Interest Expense
  Loss on foreign currency transaction......................  W339,389   W249,850
  Others....................................................   112,623     64,588
                                                              --------   --------
                                                              W452,012   W314,438
                                                              ========   ========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

18.  GENERAL AND ADMINISTRATIVE EXPENSES:

     General and administrative expenses for the six-month periods ended June 30, 2002 and 2001 comprise the following:

                                                                MILLIONS OF WON
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Salaries....................................................  W 53,395   W 56,417
Retirement allowance........................................     7,589      8,145
Employee benefits...........................................    11,379      9,608
Rent........................................................     3,103      2,744
Depreciation................................................     9,384      6,997
Taxes and dues..............................................     4,521      4,656
Printing....................................................     1,715      1,469
Travel......................................................     1,561      1,507
Commission..................................................     3,936      3,595
Others......................................................    21,284     12,731
                                                              --------   --------
                                                              W117,867   W107,869
                                                              ========   ========

19.  NON-OPERATING INCOME (EXPENSES):

     Non-operating income (expenses) for the six-month periods ended June 30, 2002 and 2001 comprise the following:

                                                               MILLIONS OF WON
                                                              ------------------
                                                                2002      2001
                                                              --------   -------
Non-operating income
  Gain on disposition of premises and equipment.............  W     21   W    28
  Rental income.............................................       268     2,098
  Gain on disposal of loans.................................    55,119        --
  Gain from investment securities...........................   133,444   163,842
  Others....................................................   406,836     6,230
                                                              --------   -------
                                                               595,688   172,198
                                                              --------   -------
Non-operating expenses
  Loss on disposition of premises and equipment.............  W  6,604   W   129
  Loss on disposal of loans.................................   115,848    18,266
  Loss from investment securities...........................   172,497    52,021
  Others....................................................     6,058     9,596
                                                              --------   -------
                                                               301,007    80,012
                                                              --------   -------
                                                              W294,681   W92,186
                                                              ========   =======

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

20.  INCOME TAX EXPENSES:

     The statutory income tax rate applicable to the Bank, including resident tax surcharges, is approximately 29.7%.

     Income tax expense for the six-month periods ended June 30, 2002 and 2001 comprise the following :

                                                              MILLIONS OF WON
                                                              ---------------
                                                               2002     2001
                                                              ------   ------
Income taxes payable........................................   W --     W --
Deferred income taxes.......................................     --       --
Income taxes for overseas branches..........................    216      107
                                                               ----     ----
                                                               W216     W107
                                                               ====     ====

     Tax effect on major tax adjustments for the six-month periods ended June 30, 2002 and 2001 comprise following:

                                                                 MILLIONS OF WON
                                                              ---------------------
                                                                2002        2001
                                                              ---------   ---------
Income before income tax expenses...........................  W 112,738   W  26,486
                                                              =========   =========
Computed tax at the expected statutory rate.................     33,483       8,157
                                                              ---------   ---------
Temporary differences (tax effect):
  Provision for possible loan losses........................    (36,189)   (260,776)
  Loss on settlement of non-performing loans disposed.......     32,140       5,014
  Loss on investments by equity method......................    (33,427)    (82,015)
  Provision for guarantees outstanding......................    (13,951)    (52,423)
  Impairment loss on investment securities..................    (16,187)   (113,494)
  Present value discount account............................      7,092      22,146
  Others....................................................    470,979     158,721
                                                              ---------   ---------
                                                                410,457    (322,827)
                                                              ---------   ---------
Permanent differences (tax effect):
  Dividends received........................................    (34,716)     (6,293)
  Others....................................................        254          15
                                                              ---------   ---------
                                                                (34,462)     (6,278)
                                                              ---------   ---------
Tax effect of taxable income................................    409,478          --
Tax effect of operating loss carryforward...................   (409,478)         --
                                                              ---------   ---------
Income taxes payable........................................  W      --   W      --
                                                              =========   =========

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

     Changes in temporary differences for the six-month periods ended June 30, 2002 and 2001 are as follows (Millions of Won):

                                          BEGINNING
                                           BALANCE      INCREASE     DECREASE    ENDING BALANCE
                                          ----------   ----------   ----------   --------------
Gain on valuation of trading
  securities............................  W  (61,887)  W (108,330)  W       --     W (170,217)
Impairment loss on investment equity
  Securities............................     698,145       14,922       21,778        691,289
Impairment loss on investment debt
  Securities............................     361,695       92,829      140,476        314,048
Present value discount account..........     191,497       23,880           --        215,377
Provision for possible loan losses......     697,606      575,758      697,606        575,758
Provision for guarantees--outstanding...     139,341       92,368      139,341         92,368
Loss on investment valuation by equity
  method................................    (160,943)    (112,548)          --       (273,491)
Others..................................     700,682    1,380,745     (421,589)     2,503,016
                                          ----------   ----------   ----------     ----------
                                           2,566,136    1,959,624      577,612      3,948,148
Operating loss carryforward.............   3,558,081           --    1,269,556      2,288,525
                                          ----------   ----------   ----------     ----------
                                           6,124,217    1,959,624    1,847,168      6,236,673
                                          ==========   ==========   ==========     ==========
Deferred tax assets (2002)..............   1,818,892      582,008      548,609      1,852,292
                                          ==========   ==========   ==========     ==========
Deferred tax assets (2001)..............  W1,840,798   W  902,049   W  813,288     W1,929,559
                                          ==========   ==========   ==========     ==========

     Considering future deductibility of accumulated deficit and temporary differences from future taxable income the Bank recorded deferred tax asset amounting to W146,709 million out of total future tax benefits of W1,852,292 million.

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

21.  AVERAGE AMOUNTS OF ASSETS AND LIABILITIES RELATED TO INTEREST INCOME AND
EXPENSES:

     Interest income or interest expenses and the average amounts of related assets or liabilities for 2002 and 2001 are as follows (Millions of Won):

                                                      2002                               2001
                                        --------------------------------   --------------------------------
                                                         INTEREST INCOME                    INTEREST INCOME
                                        AVERAGE AMOUNT     OR EXPENSE      AVERAGE AMOUNT     OR EXPENSE
                                        --------------   ---------------   --------------   ---------------
(Asset)
Due from banks........................     2,356,050       W   34,813         4,989,908       W  163,853
Securities............................    12,320,560          339,636        10,309,237          358,580
Loans.................................    44,846,576        1,298,904        48,882,892        2,019,818
Others................................            --            5,631                --            7,132
                                                           ----------                         ----------
                                                           W1,678,984                         W2,549,383
                                                           ==========                         ==========
(Liabilities)
Deposits..............................     9,065,474       W  200,437         9,285,108       W  289,308
Borrowings............................    20,183,187          336,537        23,185,153          722,862
Bonds.................................    36,691,731        1,058,182        37,284,927        1,423,039
Others................................            --           44,635                --           38,752
                                                           ----------                         ----------
                                                           W1,639,791                         W2,473,961
                                                           ==========                         ==========

22.  ASSETS AND LIABILITIES DENOMINATED IN FOREIGN CURRENCIES:

     Significant assets and liabilities denominated in foreign currencies at June 30, 2002 and 2001 are as follows:

                                      THOUSANDS OF U.S.$ (*)        MILLIONS OF WON EQUIVALENT
                                   -----------------------------   -----------------------------
                                       2002            2001            2002            2001
                                   -------------   -------------   -------------   -------------
(Assets)
Foreign exchange.................  US$     1,513   US$     1,782   W       1,818   W       2,317
Due from banks...................      1,661,534       4,014,629       1,996,832       5,221,828
Trading securities...............        584,033         728,850         701,892         948,015
Investment securities............      2,451,565       1,431,023       2,946,326       1,861,331
Bills bought.....................      1,998,371       2,297,469       2,401,656       2,988,318
Call loans.......................        121,700         169,802         146,259         220,862
Loans............................     13,419,852      15,048,228      16,128,157      19,573,230
Other assets.....................      3,170,315       2,587,771       4,195,753       3,365,913
                                   -------------   -------------   -------------   -------------
                                   US$23,408,883   US$26,279,554     W28,518,693     W34,181,814
                                   =============   =============   =============   =============
(Liabilities)
Deposits.........................  US$   734,591   US$ 1,111,849   W     882,835   W   1,446,182
Borrowings.......................     11,662,880      13,135,318      14,123,878      17,085,108
Bonds sold under repurchase
  agreement......................        267,497         185,794         321,478         241,662
Call money.......................        137,189         178,500         164,879         232,175

                           THE KOREA DEVELOPMENT BANK
           NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2002 AND 2001
                                  (Unaudited)

                                      THOUSANDS OF U.S.$ (*)        MILLIONS OF WON EQUIVALENT
                                   -----------------------------   -----------------------------
                                       2002            2001            2002            2001
                                   -------------   -------------   -------------   -------------
Industrial finance bonds
  issued.........................      8,355,762       9,740,146      10,292,979      12,669,007
Other Liabilities................      2,230,519       1,933,690       2,708,073       2,515,151
                                   -------------   -------------   -------------   -------------
                                   US$23,388,438   US$26,285,297     W28,494,122     W34,189,285
                                   =============   =============   =============   =============

------------

(*) Assets or liabilities denominated in foreign currencies other than the U.S. Dollar have been converted into U.S. Dollars by using the cross exchange rate in effect on June 30, 2002 and 2001.

23.  RELATED PARTY TRANSACTIONS:

     Significant loans for related parties as of June 30, 2002 and 2001 are as follows:

                                                                MILLIONS OF WON
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
The KDB Capital Corp. ......................................  W487,333   W377,109
Daewoo Securities Co., Ltd. ................................   200,000    200,000
Daewoo Shipbuilding & Marine Engineering Co., Ltd. .........   274,627    124,419
Others......................................................    24,036     26,014
                                                              --------   --------
                                                              W985,996   W727,542
                                                              ========   ========

24.  OPERATING RESULTS OF TRUST ACCOUNTS:

     The income statement of the Trust Accounts for the six months ended June 30, 2002 and 2001 are as follows:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
(Revenue)
Interest income.............................................  W   95,733   W   88,320
Gains on securities.........................................      38,152      140,303
Other.......................................................       5,003       33,305
                                                              ----------   ----------
                                                                W138,888     W261,928
                                                              ==========   ==========
(Expenses)
Dividends of trust profit to beneficiaries..................  W   73,135   W  195,861
Commissions paid............................................         143          126
Loss on securities..........................................      37,290       39,113
Taxes and dues..............................................          --           53
Trust fee to the Bank.......................................      12,087        9,711
Provisions for possible loan losses.........................       6,155        9,903
Others......................................................      10,078        7,160
                                                              ----------   ----------
                                                                W138,888     W261,927
                                                              ==========   ==========

THE REPUBLIC OF KOREA

LAND AND HISTORY

  POLITICAL HISTORY

     On December 19, 2002, the country elected Roh Moo Hyun of the Millennium Democratic Party as President, and he will start his term on February 25, 2003.

  POLITICAL ORGANIZATION

     As of December 31, 2002, the parties indicated below controlled the following number of seats in the National Assembly:

                                                          GNP   MDP   OTHER   TOTAL
                                                          ---   ---   -----   -----
Number of seats.........................................  151   103    18      272

  RELATIONS WITH NORTH KOREA

     In December 2002, North Korea removed seals and surveillance equipment from its Yongbyon power plant, evicted nuclear inspectors from the United Nations International Atomic Energy Agency and has been reported to have resumed the activation of its Yongbyon power plant. In January 2003, North Korea announced its intention to withdraw from the Nuclear Non-Proliferation Treaty, demanding that the United States sign a non-aggression pact before North Korea dismantles its nuclear power and arms program. In recent months, the level of tension between the two Koreas, as well as between North Korea and the United States, has increased. There can be no assurance that this level of tension will not escalate to have a material adverse impact on the Republic or its economy.

THE ECONOMY

  ECONOMIC DEVELOPMENTS SINCE 1997

     Financial Difficulties of Korean Companies

     GM-Daewoo Auto and Technology ("GMDAT") was established on August 7, 2002 pursuant to a joint venture agreement dated as of April 30, 2002, between General Motors ("GM") and certain creditors of Daewoo Motors. On October 18, 2002, GMDAT commenced operation as a result of a final agreement reached by GM and the creditors. Currently, GM and GM's affiliates own 67% of GMDAT and the creditors own the remaining 33%. Pursuant to an agreement between GM and the creditors to extend US$2 billion in additional loans to GMDAT, certain creditors, including The Korea Development Bank, Woori Bank, Chohung Bank and Korea Exchange Bank, have agreed to provide loans at market interest rates and trade finance facilities amounting to an aggregate of US$1.25 billion. The Korea Development Bank has agreed to provide an additional US$750 million in loans at a fixed annual interest rate of 6%.

     On November 19, 2002, an agreement was signed among Hynix Semiconductor, the creditor banks of Hynix and Beijing Orient Electronics Group ("BOE") with respect to the sale of Hynix's TFT-LCD business subsidiary, Hydis, for US$380 million. The creditor banks of Hynix agreed to extend US$180 million in loans to BOE in connection with BOE's acquisition of Hydis, including US$100 million from us. On December 30, 2002, the creditor banks of Hynix approved a plan that includes a W1.9 trillion debt-to-equity swap and a rollover of Hynix's W3 trillion debt until the end of 2006. Of the total debt subject to the swap, we hold W44.2 billion. Our portion of the rollover will be decided in a future agreement among the creditor banks.

     Foreign Currency Reserves and External Liabilities

     The Government's foreign currency reserves totaled approximately US$121.4 billion as of December 31, 2002. Based on preliminary data, the Republic's total external liabilities, using standards set by the IMF, totaled US$130.5 billion as of November 30, 2002.

  POST-IMF REFORMS

     Financial Sector Restructuring

     Restructuring and Recapitalizing the Financial Institutions Sector. The Government announced its intention to sell Seoul Bank on May 31, 2002 and conducted an auction process for its sale. The auction process commenced on May 31, 2002 and closed on September 27, 2002, as a result of which the Government selected Hana Bank as the acquirer. Hana Bank and Seoul Bank merged on December 2, 2002 to become the third largest commercial bank in the Republic. As a result of the merger, the Government currently owns 30.9% of the outstanding shares of the merged entity, Hana Bank.

     In December 2002, Shinhan Bank was recommended by the Public Fund Oversight Committee as the preferred bidder with respect to the shares of Chohung Bank owned by the Government.

GROSS DOMESTIC PRODUCT AND MAJOR FINANCIAL INDICATORS

  GROSS DOMESTIC PRODUCT

     Based on preliminary data, GDP growth in the first half of 2002 was 6.1% at constant market prices, as aggregate private and general government consumption expenditures increased by 7.3% and gross domestic fixed capital formation increased by 7.0%.

  PRICES, WAGES AND EMPLOYMENT

     In the first half of 2002, the inflation rate was 2.6% and the unemployment rate was 2.7%.

BALANCE OF PAYMENTS AND FOREIGN TRADE

  BALANCE OF PAYMENTS

     Based on preliminary data, the estimated current account surplus for the first six months of 2002 was US$3.6 billion.

  TRADE BALANCE

     The following table summarizes the Republic's trade balance for the periods indicated:

                                 TRADE BALANCE

                                                                                EXPORTS AS
                                                                     BALANCE       % OF
                                            EXPORTS(1)    IMPORTS    OF TRADE    IMPORTS
                                            ----------   ---------   --------   ----------
                                              (MILLIONS OF DOLLARS, EXCEPT PERCENTAGES)
November 30, 2001.........................  139,508.2    126,634.8   12,873.4     110.2
November 30, 2002.........................  148,380.9    134,254.7   14,126.2     110.5

------------

(1) These entries are derived from trade statistics and are valued on a free on board basis.

(2)  Preliminary.

Source: Monthly Bulletin, December 2002; The Bank of Korea.

     Based on preliminary data, the Republic recorded a trade surplus of US$6.7 billion as of November 30, 2002, as exports increased by 6.4% and imports increased by 6.0% in the first eleven months of 2002 compared to the corresponding period of 2001.

     The Republic's largest trading partners, the United States and Japan accounted for the following percentages of the country's imports and exports for the first half of 2002:

                                                              JUNE 30, 2002(1)
                                                              -----------------
                                                              EXPORTS   IMPORTS
                                                              -------   -------
United States...............................................   18.5%     15.8%
Japan.......................................................    9.5%     21.2%

------------

(1)  Preliminary.

MONETARY POLICY

  MONEY SUPPLY

     The following table shows the volume of the Republic's money supply:

                                                                     AS OF
                                                               SEPTEMBER 30, 2002
                                                               ------------------
                                                               (BILLIONS OF WON)
Money Supply (M1)(1)........................................        57,840.0
Quasi-Money(2)..............................................       443,592.6
Money Supply (M2)...........................................       501,402.6
  Percentage Increase Over Previous Year....................            11.5%

------------

(1)  Consists of cash and demand deposits.

(2) Includes time and savings deposits and residents' foreign currency deposits at financial institutions.

Source: Monthly Statistics of Korea, December 2002, National Statistical Office.

                            DESCRIPTION OF THE NOTES

     The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the Notes. Therefore, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement.

     The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

GOVERNED BY FISCAL AGENCY AGREEMENT

     We will issue the 2007 Notes and the 2012 Notes, each of which--together in each case with each of the previously-issued notes--will respectively constitute a single series issued under the fiscal agency agreement dated as of February 15, 1991 between us and The Bank of New York, as fiscal agent. The fiscal agent will maintain a register for the Notes.

PAYMENT OF PRINCIPAL AND INTEREST

     The 2007 Notes will bear interest at the rate of 4.25% per annum and the 2012 Notes will bear interest at the rate of 5.50% per annum. Interest will accrue from November 13, 2002. We will pay one-half of the yearly interest on May 13 and November 13 of each year, beginning on May 13, 2003. We will pay the interest to the person who is registered as the owner of a Note on April 28 and October 29 of each year in which interest is scheduled to be paid.

     We will make principal and interest payments on the Notes in U.S. dollars. Interest on the Notes will be computed based on a 360-day year consisting of twelve 30-day months.

DENOMINATION

     The Notes will be issued in minimum denominations of US$1,000 increased in multiples of US$1,000.

REDEMPTION

     We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

FORM AND REGISTRATION

     The Notes will be represented by one or more global notes. The global notes will be registered in the name of Cede & Co., a nominee of DTC, the depositary for the global notes, and will be deposited with DTC. Except as described in the accompanying prospectus under "Description of the Securities--Description of Debt Securities--Global Securities," the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form.

NOTICES

     All notices regarding the Notes will be published in London in the Financial Times, in New York in The Wall Street Journal (U.S. Edition), and, for as long as the Notes are listed on the Luxembourg Stock Exchange, in a newspaper of general circulation in Luxembourg, expected to be the Luxemburger Wort. If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

                                    TAXATION

UNITED STATES TAX CONSIDERATIONS

     As the issue price of each of the Notes is equal to or greater than its principal amount (or reflects no more than a de minimis amount of Original Issue Discount), the 2007 Notes and the 2012 Notes will be treated for US federal income tax purposes as part of the same issue as our 4.25% Notes due 2007 and 5.50% Notes due 2012, respectively, both of which were issued on November 13, 2002 (together, the "existing notes"). If the price you pay for the Notes (excluding amounts in respect of accrued interest) exceeds the "adjusted issue price" of the corresponding existing notes, then you will be considered to have purchased the Notes at a premium, and may elect to amortize premium as an offset to interest income, as discussed in more detail in the "Taxation" section of the accompanying prospectus.

                            CLEARANCE AND SETTLEMENT

     We have obtained the information in this section from sources we believe to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg, but we take no responsibility for the accuracy of this information. DTC, Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC's, Euroclear's or Clearstream, Luxembourg's performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

INTRODUCTION

THE DEPOSITORY TRUST COMPANY

     DTC is:

     -  a limited-purpose trust company organized under the New York Banking
        Law;

     -  a "banking organization" under the New York Banking Law;

     -  a member of the Federal Reserve System;

     -  a "clearing corporation" under the New York Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     Like DTC, Euroclear and Clearstream, Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream, Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream, Luxembourg are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream, Luxembourg. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream, Luxembourg by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream, Luxembourg participant.

OWNERSHIP OF NOTES THROUGH DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, Luxembourg, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg will hold their participants' beneficial interests in the global notes in their customers' securities accounts with their depositaries. These depositaries of Euroclear and Clearstream, Luxembourg in turn will hold such interests in their customers' securities accounts with DTC.

     We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream, Luxembourg and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

     DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear's or Clearstream, Luxembourg's ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream, Luxembourg will take such actions only in accordance with their respective rules and procedures.

     The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

TRANSFERS WITHIN AND BETWEEN DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

TRADING BETWEEN DTC PURCHASERS AND SELLERS

     DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG PARTICIPANTS

     Participants in Euroclear and Clearstream, Luxembourg will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg.

TRADING BETWEEN A DTC SELLER AND A EUROCLEAR OR CLEARSTREAM, LUXEMBOURG
PURCHASER

     When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant's account and the Notes will be credited to the depositary's account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Luxembourg, Euroclear or Clearstream, Luxembourg will credit the notes, in accordance with its usual procedures, to the participant's account, and the participant will then credit the purchaser's account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

     Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the Notes are credited to their accounts one day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant's account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant's overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) to each participant.

     Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

TRADING BETWEEN A EUROCLEAR OR CLEARSTREAM, LUXEMBOURG SELLER AND A DTC
PURCHASER

     Due to time-zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit the Notes to the DTC participant's account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

     If the Euroclear or Clearstream, Luxembourg participant selling the Notes has a line of credit with Euroclear or Clearstream, Luxembourg and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

     Settlement in other currencies between DTC and Euroclear and Clearstream, Luxembourg is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

     Finally, day traders who use Euroclear or Clearstream, Luxembourg and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream, Luxembourg participants should note that these trades will automatically fail unless one of three steps is taken:

     - borrowing through Euroclear or Clearstream, Luxembourg for one day, until the purchase side of the day trade is reflected in the day trader's Euroclear or Clearstream, Luxembourg account, in accordance with the clearing system's customary procedures;

     - borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream, Luxembourg participant.

                                  UNDERWRITING

RELATIONSHIP WITH THE UNDERWRITERS

     We and the underwriters named below (the "Underwriters") have entered into
a Terms Agreement dated January   , 2003 ("Terms Agreement") with respect to the
Notes relating to the Underwriting Agreement--Standard Terms (together with the Terms Agreement, the "Underwriting Agreement") filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amounts of the Notes set out opposite its name below:

                                                             PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                   NAME OF UNDERWRITERS                      OF THE 2007 NOTES   OF THE 2012 NOTES
                   --------------------                      -----------------   -----------------
ABN AMRO Incorporated......................................
Deutsche Bank Securities Inc...............................
Morgan Stanley & Co. Incorporated..........................
                                                              --------------      --------------
  Total....................................................   US$                 US$
                                                              ==============      ==============

     Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

     The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page and may offer a portion to certain dealers at a price that represents a concession not in excess of
     % of the principal amount with respect to the 2007 Notes and      % with
respect to the 2012 Notes. Any Underwriter may allow, and any such dealer may
reallow, a concession not in excess of      % of the principal amount of the
Notes to certain other dealers. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

     We have applied through our listing agent to the Luxembourg Stock Exchange for listing of, and permission to deal in, the Notes. Although the previously-issued notes are currently listed on the Luxembourg Stock Exchange, we cannot give any assurance that the application to the Luxembourg Stock Exchange in respect of supplemental listing of the Notes now being issued will be approved. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

     We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

     In connection with the offering, the Underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Underwriters may conduct these transactions in the over-the-counter market or otherwise. If the Underwriters commence any of these transactions, they may discontinue them at any time.

     Expenses associated with this offering, to be paid by us, are estimated to be US$200,000. The Underwriters have agreed to reimburse us for certain of our expenses incurred in connection with the offering of the Notes to the extent such expenses exceed US$200,000.

     In the ordinary course of their respective businesses, some of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates.

DELIVERY OF THE NOTES

     We expect to make delivery of the Notes, against payment in same-day funds
on or about January    , 2003, which we expect will be the fifth business day
following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

FOREIGN SELLING RESTRICTIONS

     Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

  KOREA

     Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

  UNITED KINGDOM

     Each Underwriter has severally represented and agreed that (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of The Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of The Financial Services and Markets Act of 2000 ("FSMA")) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (iii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

  JAPAN

     Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan; it has not offered or sold and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with the other relevant laws and regulations of Japan.

  HONG KONG

     Each Underwriter has severally represented and agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, except in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (ii) it has not issued, or had in its possession for the purpose of issue, and will not issue, or have in its possession for the purpose of issue, any invitation, document or advertisement relating to the Notes in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.

  SINGAPORE

     Each Underwriter has severally represented and agreed that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore (the "SFA"), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

  NETHERLANDS

     Each Underwriter has severally represented and agreed that the Notes may not be offered, transferred, delivered or sold, whether directly or indirectly, to any individual or legal entity in the Netherlands as part of the initial distribution or at any time thereafter, other than to individuals or legal entities who, or which, trade or invest in securities in the conduct of their profession or trade (which includes banks, brokers, dealers, asset management companies, investment funds, insurance companies, pension funds, other institutional investors and treasury departments of large commercial enterprises).

                                 LEGAL MATTERS

     The validity of the Notes is being passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. In giving their opinions, Cleary, Gottlieb, Steen & Hamilton and Davis Polk & Wardwell may rely as to matters of Korean law upon the opinion of Kim & Chang and Kim & Chang may rely as to matters of New York law upon the opinion of Cleary, Gottlieb, Steen & Hamilton.

                       OFFICIAL STATEMENTS AND DOCUMENTS

     Our Governor and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under "Recent Developments--The Korea Development Bank". Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned "Recent Developments--The Republic of Korea" as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

                              GENERAL INFORMATION


     The issue of the Notes has been authorized by a resolution of our Board of Directors passed on November 29, 2002, and a decision of our Governor dated January 16, 2003. On January 22, 2003, we filed our report on the proposed issuance of the Notes with the Ministry of Finance and Economy of Korea.



     Except as disclosed in this prospectus supplement and the accompanying prospectus, since June 30, 2002, there has been no material adverse change in our financial condition. In addition, except as disclosed in this prospectus supplement and the accompanying prospectus, since June 30, 2002, there has been no material change in our capitalization as described in the table appearing on page S-7 of this prospectus supplement which is material in the context of the issue of the Notes.


     We are not involved in any litigation, arbitration or administrative proceedings that are material in the context of the issue of the Notes and are not aware of any such litigation, arbitration or administrative proceedings whether pending or threatened.

     We have not appointed a Luxembourg paying or transfer agent with respect to the Notes. We have agreed to appoint such an agent in Luxembourg if Notes in definitive form are issued in the limited circumstances set forth in the accompanying prospectus under "Description of the Securities--Description of Debt Securities--Global Securities" and in such an event, publication of such appointment will be made as set forth herein under "Description of the Notes--Notices." Pending such appointment, The Bank of New York (Luxembourg), S.A., our Luxembourg listing agent, will act as intermediary in Luxembourg between holders of Notes and us.

     The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549.

     Copies of the registration statement, including amendments thereto referred to under "Further Information" in the accompanying prospectus, will be available for inspection at, and copies of our annual reports as well as our audited annual and unaudited semi-annual financial statements may be obtained from, the offices of The Bank of New York (Luxembourg), S.A. in Luxembourg during normal business hours on any weekday for so long as the Notes are listed on the Luxembourg Stock Exchange. In addition, copies of the following documents will be available for inspection, and may be obtained, at the offices of The Bank of New York (Luxembourg), S.A. during normal business hours:

     -  the Korea Development Bank Act;

     -  our By-Laws;

     -  the resolutions of our Board of Directors;

     -  the Enforcement Decree of The Korea Development Bank Act;

     -  the decision of our Governor with respect to the offering of the Notes;

     -  the fiscal agency agreement; and

     -  a specimen of the Notes.

     Our By-Laws and a legal notice relating to the issuance of the Notes will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, and copies thereof may be obtained upon request at the offices of The Bank of New York (Luxembourg), S.A.

     The Notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg (For the 2007 Notes: Common Code: 015779888; ISIN:
US500630BE75; CUSIP: 500630BE7 and for the 2012 Notes: Common Code: 015779926;
ISIN: US500630BF41; CUSIP: 500630BF4).

PROSPECTUS

                                   (KDB LOGO)

                           THE KOREA DEVELOPMENT BANK

                                 $6,621,000,000

                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES
                                   GUARANTEES

                         ------------------------------

     WE WILL PROVIDE THE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                         ------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    This prospectus is dated August 29, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Certain Defined Terms and Conventions.......................    3
Use of Proceeds.............................................    4
The Korea Development Bank..................................    5
     Overview...............................................    5
     Capitalization.........................................    7
     Business...............................................    7
     Selected Financial Statement Data......................   10
     Operations.............................................   14
     Sources of Funds.......................................   22
     Debt...................................................   23
     Overseas Operations....................................   24
     Property...............................................   24
     Directors and Management; Employees....................   24
     Financial Statements and the Auditors..................   25
The Republic of Korea.......................................   66
     Land and History.......................................   66
     Government and Politics................................   67
     The Economy............................................   69
     Gross Domestic Product and Major Financial
      Indicators............................................   84
     Balance of Payments and Foreign Trade..................   92
     The Financial System...................................   96
     Monetary Policy........................................  100
     Government Finance.....................................  104
     Debt...................................................  106
     Tables and Supplementary Information...................  108
Description of the Securities...............................  111
     Description of Debt Securities.........................  111
     Description of Warrants................................  117
     Terms Applicable to Debt Securities and Warrants.......  118
     Description of Guarantees..............................  119
Limitations on Issuance of Bearer Debt Securities and Bearer
  Warrants..................................................  120
Taxation....................................................  121
     Korean Taxation........................................  121
     United States Tax Considerations.......................  122
Plan of Distribution........................................  129
Legal Matters...............................................  130
Authorized Representatives in the United States.............  130
Official Statements and Documents...........................  130
Experts.....................................................  130
Forward-Looking Statements..................................  130
Further Information.........................................  131

                     CERTAIN DEFINED TERMS AND CONVENTIONS

     All references to "Korea" or the "Republic" contained in this prospectus mean The Republic of Korea. All references to the "Government" mean the government of Korea. All references to the "Bank" mean The Korea Development Bank.
     Unless otherwise indicated, all references to "won", "Won" or "W" contained in this prospectus are to the currency of Korea, and references to "U.S. dollars", "Dollars", "$" or "US$" are to the currency of the United States of America.

     All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

     Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

                           THE KOREA DEVELOPMENT BANK

OVERVIEW

     We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the "KDB Act"). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation's economic growth and development. The Government owns all of our paid-in capital. Our registered office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

     Our primary purpose, as stated in the KDB Act, is to "furnish and administer funds for the financing of major industrial projects in order to expedite industrial development and expansion of the national economy." We make loans available to major industries for equipment, capital investment and the development of high technology. In addition to these equipment capital loans, we make working capital loans to borrowers to whom we have extended equipment capital loans, to enterprises the capital of which has been subscribed for, or is owned by, the Government or us and to high technology companies as provided by our By-Laws.
     As of December 31, 2001, we had W47,270.9 billion of loans outstanding, total assets of W82,003.1 billion and total equity of W6,933.4 billion, as compared to W49,992.4 billion of loans outstanding, W81,309.1 billion of total assets and W3,798.2 billion of total equity as of December 31, 2000. For the year ended December 31, 2001, we recorded interest income of W4,583.0 billion, interest expense of W4,359.8 billion and a net income of W109.0 billion, as compared to W5,458.0 billion of interest income, W5,356.8 billion of interest expense and W1,398.4 billion of net loss for the year ended December 31, 2000. See "The Korea Development Bank--Selected Financial Statement Data".

     Pursuant to the KDB Act, the Government must hold all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities. The Government's determination each fiscal year regarding the amount of financial support to extend to us, in the form of loans, guarantees or contributions to capital, plays an important role in determining our lending capacity. The Government, acting through the President of the Republic, has the power to appoint or dismiss our Governor, Chairman of the Board of Directors and Auditor. Pursuant to the KDB Act, the Minister of Finance and Economy has supervisory power over our general business and managerial matters while the Financial Supervisory Commission has supervisory authority over capital adequacy and managerial soundness matters.

     The Government supports our operations pursuant to Article 44 of the KDB Act. Article 44 provides that "the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government." As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly.

     In January 1998, the Government amended the KDB Act to:

     - subordinate our borrowings from the Government to other indebtedness incurred in our operations;

     - allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

     - allow direct injections of capital by the Government without prior National Assembly approval.

     The Government amended the KDB Act in May 1999 and the Enforcement Decree of the KDB Act, as amended (the "KDB Decree"), in March 2000, to allow the Financial Supervisory Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

     In March 2002, the Government amended the KDB Act to enable us, among other things, to:

     - obtain low-cost funds from The Bank of Korea and from the issuance of debt securities other than Industrial Finance Bonds, which funds may be used for increased levels of lending to small and medium size enterprises;

     - broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are "closely related" to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

     - extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

     The Minister of Finance and Economy of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

CAPITALIZATION
     As of December 31, 2001, our authorized capital was W10,000 billion and capitalization was as follows:

                                                              DECEMBER 31,
                                                                2001(1)
                                                              ------------
                                                              (BILLIONS OF
                                                                  WON)
Long-term Debt(2)(3):
  Won Currency Borrowings...................................     4,281.5
  Industrial Finance Bonds..................................    36,554.3
  Foreign Currency Borrowings...............................    15,178.3
                                                                --------
     Total Long-term Debt...................................    56,014.1
                                                                --------
Capital:
  Paid-in Capital...........................................     7,161.9
  Capital Surplus...........................................        44.4
  Retained Earnings.........................................       109.4
  Capital Adjustments.......................................      (382.2)
                                                                --------
     Total Capital..........................................     6,933.5
                                                                --------
Total Capitalization........................................    62,947.6
                                                                ========

------------

(1) Since December 31, 2001 to the date of this prospectus, there has been no material change in our capitalization.
(2) We have translated borrowings in foreign currencies into Won at the rate of W1,326.10 to US$1.00, which was the market average exchange rate, as announced by the Korea Financial Telecommunications & Clearing Institute, on December 31, 2001.
(3) As of December 31, 2001, we had contingent liabilities totaling W9,872.6 billion under outstanding guarantees issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2001, see "Notes to Non-Consolidated Financial Statements of December 31, 2000 and 2001--Notes 13 and 14".

BUSINESS

  PURPOSE AND AUTHORITY

     Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation's economic growth and development.

     Under the KDB Act, the KDB Decree and our By-Laws, our primary purpose is to "furnish and administer funds for the financing of major industrial projects in order to expedite industrial development and expansion of the national economy." Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

     Under the KDB Act, we may:

     - provide equipment capital loans with maturities of more than one year to major industries;

     - provide working capital loans to high technology industries as well as our existing borrowers of equipment capital loans;

     - issue guarantees for the benefit of projects that we have the authority to finance;

     - make equity investments in Korean corporations engaged in activities that we have the authority to finance or that are designated by the Government;

     - subscribe to, underwrite, invest in or guarantee corporate debentures, including debentures issued by non-corporate special juridical persons established by special laws of the Republic, issued to finance major industrial projects or debt securities or debentures issued by public institutions;

     -  engage in debt securities dealing activities in the secondary market;

     -  accept some types of time and savings deposits from the general public;

     - accept demand deposits from existing corporate customers, central and local governments and entities designated by Presidential decree;

     - underwrite or invest in stocks of Government-owned corporations carrying out major industrial projects;

     - execute foreign exchange transactions, including currency and interest swap transactions;

     - provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

     -  carry out other businesses incidental to the foregoing.

     Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic's economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

     We intend to provide guarantees in connection with the restructuring and privatization of KEPCO pursuant to the Government's plan for the restructuring of the electricity industry in Korea. See "The Korea Development
Bank--Operations--Guarantee Operations".

  GOVERNMENT SUPPORT AND SUPERVISION

     The Government owns all of our paid-in capital, as required by the KDB Act. On February 20, 2000, the Government contributed W100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by W959.9 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed W3 trillion in the form of shares of common stock of the Korea Electric Power Corporation ("KEPCO") to our capital. On December 29, 2001, the Government contributed W50 billion in cash to our capital. Taking into account these capital contributions and reduction, as of December 31, 2001, our total paid-in capital was W7,161.9 billion, compared to W4,111.9 billion as of December 31, 2000. See "The Korea Development Bank--Financial Statements and the Auditors--Notes to Non-Consolidated Financial Statements of December 31, 2000 and 2001--Note 16".

     In addition to capital contributions, the Government directly supports our financing activities by:

     -  lending us funds to on-lend;

     - allowing us to administer Government loans made from a range of special Government funds;

     - allowing us to administer some of The Bank of Korea's surplus foreign exchange holdings; and

     -  allowing us to receive credit from The Bank of Korea.

     The extent of the Government's yearly financial support, in the form of loans, guarantees or contributions to capital, helps determine our lending capacity.

     The Government also supports our operations pursuant to Articles 43 and 44 of the KDB Act. Article 43 provides that "the annual net profit of the Korea Development Bank, after adequate allowances are made for depreciation in assets, shall be totally transferred to reserve" and that accumulated amounts in reserve may be capitalized in accordance with the provisions of the KDB Decree. Article 44 provides that "the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government".

     As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly.

     The Government closely supervises our operations in the following ways:

     - the President of the Republic appoints our Governor and Chairman of the Board of Directors upon the recommendation of the Minister of Finance and Economy;

     - the Minister of Finance and Economy appoints our Deputy Governor and Executive Directors upon the recommendation of our Governor;

     - one month prior to the beginning of each fiscal year, we must submit our proposed program of operations for the fiscal year to the Minister of Finance and Economy;

     - the Minister of Finance and Economy must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

     - the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

     - the Minister of Finance and Economy and the Financial Supervisory Commission together have broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Finance and Economy may issue any orders deemed necessary to enforce the KDB Act or delegate examinations to the Financial Supervisory Commission;

     - the Financial Supervisory Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Supervisory Commission and may issue orders deemed necessary for such supervision;

     - the National Assembly receives our annual report within four months after the end of each fiscal year outlining our operations and analyzing our activities; and

     - we may amend our By-Laws only with the approval of the Minister of Finance and Economy.

     In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See "The Korea Development Bank--Financial Statements and the Auditors" and "Experts".

SELECTED FINANCIAL STATEMENT DATA

  RESULTS OF OPERATIONS

     You should read the following financial statement data together with the financial statements and notes included in this prospectus:

                                                           YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------
                                               1997       1998       1999       2000       2001
                                             --------   --------   --------   --------   --------
                                                              (BILLIONS OF WON)
INCOME STATEMENT DATA
Total Interest Income......................   4,335.8    6,472.9    5,070.5    5,458.0    4,583.0
Total Interest Expenses....................   4,030.1    6,240.3    5,190.0    5,356.8    4,359.8
Net Interest Income........................     305.7      232.6     (119.5)     101.2      223.1
Operating Revenues.........................   5,958.3    8,707.3    7,573.3    9,869.5    9,758.4
Operating Expenses.........................   6,010.0   13,545.3    8,218.5    9,516.7    9,083.5
Net Income (Loss)..........................     (54.6)  (4,889.4)     211.7   (1,398.4)     109.0
BALANCE SHEET DATA
Total Loans................................  47,087.2   45,098.7   43,293.4   49,992.4   47,270.9
Total Borrowings(1)........................  64,329.9   71,373.1   65,481.8   70,446.6   68,391.0
Total Assets...............................  79,221.4   90,412.3   75,663.5   81,309.1   82,003.1
Total Liabilities..........................  76,304.2   86,100.1   69,424.3   77,510.9   75,069.6
Total Equity...............................   2,917.2    4,312.2    6,239.2    3,798.2    6,933.4

------------

(1) Total Borrowings include deposits, call money, borrowings and industrial finance bonds.

     1999
     We had net income of W211.7 billion in 1999 compared to net loss of W4,889.4 billion in 1998 principally because of Korea's economic recovery throughout 1999. Principal factors impacting our results of operations in 1999 included:
     - capital gains of W1,390 billion in 1999 from the sale of equities held for investment, including a portion of our shareholding in Pohang Iron & Steel Co., Ltd.; and
     - recovery of approximately W328 billion from non-performing assets previously sold to KAMCO and fees and commissions of W144 billion from our investment banking activities.

     Our net loss in 1998 was attributable primarily to:

     - additional provisions for possible loan losses, bad debt securities and doubtful accounts as a result of an increase in non-performing loans and other credits to financially troubled companies;

     -  losses from selling non-performing loans to KAMCO;

     -  a decrease in the value of our securities portfolio;

     -  losses from closings and reorganizations of subsidiaries; and

     - a decrease in net interest income as a result of the significant increase in the number of failures, closing and reorganizations of companies.

     2000
     We had net loss of W1,398.4 billion in 2000 compared to net income of W211.7 billion in 1999 principally due to deteriorating economic conditions in the Republic in 2000 and the consequent expansion of our public policy role. Principal factors for the net loss in 2000 included:
     - a loss of W739 billion from our exposure to former Daewoo group affiliates, including Daewoo Motor;
     - a loss of W329 billion from the sale of our stake in Korea Heavy Industries, which was privatized; and
     - W138 billion in evaluation losses recorded by four corporate restructuring funds that we established in September 1998.

     Overall statutory income tax applicable to us is 30.8%. We paid virtually no income tax in 1999 and 2000 because we carried forward net operating losses from 1998 to offset net income. Net losses can be carried forward for a maximum of five years under the Corporate Income Tax Law of the Republic.

     2001
     We had net income of W109.0 billion in 2001 compared to net loss of W1,398.4 billion in 2000 principally due to improving economic conditions in the Republic in 2001.

     Principal factors for the net income in 2001 included:
     - gains of W563 billion primarily due to valuation gains on KEPCO stock, gains on sales of equity interests in Professional Korea Chemical Co., Ltd. and gains realized upon conversion of convertible bonds of Daewoo Securities;
     - fees and commissions of W311 billion due to increased bond underwriting and project financing activities; and
     - net interest income of W223 billion primarily due to decreased interest expense on borrowings and bond payables.
     The above factors were partially offset by net loss on disposition of loans of W1,074 billion, primarily due to dispositions of loans that had been made to Daewoo Motors.

     The overall statutory income tax rate applicable to us is 30.8%. We paid virtually no income tax in 2001 because we carried forward net operating losses from 1998 to offset net income. Net losses can be carried forward for a maximum of five years under the Corporate Income Tax Law of the Republic.

  PROVISIONS FOR POSSIBLE LOAN LOSSES AND LOANS IN ARREARS

     We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2001, we established provisions of W1,835.7 billion for possible loan losses and bad debt securities, 15.1% lower than the provisions as of December 31, 2000, and W231.1 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 49.8% decrease from 2000.

     Certain of our customers have restructured loans with their creditor banks. As of December 31, 2001, we have provided loans of W6,489.5 billion and securities of W644.7 billion for companies under workout, reorganization, composition and other restructuring procedures, including Daewoo Motors. As of December 31, 2001, we had established provisions of W1,503.0 billion for possible loan losses and W209.4 billion for present value discount with regard to the above loans. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

     Financial Supervisory Commission guidelines classify loans into five categories; provisions are made in accordance with ratios applicable to each category. Effective December 31, 1999, the Financial Supervisory Commission adopted more stringent definitions for the relevant loan categories which more closely follow international standards. Under the revised definitions, loans are categorized as follows:

     Normal................   Credits extended to customers which, in
                              consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.5% or more reserves required.

     Special attention.....   Credits extended to customers (1) which, in
                              consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 2.0% or more reserves required.

     Substandard...........   (1) Credits extended to customers, which in
                              consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers' ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of "Doubtful Customers" or "Estimated-loss Customers" (each as defined below). 20% or more reserves required.

     Doubtful..............   That portion of credits in excess of the amount
                              expected to be collected of total credits extended to (1) customers ("Doubtful Customers") which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50% or more reserves required.

     Loss..................   That portion of credits in excess of the amount
                              expected to be collected of total credits extended to (1) customers ("Estimated-loss Customers"), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100% reserves required.

     The following table provides information on our loan loss provisions.

                                              AS OF                                   AS OF
                                      DECEMBER 31, 1999(1)                    DECEMBER 31, 2000(1)
                              -------------------------------------   -------------------------------------
                                            MINIMUM         LOAN                    MINIMUM         LOAN
                                LOAN      PROVISIONING      LOSS        LOAN      PROVISIONING      LOSS
                               AMOUNT        RATIO       PROVISIONS    AMOUNT        RATIO       PROVISIONS
                              ---------   ------------   ----------   ---------   ------------   ----------
                                                (IN BILLIONS OF WON, EXCEPT PERCENTAGES)
Normal....................    W44,469.0        0.5%       W  128.3    W55,364.7        0.5%       W1,184.0
Special attention.........      2,484.3        2.0%           50.0      2,881.1        2.0%           96.9
Sub-Standard..............      5,606.9       20.0%        1,182.4      2,696.9       20.0%          559.0
Doubtful..................      2,642.9       50.0%        1,225.9      2,181.6       50.0%        1,440.8
Loss......................      1,149.3      100.0%        1,346.7        267.0      100.0%          342.6
                              ---------                   --------    ---------                   --------
Total.....................    W56,352.4                   W3,933.3    W63,391.3                   W2,623.2
                              =========                   ========    =========                   ========

                                            AS OF
                                    DECEMBER 31, 2001(1)
                            -------------------------------------
                                          MINIMUM         LOAN
                              LOAN      PROVISIONING      LOSS
                             AMOUNT        RATIO       PROVISIONS
                            ---------   ------------   ----------
                            (IN BILLIONS OF WON, EXCEPT PERCENTAGES)
Normal....................  W52,423.7        0.5%       W  245.6
Special attention.........    4,635.7        2.0%          451.9
Sub-Standard..............    1,709.5       20.0%          647.1
Doubtful..................      445.4       50.0%          273.0
Loss......................      490.0      100.0%          490.0
                            ---------                   --------
Total.....................  W59,704.3                   W2,107.6
                            =========                   ========

------------

(1) These figures include loans, guarantees, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines.
     As of December 31, 2001, our delinquent loans totaled W1,942 billion, representing 3.3% of our outstanding loans and guarantees as of such date. As of December 31, 2000, our delinquent loans totaled W1,976 billion, representing 3.1% of our outstanding loans and guarantees as of such date. On December 31, 2001, our legal reserve was W109.4 billion, representing 0.2% of our outstanding loans and guarantees as of such date.

  LOANS TO FINANCIALLY TROUBLED COMPANIES

     We have significant credit exposure to a number of financially troubled Korean companies including several former Hyundai Group affiliates and Daewoo Motor. As of December 31, 2001, our credit extended to these companies totaled W3,892.6 billion, accounting for 4.7% of our total assets as of such date.

     As of December 31, 2001, our total exposure to former Hyundai Group affiliates increased by W1,083 billion to W3,214 billion compared to December 31, 2000 mainly due to our purchase of debentures under the Fast Track Debenture Program. Compared to December 31, 2000, our exposure to Hyundai Engineering & Construction decreased by W25 billion to W533 billion; our exposure to Hyundai Merchant Marine increased by W501 billion to W1,146 billion; and our exposure to Hynix Semiconductor increased by W473 billion to W1,014 billion.

     As of December 31, 2001, our total exposure, comprising principally loans and guarantees, to Daewoo Motor was W678.2 billion. Compared to December 31, 2000, our exposure increased by W271.7 billion mainly due to continuing financial difficulties of Daewoo Motor. Daewoo Shipbuilding & Marine Engineering and Daewoo Heavy Industry & Machinery completed their respective workout programs in August 2001 and November 2001, respectively, and resumed normal operations.
     As of December 31, 2001, we had established a provision of W283.8 billion for former Hyundai Group affiliates (including W167.8 billion for the exposure to Hynix Semiconductor Inc., W107.0 billion for the exposure to Hyundai Merchant Marine and W5.3 billion for the exposure to Hyundai Engineering & Construction) and W440.8 billion for the exposure to Daewoo Motor.

     We dispose of non-performing loans by selling them to KAMCO. The prices we receive for these loans vary depending on whether the loans are secured by collateral. In 2001, we sold W58.1 billion of non-performing loans to KAMCO for W18.1 billion.

     In addition to our loans in Korea, as of December 31, 2001, we had loans totaling approximately US$85.4 million to Indonesian entities. We have classified US$7.6 million of these amounts as non-performing loans and have made provision for potential losses relating to them since 1998. We also had investments in securities of such entities totaling US$4.4 million as of December 31, 2001.

     As of December 31, 2001, we had credit exposure totaling approximately US$150 million to Russia, of which US$135 million is guaranteed by the Government. We classified the remaining US$15 million as non-performing loans and made a provision for possible losses for that amount in 1998.

OPERATIONS

  LOAN OPERATIONS

     We mainly provide equipment capital loans and working capital loans to private Korean enterprises that undertake major industrial projects. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. All loans for equipment must be for more than one year. We may extend working capital loans to entities to whom we made equipment capital loans or provided guarantees, to enterprises partly or wholly owned by the Government or by us and to small- and medium-sized companies engaged in the high technology business.

     We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose. The KDB Act requires monitoring of the projects or enterprises to which we extend loans or in which we invest and authorizes us to assign our own personnel to a borrower in need of management assistance.

     Before approving a loan, we consider:

     -  the economic benefits of the project to the Republic;

     - the extent to which the project serves priorities established by the Government's industrial policy;

     -  the project's operational feasibility;

     -  the loan's and the project's profitability; and

     -  the quality of the borrower's management.

     We generally charge interest of up to 6.5% over our prime rate, although we provide a discount between 0.3% and 0.8% to credit-constrained small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower's credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of five to ten years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

     We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from small- and medium-sized companies. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

     The following table sets out, by currency and category of loan, our total outstanding loans:

                                    LOANS(1)

                                                                         DECEMBER 31,
                                                              ----------------------------------
                                                                1999         2000         2001
                                                              --------   ------------   --------
                                                                      (BILLIONS OF WON)
Equipment Capital Loans:
  Domestic Currency.........................................  14,091.1     14,306.0     10,611.9
  Foreign Currency(2).......................................  17,897.7     16,482.2     15,324.3
                                                              --------     --------     --------
                                                              31,988.8     30,788.2     25,936.2
Working Capital Loans:
  Domestic Currency.........................................   6,913.7     10,328.7      6,844.7
  Foreign Currency(2).......................................   2,788.1      2,999.9      2,910.1
                                                              --------     --------     --------
                                                               9,701.8     13,328.6      9,754.8
                                                              --------     --------     --------
     Total Loans............................................  41,690.6     44,116.8     35,691.0
                                                              ========     ========     ========

------------

(1)  Includes loans extended to affiliates.

(2) Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled W6,510.6 billion as of December 31, 2000 and W6,548.0 billion as of December 31, 2001. See "The Korea Development Bank--Operations--Loan Operations--Loans by Categories--Local Currency Loans Denominated in Foreign Currencies".
     As of December 31, 2001, we had W35,691.0 billion in outstanding loans, a 19.1% decrease from December 31, 2000. The decrease reflected lower demand for facility loans and the repayment of outstanding loans. As of December 31, 2000, we had W44,116.8 billion in outstanding loans, a 5.8% increase from W41,690.6 billion as of December 31, 1999. The increase reflected an increase of working capital loans in Won.

     Maturities of Outstanding Loans

     The following table categorizes our outstanding loans by their remaining maturities:

                  OUTSTANDING LOANS BY REMAINING MATURITIES(1)

                                                          DECEMBER 31,                 AS % OF
                                                 ------------------------------   DECEMBER 31, 2001
                                                   1999       2000       2001           TOTAL
                                                 --------   --------   --------   -----------------
                                                       (BILLIONS OF WON, EXCEPT PERCENTAGES)
Loans with Remaining Maturities of One Year or
  Less.........................................   4,053.1   13,331.0   10,030.2          28.1
Loans with Remaining Maturities of More than
  One Year.....................................  37,637.5   30,785.8   25,660.8          71.9
                                                 --------   --------   --------         -----
  Total........................................  41,690.6   44,116.8   35,691.0         100.0
                                                 ========   ========   ========         =====

------------

(1)  Includes loans extended to affiliates.

     Loans by Industrial Sector

     The following table sets out the total amount of our outstanding loans, categorized by industry sector:

                    OUTSTANDING LOANS BY INDUSTRY SECTOR(1)

                                                          DECEMBER 31,                 AS % OF
                                                 ------------------------------   DECEMBER 31, 2001
                                                   1999       2000       2001           TOTAL
                                                 --------   --------   --------   -----------------
                                                       (BILLIONS OF WON, EXCEPT PERCENTAGES)
Manufacturing..................................  18,702.0   18,225.5   15,694.3          44.0
Transportation and Communication...............   3,168.2    3,826.8    3,971.1          11.1
Electric, Gas and Water Supply Industry........   6,059.3    6,315.4    4,017.8          11.3
Banking and Insurance..........................   9,592.5   11,013.8    5,417.8          15.2
Public Administration and National Defense.....        --      411.8    4,176.7          11.7
Others.........................................   4,168.6    4,323.5    2,413.3           6.8
                                                 --------   --------   --------         -----
  Total........................................  41,690.6   44,116.8   35,691.0         100.0
                                                 ========   ========   ========         =====
Percentage increase (decrease) from previous
  period.......................................      (7.6)%      5.8%     (19.1)%

------------

(1)  Includes loans extended to affiliates.

     The manufacturing sector accounted for 44.0% of our outstanding loans as of December 31, 2001. Loans related to the manufacture of metal products, machinery and equipment accounted for 14.4% of our total outstanding loans, and loans related to the manufacture of chemical, petroleum, coal, rubber and plastic products for 12.6%.

     The Small and Medium Industry Promotion Corporation was our single largest borrower as of December 31, 2001, accounting for 10.4% of our outstanding loans. As of December 31, 2001, our five largest borrowers accounted for 24.2% of outstanding loans and our 20 largest borrowers for 40.1%. The following table breaks down outstanding loans to our 20 largest borrowers as of December 31, 2001 by industry sector:

                     20 LARGEST BORROWER BY INDUSTRY SECTOR

                                                                   AS % OF
                                                              DECEMBER 31, 2001
                                                              TOTAL OUTSTANDING
                                                                    LOANS
                                                              -----------------
Financing, Insurance and Business Services..................        49.6%
Manufacturing...............................................        18.3%
Construction................................................        11.3%
Transportation and Communication............................        11.1%
Electricity and Waterworks..................................         9.7%

     Pursuant to the KDB Decree, we may not extend credits in excess of 20% of our total capital to a single borrower and in excess of 25% of our total capital to a single borrower and certain affiliates, with certain statutory exceptions including debt restructurings pursuant to the Republic's insolvency laws or other public policy reasons. The KDB Decree requires that any credits in excess of the foregoing limits at the time of the amendment shall be reduced below the limits by December 31, 2004. In addition the KDB Decree requires us to reduce the aggregate of large credits, defined as those in excess of 10% of our total capital, to 500% of our total capital by December 31, 2000. We are currently in compliance with these requirements.

     A number of our borrowers have encountered financial difficulties during the recent economic crisis. See "The Korea Development Bank--Selected Financial Statement Data--Loans to Financially Troubled Companies".

     The following table categorizes the new loans made by us by industry sector:

                          NEW LOANS BY INDUSTRY SECTOR

                                                           DECEMBER 31,                AS % OF
                                                    ---------------------------   DECEMBER 31, 2001
                                                     1999      2000      2001           TOTAL
                                                    -------   -------   -------   -----------------
                                                         (BILLIONS OF WON, EXCEPT PERCENTAGES)
Manufacturing.....................................  4,711.3   5,908.8   4,879.1          55.7
Transportation and Communication..................    360.8   1,693.8     900.4          10.3
Electricity and Waterworks........................  1,120.5     995.9   2,160.8          24.6
Financing, Insurance and Business Services........  1,608.7     634.8     173.0           2.0
Others............................................  1,104.7     764.4     647.3           7.4
                                                    -------   -------   -------         -----
  Total...........................................  8,906.0   9,997.7   8,760.6         100.0
                                                    =======   =======   =======         =====
Percentage increase (decrease) from previous
  period..........................................      4.9%     12.6%     12.4%

     Loans by Categories

     In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

     -  industrial fund loans;

     -  foreign currency loans;

     -  local currency loans denominated in foreign currencies;

     -  offshore loans in foreign countries; and

     -  government fund loans.

     See "The Korea Development Bank--Financial Statements and the Auditors--Notes to Non-Consolidated Financial Statements of December 31, 2000 and 2001--Note 6" for more information on the types of credit extended by us and the amounts of each type outstanding as of December 31, 2001.

     The following table sets out loans by categories as of December 31, 2001:

                                                        EQUIPMENT CAPITAL       WORKING CAPITAL
                                                             LOANS(1)               LOANS(1)
                                                       --------------------   --------------------
                                                       DECEMBER 31,           DECEMBER 31,
                                                           2001         %         2001         %
                                                       ------------   -----   ------------   -----
                                                          (BILLIONS OF WON, EXCEPT PERCENTAGES)
Industrial Fund Loans................................     7,805.9      30.1     5,045.8       51.7
Foreign Currency Loans...............................     2,509.0       9.7     1,317.0       13.5
Local Currency Loans Denominated in Foreign
  Currencies.........................................     5,178.1      20.0     1,369.9       14.0
Offshore Loans in Foreign Currencies.................     1,753.2       6.8          --
Government Fund Loans................................     1,040.8       4.0       605.2        6.2
ADB and IBRD Loans...................................     5,883.4      22.7          --
Others...............................................     1,765.8       6.8     1,416.9       14.5
                                                         --------     -----     -------      -----
Total................................................    25,936.2     100.0     9,754.8      100.0
                                                         ========     =====     =======      =====

------------

(1)  Includes loans extended to affiliates.
     As of December 31, 2001, we had also extended loans to affiliates totaling W2,562.6 billion.

     Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

     We currently make equipment capital industrial fund loans at floating rates for terms of up to 20 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating rates and in amounts constituting up to 40% of the borrower's estimated annual sales.

     Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 20 years and, in the case of working capital foreign currency loans, of up to two years.

     Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 20 years and, in the case of working capital loans, of up to two years.

     Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

     - the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

     - the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

     We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 20 years.

     Government Fund Loans.  We make government fund loans primarily to finance:

     -  water supply and drainage facilities;

     -  the Seoul and Pusan subway systems;

     -  small tourist facilities;

     -  rural and coastal electricity facilities;

     -  hospitals; and

     -  other facilities.

     Government fund loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at fixed interest rates with original maturities, in the case of equipment capital loans, of seven to 35 years and, in the case of working capital loans, of up to three years.

     Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

     - the Petroleum Business Fund (energy conservation projects and alternate fuel development projects);

     -  the Tourism Promotion Fund (hotel and resort projects); and

     -  the Special Industry Supporting Fund (defense projects).

     We also make special purpose fund loans from money received from the World Bank, the ADB, other multinational agencies and foreign financial institutions. For further information relating to such loans, see

"The Korea Development Bank--Sources of Funds" and "The Korea Development Bank--Financial Statements and the Auditors--Notes to Non-Consolidated Financial Statements of December 31, 2000 and 2001--Note 6".

  GUARANTEE OPERATIONS

     We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our By-Laws limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See "The Korea Development Bank--Sources of Funds".

     We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and marketable securities.

     The following table shows our outstanding guarantees:

                             GUARANTEES OUTSTANDING

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                               1999       2000      2001
                                                              -------   --------   -------
                                                                   (BILLIONS OF WON)
Acceptances.................................................  3,437.8    4,582.3   4,443.9
Guarantees on local borrowing...............................  2,802.1    1,783.0   1,285.1
Guarantees on foreign borrowing.............................  3,523.6    3,641.9   4,109.3
Letter of guarantee for importers...........................     36.2       56.7      34.3
                                                              -------   --------   -------
Total.......................................................  9,799.7   10,063.8   9,872.6
                                                              =======   ========   =======

     On August 9, 2002, we provided a non-binding letter of intent to KEPCO regarding our intention to provide guarantees in respect of debt obligations of KEPCO and its generation subsidiaries in connection with KEPCO's restructuring and privatization subject to the satisfaction of certain conditions noted below. We have been informed by KEPCO that, pursuant to the plan for the restructuring of the electricity industry in Korea announced by the Government in January 1999, as amended, modified and supplemented by the Act on Promotion of Restructuring of the Electricity Power Industry (Act No. 6282) as promulgated in December 2000 and the basic plan for privatization of power generation companies as adopted by the Government's Committee for Privatization of Public Corporations in April 2002:

     - KEPCO transferred all of its power generation-related assets and liabilities to six newly established generation subsidiaries in April 2001, each of which is currently wholly owned by KEPCO;

     - KEPCO plans to commence procedures during the fourth quarter of 2002 for the sale of all or portion of its interest in one of the generation subsidiaries, with a view to completing such sale in 2003; and

     - KEPCO intends to sell in stages all or portion of its interest in the remaining generation subsidiaries, other than the hydro and nuclear generation subsidiary.

     According to KEPCO, it and each of its generation subsidiaries remain jointly and severally liable under Korean law for both the debt obligations retained by KEPCO and the debt obligations transferred to the generation subsidiaries. In order to obtain waivers in respect of the joint and several liability of KEPCO and its generation subsidiaries for each other's debt obligations and to obtain the consents, waivers and amendments necessary or desirable to proceed with these sales, KEPCO and its generation subsidiaries plan to convene bondholder meetings and solicit consents from their creditors, in accordance with applicable procedures under Korean law as well as relevant contractual provisions relating to KEPCO's debt obligations.

     Although we have not yet reached any final decisions and have not yet entered into any binding commitments in this regard, we expect to offer to creditors of KEPCO and its generation subsidiaries guarantees in respect of certain of their debt obligations in order to induce their creditors to agree to the necessary consents, waivers and amendments. These debt obligations may include foreign currency debt securities of KEPCO issued in overseas markets, Won and foreign currency debt securities of KEPCO and its generation subsidiaries issued in Korea and domestic Won and foreign currency loans of KEPCO and its generation subsidiaries, with final maturities ranging from 2003 to 2096. We may guarantee principal, interest and other payments in respect of outstanding debt obligations denominated in several currencies in an aggregate principal amount of up to approximately W9.3 trillion, based on exchange rates prevailing on June 30, 2002. Our issuance of the guarantees will be subject to a number of conditions, including Korean court approvals required for meetings of the bondholders of KEPCO and its generation subsidiaries, our internal approvals and our agreement with KEPCO on the scope and terms of the guarantees. If we issue the guarantees, we will become contingently liable for the obligations of KEPCO and its subsidiaries covered by the guarantees. We do not expect to obtain any collateral from KEPCO or its subsidiaries in respect of the guaranteed obligations. If we offer guarantees to holders of outstanding debt securities of KEPCO and its subsidiaries, we may do so pursuant to this prospectus, as supplemented by a prospectus supplement that describes the guarantees and the terms of the offering.

     We currently own approximately 21.57% of the outstanding shares of common stock of KEPCO, and the Government, which owns all of our paid-in capital, owns an additional 32.35% of such shares.

  INVESTMENTS

     We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government's privatization program, and we expect to continue such sales in the future. Our equity investments increased to W12,782.7 billion as of December 31, 2001 from W8,544.9 billion as of December 31, 2000, principally as a result of the Government's transfer of capital stock of KEPCO as a capital contribution.

     To support the Government's policy of helping credit-constrained small-and medium-sized companies, we allocated W150 billion for each of the years 2000 and 2001 for investment in promising small- and medium-sized companies and invested W127.0 billion and W78.8 billion in 133 and 93 companies in 2000 and 2001, respectively.

     The KDB Act and our By-Laws provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. These restrictions, however, do not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2001, the cost basis of our equity investments subject to the restriction under the KDB Act and our By-Laws totaled W3,182.4 billion, equal to 22.2% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see "The Korea Development Bank--Financial Statements and the Auditors".

     The following table sets out our equity investments by industry sector on a book value basis:

                               EQUITY INVESTMENTS

                                                              BOOK VALUE AS OF
                                                                DECEMBER 31,
                                                                    2001
                                                              -----------------
                                                              (BILLIONS OF WON)
Electricity, Waterworks & Construction......................       4,632.2
Services & Public Corporation...............................       3,851.6
Finance and Insurance.......................................       1,653.3
Manufacturing...............................................       1,298.4
Other.......................................................       1,347.2
                                                                  --------
  Total.....................................................      12,782.7
                                                                  ========

     As of December 31, 2001, we held total equity investments, on a book value basis, of W3,038.7 billion in four of our five largest borrowers and W5,008.9 billion in 12 of our 20 largest borrowers. As of December 31, 2001, we owned a controlling interest in a financial services company which was one of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

     When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2001, the aggregate value of our equity investments accounted for approximately 95.3% of their aggregate cost basis.

     As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

  OTHER ACTIVITIES

     We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

     -  conducting economic and industrial research;

     -  performing engineering surveys;

     -  providing business analyses and managerial assistance; and

     -  offering trust services.
     As of December 31, 2001, we held in trust cash and other assets totaling W6,828.5 billion, and we generated in 2001 trust fee income equaling W22.6 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if the income from our trust operations fails to generate the guaranteed minimum rate of return on some of our money trusts, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. We have transferred W33.4 billion, W86.2 billion and W360.5 billion in 1999, 2000 and 2001, respectively, from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into our banking accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

SOURCES OF FUNDS

     In addition to our capital and reserves, we obtain funds primarily from:

     -  borrowings from the Government;

     -  issuances of bonds in the domestic and international capital markets;

     -  borrowings from international financial institutions or foreign banks;

     -  borrowings from The Bank of Korea; and

     -  deposits.

     All of our borrowings are unsecured.

  BORROWINGS FROM THE GOVERNMENT

     We borrow from the Government's general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from three to 35 years. We incur special purpose loans, principally from the Petroleum Business Fund, the Tourism Promotion Fund and the Special Industry Supporting Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

     The following table sets out our Government borrowings as of December 31, 2001:

TYPE OF FUNDS BORROWED                                             AMOUNT
----------------------                                        -----------------
                                                              (BILLIONS OF WON)
General Purpose.............................................       2,448.7
Special Purpose.............................................       1,834.1
                                                                   -------
  Total.....................................................       4,282.8
                                                                   =======

  DOMESTIC AND INTERNATIONAL CAPITAL MARKETS

     We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

     The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2001:

OUTSTANDING BALANCE                                                AMOUNT
-------------------                                           -----------------
                                                              (BILLIONS OF WON)
Denominated in Won..........................................      24,491.0
Denominated in Other Currencies.............................      12,144.9
                                                                  --------
  Total.....................................................      36,635.9
                                                                  ========

     The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of our on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2001, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2001) was W48,337.1 billion, equal to 22.5% of our authorized amount, which was W214,855.8 billion.

  FOREIGN CURRENCY BORROWINGS

     We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of five to ten years. We also borrow from the World Bank, the ADB and other similar supranational institutions to fund special projects, with terms linked to the related loans we extend. As of December 31, 2001, the outstanding amount of foreign currency borrowings was US$11.4 billion.

     From 1986 through 1996, The Bank of Korea accumulated substantial surplus foreign currency, a portion of which it deposited with us. We account for The Bank of Korea deposits as foreign currency borrowings. The amount of these deposits totaled W1,145.9 billion, W388.6 billion and W254.7 billion as of December 31, 1999, December 31, 2000 and December 31, 2001, respectively. The deposits, typically denominated in U.S. dollars, bear interest at floating rates and have maturities of one year, although we frequently extend the maturities on a year-to-year basis. Deposits made at the direction of the Government to finance certain development projects have maturities matching the terms of the related loans extended by us.
     Our long term and short term foreign currency borrowings decreased to W15,178.3 billion as of December 31, 2001 from W16,759.8 billion as of December 31, 2000.

  DEPOSITS

     We take demand deposits and time and savings deposits. We accept demand deposits offering interest rates ranging from zero to one percent only from enterprises to which we have extended credit, the central and local governments, and other persons as specified by Presidential decree. We may accept time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2001, demand deposits held by us totaled W216.6 billion and time and savings deposits held by us totaled W6,452.8 billion.

DEBT

  DEBT REPAYMENT SCHEDULE

     The following table sets out our principal repayment schedule:

                       DEBT PRINCIPAL REPAYMENT SCHEDULE

                                                    MATURING ON OR BEFORE DECEMBER 31,
                                      --------------------------------------------------------------
CURRENCY(1)(2)                          2002      2003       2004      2005      2006     THEREAFTER
--------------                        --------   -------   --------   -------   -------   ----------
                                                            (BILLIONS OF WON)
Won.................................  12,520.7   5,187.8    4,660.8   3,195.7   1,346.5      1,861.0
Foreign.............................   7,208.9   2,268.8    6,428.2   3,146.3   3,964.8      4,306.2
                                      --------   -------   --------   -------   -------   ----------
  Total Won Equivalent..............  19,729.6   7,456.6   11,089.0   6,342.0   5,311.3      6,167.2
                                      ========   =======   ========   =======   =======   ==========

------------

(1) Borrowings in foreign currency have been translated into Won at the market average exchange rates on December 31, 2001, as announced by the Korea Financial Telecommunications and Clearings Institute.

(2) We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

  DEBT RECORD

     We have never defaulted in the payment of principal or interest on any of our obligations.

OVERSEAS OPERATIONS

     We operate overseas subsidiaries in Hong Kong and Dublin. The subsidiaries engage in a variety of banking and merchant banking services, including:

     -  managing and underwriting new securities issues;

     -  syndicating medium and long-term loans;

     -  trading securities;

     -  trading in the money market; and

     -  providing investment management and advisory services.

     We currently maintain branches in Tokyo, Shanghai, Singapore, New York and London and two overseas representative offices in Frankfurt and Beijing.

     During 1998, 1999 and 2000, we closed one overseas branch in Bangkok, five overseas subsidiaries, Korea Associated Securities Inc., KDB Bank (Schweiz) AG, KDB(UK) Ltd., KDB International (Singapore) Ltd., KDB (Deutschland) Gmbh, and eleven overseas representative offices in Toronto, Budapest, Sydney, Mexico City, Hanoi, Manila, Paris, Santiago, Moscow, New Delhi and Jakarta.

PROPERTY

     Our head office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 35 branches in major cities throughout the Republic, including 7 in Seoul. We generally own our domestic office space and lease our overseas offices under long-term leases.

DIRECTORS AND MANAGEMENT; EMPLOYEES

     Our Board of Directors, comprising the Governor and Chairman of the Board of Directors, the Deputy Governor and the Executive Directors, manages our affairs. The President of the Republic appoints the Governor and Chairman of the Board of Directors upon the recommendation of the Minister of Finance and Economy. The Minister of Finance and Economy appoints the Deputy Governor and Executive Directors upon the recommendation of the Governor. The Board of Directors decides all important matters relating to our operations. The Directors serve for three-year terms and may be re-appointed. As of June 30, 2002, the directors were:


Governor and Chairman of the Board of Directors:              Keun-Yong Jung
Deputy Governor:                                              Sang-Bae Park
Executive Directors:                                          Soon-Hwa Park
                                                              Ki-Seong Kim
                                                              Sung-Kun Rhee
                                                              Yun-Woo Lee
                                                              Wang-Kyung Kim
                                                              Jae-Hong Chang

     As of June 30, 2002, we employed 1,967 persons with 1,259 located in our Seoul head office.

FINANCIAL STATEMENTS AND THE AUDITORS

     The Minister of Finance and Economy appoints our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Gong-Jae Lee, who was appointed for a three-year term on April 20, 2002.

     We prepare our financial statements annually for submission to the Minister of Finance and Economy, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our non-consolidated and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external auditor is Samil Accounting Corporation, located at Kukje Center Building, 191, Hankang-ro, 2-ka, Yongsan-gu, Seoul, Korea.

     Our financial statements appearing in this prospectus were prepared in conformity with Korean law and in accordance with generally accepted accounting principles in the Republic, summarized in "The Korea Development Bank--Financial Statements and the Auditors--Notes to Non-Consolidated Financial Statements of December 31, 2000 and 2001--Note 2". These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP").

     We generally record our trading portfolio of marketable equity securities and other equity investments at the cost of acquisition (including incidental expenses related to purchase), computed on the moving average method. However, if the aggregate market value of the trading portfolio of marketable securities as of the balance sheet date differs from their purchase cost, we record the securities at market value. If the market value of equity investments, except for those of companies in which we hold more than 15% of interest ("affiliated companies"), differs from their purchase cost, we record the investment at market value. Starting in April 1999, we record our equity investments in affiliated companies by using the equity method, pursuant to which we account for adjustments in the value of our investments resulting from changes to the affiliated companies' net asset values. However, we do not apply the equity method for the following investments: (1) total assets of investees are less than W7,000 million; (2) investees which are owned by the Korean Government and Government invested companies; (3) investees under court receivership or bankruptcy; and (4) investees in the process of being sold.

     We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

     We record the value of our premises and equipment on our balance sheet on the basis of a revaluation conducted as of July 1, 1998. The Minister of Finance and Economy approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
The Korea Development Bank

     We have audited the accompanying non-consolidated balance sheets of the Korea Development Bank (the "Bank") as of December 31, 2001 and 2000, and the related statements of operations, appropriations of retained earnings (dispositions of accumulated deficit) and cash flows for the years then ended, expressed in Korean Won. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2001 and 2000, and the results of its operations, the appropriations of its retained earnings (dispositions of its accumulated deficit) and its cash flows for the years then ended in accordance with financial accounting standards generally accepted in the Republic of Korea.

     We draw attention to the following items:

     As discussed in Note 16 to the financial statements, the Korean government increased the paid-in capital of the Bank by W3,000,000 million in 2001 through contributing 127,086,334 shares of Korea Electric Power Corporation valued at W23,606 per share on June 20, 2001 and W50,000 million of cash on December 29, 2001.

     As discussed in Note 14 to the financial statements, the Bank sold non-performing loans of W3,120,559 million for proceeds of W2,046,255 million in 2001, and W3,935,457 million for proceeds of W2,112,232 million in 2000. Related gains and losses from the loan disposition are recorded as non-operating income and expense.

     As discussed in Note 14 to the financial statements, the operations of the Bank have been affected, and may continue to be affected for the foreseeable future, by the general unstable economic conditions in the Republic of Korea and in the Asia Pacific region. Under these unstable economic conditions, certain customers of the Bank restructured loans with their creditor banks. The Bank has provided loans of W6,489,516 million and securities of W644,700 million as of December 31, 2001, for companies under workout court receivership, court mediation and other restructuring process including Daewoo Motors Corp. The Bank provided W1,502,951 million for possible loan losses and W209,362 million for present value discount with regard to the above loans. Actual results of the credit loss from the loans to the customers could differ from the provisions reserved.

     The amounts expressed in U.S. Dollars are provided solely for the convenience of the reader and have been translated on the basis set forth in
Note 3 to the financial statements.

     The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. The procedures and practices utilized to audit such financial statements may differ from those generally accepted and applied in other countries and jurisdictions. Accordingly, this report and the accompanying financial statements are not intended for the use by those who are not informed about Korean accounting principles or auditing standards and their application in practice.

Samil Accounting Corporation
Seoul, Korea
January 26, 2002

                           THE KOREA DEVELOPMENT BANK
                        NON-CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                               2001                               2000
                                                 --------------------------------   --------------------------------
                                                                  IN THOUSANDS OF                    IN THOUSANDS OF
                                                 IN MILLIONS OF    U.S. DOLLARS     IN MILLIONS OF    U.S. DOLLARS
                                                   KOREAN WON        (NOTE 3)         KOREAN WON        (NOTE 3)
                                                 --------------   ---------------   --------------   ---------------
ASSETS
Cash and due from banks (Note 4)...............   W 2,673,433      US$ 2,016,012     W 5,181,704      US$ 3,907,476
Trading securities (Note 5)....................     1,246,645            940,084       1,740,818          1,312,735
Investment securities (Note 5).................    24,061,402         18,144,485      17,588,246         13,263,137
Loans (Note 6)
  less provision for possible loan losses of
    W1,835,651 million in 2001 and W2,163,037
    million in 2000, and present value discount
    of W331,227 million in 2001 and W426,678
    million in 2000............................    47,270,861         35,646,528      49,992,373         37,698,796
Premises and equipment, net (Note 7)...........       715,794            539,774         739,954            557,993
Derivative financial instruments (Note 15).....     2,372,569          1,789,133       1,991,933          1,502,099
Other assets (Note 8)..........................     3,662,356          2,761,748       4,074,031          3,072,190
                                                  -----------      -------------     -----------      -------------
    Total assets...............................   W82,003,060      US$61,837,764     W81,309,059      US$61,314,426
                                                  ===========      =============     ===========      =============
LIABILITIES AND EQUITY
Deposits (Note 9)..............................   W10,483,335      US$ 7,905,388     W 8,521,967      US$ 6,426,338
Borrowings (Note 10)...........................    21,353,378         16,102,389      23,564,031         17,769,422
Industrial finance bonds (Note 11)
  add premium on bonds of W292 million in 2001
    and W594 million in 2000 and
  less discount on bonds of W81,868 million in
    2001 and W126,750 million in 2000..........    36,554,291         27,565,260      38,360,614         28,927,392
Provision for possible guarantees losses (Note
  13)..........................................       140,980            106,312         367,495            277,125
Accrued severance benefits.....................        12,219              9,214           4,588              3,460
Derivative financial instruments (Note 15).....     2,614,541          1,971,602       2,034,196          1,533,969
Other liabilities (Note 12)....................     3,910,871          2,949,150       4,658,002          3,512,558
                                                  -----------      -------------     -----------      -------------
    Total liabilities..........................    75,069,615         56,609,315      77,510,893         58,450,264
                                                  -----------      -------------     -----------      -------------
Commitments and Contingencies (Note 14)
Equity:
  Paid-in capital (Notes 1 and 16).............     7,161,861          5,400,695       4,111,861          3,100,717
  Capital surplus (Note 16)....................        44,373             33,461          44,373             33,461
  Retained earnings (Note 16)..................       109,428             82,519              --                 --
  Capital adjustment (Note 16).................      (382,217)          (288,226)       (358,068)          (270,016)
                                                  -----------      -------------     -----------      -------------
    Total equity...............................     6,933,445          5,228,449       3,798,166          2,864,162
                                                  -----------      -------------     -----------      -------------
    Total liabilities and equity...............   W82,003,060      US$61,837,764     W81,309,059      US$61,314,426
                                                  ===========      =============     ===========      =============

The accompanying notes are an integral part of these non-consolidated financial statements.

                           THE KOREA DEVELOPMENT BANK
                       NON-CONSOLIDATED INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                        2001                               2000
                                          --------------------------------   --------------------------------
                                                           IN THOUSANDS OF                    IN THOUSANDS OF
                                          IN MILLIONS OF    U.S. DOLLARS     IN MILLIONS OF    U.S. DOLLARS
                                            KOREAN WON        (NOTE 3)         KOREAN WON        (NOTE 3)
                                          --------------   ---------------   --------------   ---------------
Interest income (Note 21):
  Interest on loans.....................    W3,634,930      US$2,741,068      W 4,259,079      US$ 3,211,733
  Interest on due from banks............       225,728           170,219          408,549            308,083
  Interest on trading securities........       112,300            84,684          129,183             97,416
  Interest on investment securities.....       593,748           447,740          637,652            480,848
  Other interest income.................        16,269            12,268           23,508             17,727
                                            ----------      ------------      -----------      -------------
                                             4,582,975         3,455,979        5,457,971          4,115,807
                                            ----------      ------------      -----------      -------------
Interest expense (Note 21):
  Interest on deposits..................       532,312           401,412          588,595            443,854
  Interest on borrowings................     1,174,039           885,332        1,409,187          1,062,655
  Interest on bond payable..............     2,597,114         1,958,460        3,268,223          2,464,537
  Other interest expenses...............        56,365            42,504           90,745             68,430
                                            ----------      ------------      -----------      -------------
                                             4,359,830         3,287,708        5,356,750          4,039,476
                                            ----------      ------------      -----------      -------------
Net interest income.....................       223,145           168,271          101,221             76,331
                                            ----------      ------------      -----------      -------------
Non-interest revenue:
  Fees and commissions..................       311,159           234,642          195,440            147,380
  Gain from trading securities..........       134,514           101,436          170,249            128,383
  Gain from derivative financial
    instruments (Note 15)...............     4,026,795         3,036,570        2,500,879          1,885,890
  Others (Note 17)......................       702,924           530,069        1,545,002          1,165,072
                                            ----------      ------------      -----------      -------------
                                             5,175,392         3,902,717        4,411,570          3,326,725
                                            ----------      ------------      -----------      -------------
Non-interest expense:
  Fees and commissions..................        35,926            27,092           32,708             24,665
  Loss from trading securities..........        72,515            54,683          409,590            308,868
  Loss from derivative financial
    instruments (Note 15)...............     3,864,648         2,914,296        2,866,007          2,161,230
  General and administrative expense
    (Note 18)...........................       241,232           181,911          229,998            173,439
  Others (Note 17)......................       509,388           384,124          621,608            468,749
                                            ----------      ------------      -----------      -------------
                                             4,723,709         3,562,106        4,159,911          3,136,951
                                            ----------      ------------      -----------      -------------
Operating income........................       674,828           508,882          352,880            266,105
Non-operating income (expense), net
  (Note 19).............................      (558,911)         (421,470)      (2,015,180)        (1,519,629)
Extraordinary income, net...............            --                --          264,496            199,454
                                            ----------      ------------      -----------      -------------
Income (loss) before income taxes.......       115,917            87,412       (1,397,804)        (1,054,070)
Income taxes (Note 20)..................         6,961             5,249              627                473
                                            ----------      ------------      -----------      -------------
Net income (loss).......................    W  108,956      US$   82,163      W(1,398,431)     US$(1,054,543)
                                            ==========      ============      ===========      =============

The accompanying notes are an integral part of these non-consolidated financial statements.

                           THE KOREA DEVELOPMENT BANK
                NON-CONSOLIDATED STATEMENTS OF APPROPRIATIONS OF
                               RETAINED EARNINGS
                     (DISPOSITIONS OF ACCUMULATED DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                   DATE OF APPROPRIATIONS: FEBRUARY 28, 2002
                     DATE OF DISPOSITION: FEBRUARY 28, 2001

                                                    2001                               2000
                                      --------------------------------   --------------------------------
                                                       IN THOUSANDS OF                    IN THOUSANDS OF
                                      IN MILLIONS OF    U.S. DOLLARS     IN MILLIONS OF    U.S. DOLLARS
                                        KOREAN WON        (NOTE 3)         KOREAN WON        (NOTE 3)
                                      --------------   ---------------   --------------   ---------------
Retained earnings before
  appropriations
(Accumulated deficit before
  dispositions):
  Retained earnings carried over
     from prior year................     W     --         US$    --       W        --      US$        --
  Cumulative effects of accounting
     changes (Note 16)..............          472               356            (8,746)            (6,595)
  Net income (loss) for the year....      108,956            82,163        (1,398,431)        (1,054,544)
                                         --------         ---------       -----------      -------------
                                          109,428            82,519        (1,407,177)        (1,061,139)
                                         --------         ---------       -----------      -------------
Appropriations of retained earnings:
  Legal reserve.....................      109,428            82,519                --                 --
                                         --------         ---------       -----------      -------------
                                          109,428            82,519                --                 --
                                         --------         ---------       -----------      -------------
Dispositions of deficit:
  Transfer from legal reserve.......           --                --           456,996            344,616
  Transfer from capital surplus.....           --                --           950,181            716,523
                                         --------         ---------       -----------      -------------
                                               --                --         1,407,177          1,061,139
                                         --------         ---------       -----------      -------------
Unappropriated retained earnings
  carried forward to subsequent
  year..............................     W     --         US$    --       W        --      US$        --
                                         ========         =========       ===========      =============

   The accompanying notes are an integral part of these financial statements.

                           THE KOREA DEVELOPMENT BANK
                   NON-CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                            2001                               2000
                                                              --------------------------------   --------------------------------
                                                                                IN THOUSANDS                       IN THOUSANDS
                                                              IN MILLIONS OF   OF U.S. DOLLARS   IN MILLIONS OF   OF U.S. DOLLARS
                                                                KOREAN WON        (NOTE 3)         KOREAN WON        (NOTE 3)
                                                              --------------   ---------------   --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................    W  108,956      US$    82,163     W(1,398,431)     US$(1,054,544)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Loss on disposal of loans, net............................     1,074,304            810,123       1,823,224          1,374,877
  Loss (gain) on trading securities, net....................       (55,985)           (42,218)        249,290            187,987
  Loss (gain) on investment securities, net.................      (507,019)          (382,338)        186,397            140,560
  Reverse of allowance for bad debt losses..................      (141,338)          (106,582)       (381,141)          (287,415)
  Depreciation..............................................        28,654             21,608          21,067             15,886
  Retirement allowance......................................        13,176              9,936          27,244             20,544
  Gain on foreign currency translation, net.................       (10,889)            (8,211)       (471,720)          (355,720)
  Loss from derivative financial instruments, net...........        70,355             53,054         349,869            263,833
  Decrease (increase) in accrued income.....................       219,219            165,311        (117,892)           (88,901)
  Decrease (increase) in derivative financial instruments...       (24,846)           (18,736)       (298,258)          (224,914)
  Payment of severance benefits.............................        (5,762)            (4,345)        (24,654)           (18,591)
  Others, net...............................................      (643,846)          (485,519)       (777,056)          (585,970)
                                                               -----------      -------------     -----------      -------------
Net cash provided by (used in) operating activities.........       124,979             94,246        (812,061)          (612,368)
                                                               -----------      -------------     -----------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net decrease in trading securities..........................       500,549            377,459       2,982,568          2,249,128
Net decrease in loans.......................................     1,869,161          1,409,517      (7,766,110)        (5,856,353)
Net increase in investment securities.......................    (3,007,823)        (2,268,172)       (324,819)          (244,943)
Net increase in premises and equipment......................       (15,010)           (11,319)        (80,485)           (60,693)
Others, net.................................................     2,478,600          1,869,089       2,396,144          1,806,910
                                                               -----------      -------------     -----------      -------------
Net cash provided by (used in) investing activities.........     1,825,477          1,376,574      (2,792,702)        (2,105,951)
                                                               -----------      -------------     -----------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits....................................     1,961,368          1,479,050       1,581,794          1,192,817
Net increase (decrease) in borrowings.......................    (2,192,114)        (1,653,053)      2,189,646          1,651,192
Net decrease in bonds issued................................    (1,709,307)        (1,288,973)       (261,860)          (197,466)
Increase in paid-in capital.................................        50,000             37,705         100,000             75,409
Others, net.................................................           110                 83              26                 19
                                                               -----------      -------------     -----------      -------------
Net cash provided by (used in) financing activities.........    (1,889,943)        (1,425,188)      3,609,606          2,721,971
                                                               -----------      -------------     -----------      -------------
Net increase in cash........................................        60,513             45,632           4,843              3,652
Cash, beginning of the year.................................        84,395             63,642          79,552             59,990
                                                               -----------      -------------     -----------      -------------
Cash, end of the year (Note 4)..............................    W  144,908      US$   109,274      W   84,395      US$    63,642
                                                               ===========      =============     ===========      =============

   The accompanying notes are an integral part of these financial statements.

                           THE KOREA DEVELOPMENT BANK
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

1.  THE BANK:

     The Korea Development Bank (the "Bank") was established in 1954 in accordance with the Korea Development Bank Act for the purpose of supplying and managing major industrial capital to develop Korean industry. The Bank operates through 36 local branches, 5 overseas branches, 2 overseas subsidiaries and 2 overseas offices as of December 31, 2001. The Bank is engaged in the banking business under the Korea Development Bank Act and in the trust business according to the Trust Business Act and other related regulations.

     The Korea Development Bank Act prescribes that the Korean Government owns the entire capital of the Bank.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting policies followed by the Bank in the preparation of its financial statements are summarized below.

 BASIS OF FINANCIAL STATEMENT PRESENTATION

     The Bank operates both a commercial banking business and a trust business in which the Bank, as a fiduciary, holds and manages the property of others. Under the Trust Business Act, the trust funds held as fiduciary are accounted for and reported separately from the Bank's own commercial banking business.

     The Bank maintains its official accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

     The preparation of financial statements in conformity with financial accounting standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the non-consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results could differ from those estimates.

 RECOGNITION OF INTEREST INCOME

     The Bank recognizes interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans, other than those subject to security deposits and guaranteed by financial institutions, is recognized on a cash basis. Such unaccrued interest income as of December 31, 2001 and 2000 was W122,915 million and W153,018 million, respectively.

 PROVISION FOR POSSIBLE LOAN LOSSES

     The Bank provides for possible loan losses based on borrowers' future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

includes the financial and non-financial factors of borrowers and classifies borrowers' credit risk. Provisions are determined by applying the following minimum percentages to the various credit risk ratings:

                                                               PROVISION
LOAN CLASSIFICATIONS                                          PERCENTAGES
--------------------                                          -----------
Normal......................................................     0.5%
Special attention...........................................  2% or more
Substandard.................................................  20% or more
Doubtful....................................................  50% or more
Loss........................................................     100%

  SECURITIES

     Marketable securities held for obtaining short-term transaction gains are included in trading securities. Those securities not included in trading securities are classified as investment securities. Securities which have a fair value different from their acquisition cost are carried in accordance with the following guidelines:

  Trading securities

     The initial cost of trading securities is determined by the moving average method. Trading securities are subsequently carried at their market values. Unrealized gains and losses on trading securities are charged to current operations.

  Investment securities

     Marketable securities held for investment purposes are carried at their market values. Unrealized gains and losses on marketable investment securities are reported as a capital adjustment in shareholders' equity.

     Investment securities which allow the Bank significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has significant influence on the investees in which the Bank holds more than 15% of interest. However, the Bank does not apply the equity method for the following investments:
     -  Total assets of investees are less than W7,000 million

     -  Investees under court receivership or bankruptcy

     -  Investees under process to be sold-out

     - Converted stocks with restriction on disposition under the corporate restructuring law

     Under the equity method, the Bank records changes in its proportionate ownership of the book value of the investee as current operations, capital adjustments or adjustments to retained earnings, depending on the nature of the underlying changes in the book value of the investee.

     Unmarketable equity securities and debt securities held to maturity are stated at cost. If market value or net book value declines significantly compared to acquisition cost and is not expected to recover, the acquisition cost is adjusted to the market value or net book value. In such cases, the difference between the carrying amount and the revalued amount is charged to current operations.
     The Bank recorded impairment losses of W289,725 million and W362,337 million in 2001 and 2000, respectively.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

 PREMISES AND EQUIPMENT AND RELATED DEPRECIATION

     Premises and equipment used for business purposes are recorded at cost, except for those assets subject to upward revaluation in accordance with the Korean Asset Revaluation Law. Such revaluation presents facilities and buildings at their depreciated replacement cost and land at the prevailing market price, as of the effective date of revaluation.

     Depreciation is computed using the declining balance method, except for buildings and structures, which are depreciated using the straight-line method, based on the estimated useful lives of the assets as described below:

                                                              ESTIMATED USEFUL LIVES
                                                              ----------------------
Buildings...................................................    20-40 years
Structures..................................................       10-40
Machinery...................................................         4
Vehicles....................................................         4
Others......................................................         4

     Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of facilities are capitalized as premises and equipment.

     The Bank capitalizes the interest expense incurred from borrowings used to purchase or build fixed assets up to the point when the assets are ready for use. The amount capitalized was W21,307 million in 2001.

  INTANGIBLE ASSETS

     Intangible assets are stated at cost, net of accumulated amortization. Amortization of these intangibles is computed using the straight-line method over a period of 4-5 years.

  PRESENT VALUE DISCOUNT

     Receivables and payables arising from long-term installment transactions, long-term cash loans (borrowings) and other similar transactions are stated at present value if the difference between nominal value and present value is material. Such differences are presented in the present value discount account and directly deducted from the nominal value of the related receivables or payables. The present value discount account is amortized using the effective interest rate method as interest expense or interest income.

     Loans which are impaired due to restructuring of the borrower, court mediation or negotiation, are revalued using the adjusted interest rate. The difference between book value and the readjusted value is offset against the provision for possible loan losses, and the remaining difference is recognized as bad debt expenses in the year incurred.

  FOREIGN CURRENCY TRANSLATION

     Assets and liabilities denominated in foreign currencies are translated into Korean Won at basic exchange rates (1,326.1 Won/US$) on the balance sheet date. Resulting exchange gains or losses are reflected in current operations.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

 BONDS SOLD UNDER REPURCHASE AGREEMENTS

     The Bank provides a provision for possible losses from the bonds sold under repurchase agreements as determined based possible loss estimates when the bonds are repurchased. The provision for possible losses as of December 31, 2001 and 2000 is W220,677 million and W695,607 million, respectively.

 DISPOSITION OF LOANS

     The Bank records the difference between selling price and book value of disposed loans as gain or loss on disposal of loans. The book value is face amount of the disposed loans less identifiable allowance for possible loan losses. When the Bank cannot allocate the allowance for possible loan losses to specific disposed loans, it records gain or loss by the difference between selling price and face amount of the loan.

 ACCRUED SEVERANCE BENEFITS

     Employees and directors with one or more years of service are entitled to receive a lump-sum payment upon termination of their employment with the Bank, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees were to terminate their employment as of the balance sheet date.

     On December 31, 2000 the Bank paid accrued severance benefits to most of employees and directors except for employees in overseas branches. Actual payments of severance benefits for the years ended 2001 and 2000 amounted to W5,763 million (including W4,030 million of early payment of severance benefits) and W137,323 million (including W131,569 million of early payment of severance benefits), respectively.

 PROVISION FOR POSSIBLE GUARANTEE LOSSES

     The Bank provides a provision for possible losses on guarantees outstanding as determined based on a credit risk rating of the companies for which guarantees are provided. The Bank provides a provision of 20% or more of guaranteed amounts for companies classified as "substandard," 50% or more for "doubtful" and 100% for "loss." The allowance is shown in the liability section.

 DEFERRED INCOME TAXES

     The Bank records deferred income taxes which arises from temporary differences between amount reported for financial reporting purposes and income tax purposes. Income tax expenses comprise taxes payable for the period and the change in deferred tax assets and liabilities for the period.

 BONDS PURCHASED UNDER RESALE AGREEMENTS AND BONDS SOLD UNDER REPURCHASE AGREEMENTS

     Bonds purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the sale and repurchase price is treated as interest and accrued evenly over the life of the agreements.

 TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS

     Accounts and records of the overseas branches are maintained in foreign currencies. For presentation in the accompanying financial statements, the financial statements of the branches have been translated at exchange rates as of the balance sheet date.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

 DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments held for trading purposes are stated at fair value on the balance sheet date.

     Derivative financial instruments for fair value hedges are stated at market. The gains and losses on the hedging instruments, as well as the related loss or gain on the hedged items, are recognized in current operations in the same accounting period.

 COMPENSATION TO TRUST ACCOUNTS

     The Bank receives management fees from trust accounts for the management and custodian services. Certain trust funds held by the Bank are guaranteed certain rate of return by the Bank. If the income from trust operations is insufficient to generate the required rate of return, the deficiency may be either recovered from previously established special allowances or compensated by the Bank's banking accounts. Such compensation is accounted for as other operating expenses of the banking accounts and other income of the trust accounts, in accordance with the relevant laws and regulations applicable to trust operations.

 STATEMENT OF CASH FLOWS

     On the statement of cash flows, the Bank recorded the net cash inflows and outflows for loans, deposits and trading securities due to their frequent turnover and short-term maturity.

 RECLASSIFICATION OF 2000 ACCOUNTS

     Certain accounts in the 2000 annual financial statements have been reclassified. These reclassifications have no effect on previously reported net income or retained earnings for 2000.

3.  UNITED STATES DOLLAR AMOUNTS:

     The Bank operates primarily in Korean Won and its official accounting records are maintained in Korean Won. The U.S. Dollar amounts are provided herein as supplementary information solely for the convenience of the readers. Won amounts are expressed in U.S. Dollars at the rate of W1,326.1:US$1, the basic rate on December 31, 2001. This presentation is not required by or in accordance with Korean generally accepted accounting principles and should not be construed as a representation that the Won amounts shown could be converted to or settled in U.S. Dollars at this or any other rate.
     The 2000 U.S. Dollar amounts, which were previously expressed at W1,259.7:US$1, the rate prevailing on December 31, 2000, have been restated to reflect the exchange rate in effect on December 31, 2001.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

4.  CASH AND DUE FROM BANKS:

     Cash and due from banks at December 31, 2001 and 2000 comprise the following:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
                                                         2001.12.31         2001         2000
                                                       ---------------   ----------   ----------
Cash on hand in Won..................................      --            W  142,842   W   82,333
Cash on hand in foreign currency.....................      --                 2,066        2,062
Due from banks in Won................................    0.0-8.6             97,146      466,212
Due from banks in foreign currency...................    0.0-5.2          2,431,379    4,631,097
                                                                         ----------   ----------
                                                                         W2,673,433   W5,181,704
                                                                         ==========   ==========

     Due from banks in Won at December 31, 2001 and 2000 are summarized as follows:

                                                           ANNUAL INTEREST
                                                              RATE (%)        MILLIONS OF WON
                                                           ---------------   ------------------
BANK                                                         2001.12.31       2001       2000
----                                                       ---------------   -------   --------
The Bank of Korea........................................      --            W62,720   W172,641
Others...................................................    4.9-8.6          34,426    293,571
                                                                             -------   --------
                                                                             W97,146   W466,212
                                                                             =======   ========

     Due from banks in foreign currency at December 31, 2001 and 2000 are summarized as follows:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
BANK                                                     2001.12.31         2001         2000
----                                                   ---------------   ----------   ----------
The Bank of Korea....................................      --            W   40,774   W   10,767
Kookmin Bank.........................................    2.1-5.2            567,787      567,071
Hanvit Bank..........................................    2.4-4.3            217,480       88,179
KDB Asia (HK) Ltd....................................    2.4-2.6            281,398      170,060
KDB Ireland Ltd......................................    2.5-5.6            267,740      187,569
ING Bank.............................................      2.1              132,610           --
Seoul Bank...........................................      3.2              132,610           --
The Export-Import Bank of Korea......................      --                    --    2,869,031
Others...............................................    2.1-8.0            790,980      738,420
                                                                         ----------   ----------
                                                                         W2,431,379   W4,631,097
                                                                         ==========   ==========

     Restricted deposits included in due from banks at December 31, 2001 are as follows:

                                                              MILLIONS OF WON
                                                              ---------------
Reserve deposits with the Bank of Korea.....................     W 62,720
China Construction Bank.....................................        4,783
Hanvit Bank.................................................        4,690
Kookmin Bank................................................       27,454
Koram Bank..................................................        1,640
                                                                 --------
                                                                 W101,287
                                                                 ========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Reserve deposits with the Bank of Korea represent amounts required under the Banking Act for the payment of deposits. Reserve deposits with China Construction Bank also represent amounts required under the related banking regulations of those countries. Deposits with Hanvit Bank, Kookmin Bank and others are pledged as collateral.

     The maturity of amounts due from banks at December 31, 2001 is as follows (Millions of Won):

MATURED ON OR                                      DUE FROM BANKS   DUE FROM BANKS IN
BEFORE DECEMBER 31                                     IN WON       FOREIGN CURRENCY      TOTAL
------------------                                 --------------   -----------------   ----------
2002.............................................     W70,434          W2,262,821       W2,333,255
2003.............................................          --              47,077           47,077
2004.............................................       5,362              30,500           35,862
2005.............................................          --              66,305           66,305
Thereafter.......................................      21,350              24,676           46,026
                                                      -------          ----------       ----------
                                                      W97,146          W2,431,379       W2,528,525
                                                      =======          ==========       ==========

5.  SECURITIES:

     Trading securities at December 31, 2001 and 2000 comprise the following:

                                                       ANNUAL INTEREST
                                                          RATE (%)           MILLIONS OF WON
                                                       ---------------   -----------------------
                                                         2001.12.31         2001         2000
                                                       ---------------   ----------   ----------
Marketable equity securities.........................      --            W   10,243   W  236,613
Government and public bonds..........................    4.4-7.7            110,108       89,919
Corporate bonds......................................    2.0-9.0            170,486      152,034
Beneficiary certificates.............................    6.0-9.0            375,702      452,276
Debt securities in foreign currency..................   0.0-9.75            580,106      731,915
Other................................................      --                    --       78,061
                                                                         ----------   ----------
                                                                         W1,246,645   W1,740,818
                                                                         ==========   ==========

     Par value, acquisition cost and fair value of trading debt securities at December 31, 2001 and 2000 are as follows (Millions of Won):

                                   PAR VALUE          ACQUISITION COST         FAIR VALUE
                             ---------------------   -------------------   -------------------
                               2001        2000        2001       2000       2001       2000
                             --------   ----------   --------   --------   --------   --------
Government and public
  bonds....................  W110,000   W   89,000   W108,967   W 89,986   W110,108   W 89,919
Corporate bonds............   171,139      153,139    169,765    149,819    170,486    152,034
Securities in foreign
  currency.................   590,524      776,884    578,601    733,071    580,106    731,915
                             --------   ----------   --------   --------   --------   --------
                             W871,663   W1,019,023   W857,333   W972,876   W860,700   W973,868
                             ========   ==========   ========   ========   ========   ========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Trading securities in each foreign currency at December 31, 2001 and 2000 comprise the following:

  FOREIGN CURRENCY (IN THOUSANDS)     MILLIONS OF WON
  -------------------------------   -------------------
       2001             2000          2001       2000
  --------------   --------------   --------   --------
    USD398,466       USD581,023     W528,406   W731,915
    DEM 35,021               --       20,996         --
    EUR 22,844               --       26,787         --
    SGD  5,459               --        3,917         --
                                    --------   --------
                                    W580,106   W731,915
                                    ========   ========

     Investment securities at December 31, 2001 and 2000 comprise the following:

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                       2001.12.31         2001          2000
                                                     ---------------   -----------   -----------
Equity Securities
     Investments using the equity method...........      --            W 6,034,406   W 1,949,543
     Investments not using the equity method.......      --              6,748,332     6,595,359
                                                                       -----------   -----------
                                                                        12,782,738     8,544,902
                                                                       -----------   -----------
Debt Securities
     Government and public bonds...................   3.0-17.5           2,913,054     2,904,267
     Corporate bonds...............................   0.0-20.0           4,894,965     2,076,898
     Investment securities in foreign currency.....   0.0-13.8           2,444,203     1,470,362
Other(*)...........................................   1.0-22.0           1,026,442     2,591,817
                                                                       -----------   -----------
                                                                        11,278,664     9,043,344
                                                                       -----------   -----------
                                                                       W24,061,402   W17,588,246
                                                                       ===========   ===========

------------
(*) Investment securities amounting to W485,000 million are pledged as collateral to KDB First Securitization Specialty Co., Ltd. and others. And investment securities amounting to W184,300 million are pledged for collateral.

     Investments in debt securities available-for-sale at December 31, 2001 and 2000 comprise the following (Millions of Won):

                                       PAR VALUE             ACQUISITION COST       MARKET (CARRYING) VALUE
                                -----------------------   -----------------------   -----------------------
                                   2001         2000         2001         2000         2001         2000
                                ----------   ----------   ----------   ----------   ----------   ----------
Government and public bonds...  W   97,943   W  205,676   W   68,033   W  205,542   W  158,879   W  213,518
Corporate bonds...............   4,077,799    2,079,619    4,118,184    2,029,782    4,036,957    1,973,761
Investment securities in
  foreign currency............   2,140,878      802,156    1,521,545      584,520    1,428,171      454,348
Other.........................     907,679    2,150,832      895,548    2,164,501      911,075    2,127,335
                                ----------   ----------   ----------   ----------   ----------   ----------
                                W7,224,299   W5,238,283   W6,603,310   W4,984,345   W6,535,082   W4,768,962
                                ==========   ==========   ==========   ==========   ==========   ==========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Investments in debt securities held-to-maturity at December 31, 2001 and 2000 comprise the following (Millions of Won):

                                       PAR VALUE             ACQUISITION COST       CARRYING AMOUNT OF BONDS
                                -----------------------   -----------------------   -------------------------
                                   2001         2000         2001         2000         2001          2000
                                ----------   ----------   ----------   ----------   -----------   -----------
Government and public bonds...  W2,764,362   W2,690,749   W2,756,469   W2,690,749   W2,754,175    W2,690,749
Corporate bonds...............     865,613      107,000      653,905      102,374      858,008       103,137
Investment securities in
  foreign currency............   1,021,909    1,025,237    1,018,688    1,019,119    1,016,032     1,016,014
Other.........................     115,384      470,511      115,366      463,509      115,367       464,482
                                ----------   ----------   ----------   ----------   ----------    ----------
                                W4,767,268   W4,293,497   W4,544,428   W4,275,751   W4,743,582    W4,274,382
                                ==========   ==========   ==========   ==========   ==========    ==========

     Equity investments at December 31, 2001 and 2000 comprise the following (Millions of Won):

                                      OWNERSHIP                                                               FAIR VALUE OR
                                         (%)           ACQUISITION COST              BOOK VALUE             NET BOOK VALUE(*)
                                      ----------   ------------------------   ------------------------   ------------------------
                                      2001.12.31      2001          2000         2001          2000         2001          2000
                                      ----------   -----------   ----------   -----------   ----------   -----------   ----------
Investments using the equity method:
  The KDB Capital Corp..............    81.66      W   478,208   W  340,160   W   203,576   W  132,207   W   173,854   W  108,691
  Daewoo Securities Co., Ltd........    36.72          563,247      232,548       563,442      148,535       421,421      117,354
  Daewoo Shipbuilding & Marine
    Engineering Co. Ltd.............    40.82          390,368      390,368       428,515      390,368       317,821      240,707
  Daewoo Heavy Industries &
    Machinery Ltd...................    21.91          173,078      173,078       186,153      173,078       146,891      133,998
  Korea Electric Power
    Corporation.....................    21.59        3,265,468           --     3,634,862           --     7,177,780           --
  Seoul Debt Restructuring Fund.....    43.80          262,800      262,800       259,384      287,738       259,384      287,738
  Arirang Restructuring Fund........    43.73          145,800      145,800       132,763      136,940       132,763      136,940
  Mukoonghwa Restructuring Fund.....    43.71          145,700      145,700       147,084      136,841       147,084      136,841
  Hankang Restructuring Fund........    23.01          145,700      145,700       147,802      137,411       147,801      137,411
  Other.............................                   396,566      359,638       330,825      406,425       336,184      415,332
                                                   -----------   ----------   -----------   ----------   -----------   ----------
                                                     5,966,935    2,195,792     6,034,406    1,949,543     9,260,983    1,715,012
                                                   -----------   ----------   -----------   ----------   -----------   ----------
Investments not using the equity
  method:
  Samsung Life Insurance............     1.89          264,496      264,496       132,248      264,496        40,518          812
  Industrial Bank of Korea..........    12.53          400,000      400,000       410,721      365,928       410,721      365,928
  Korea Highway Corp................    13.20        1,430,100    1,430,100     1,430,184    1,430,184     1,471,251    1,486,444
  Korea National Housing Corp.......    25.20        1,300,618    1,300,618     1,300,618    1,300,618     1,336,842    1,298,492
  Korea Land Development Corp.......    27.19        1,161,904    1,161,904     1,191,329    1,191,329       844,292      840,106
  Korea Water Resources Corp........     8.25          671,307      671,307       671,307      671,307       745,646      584,218
  Other.............................                 2,222,397    2,115,279     1,611,925    1,371,497     1,630,572    1,084,506
                                                   -----------   ----------   -----------   ----------   -----------   ----------
                                                     7,450,822    7,343,704     6,748,332    6,595,359     6,479,842    5,660,506
                                                   -----------   ----------   -----------   ----------   -----------   ----------
                                                   W13,417,757   W9,539,496   W12,782,738   W8,544,902   W15,740,825   W7,375,518
                                                   ===========   ==========   ===========   ==========   ===========   ==========

------------

(*)  Net book value is used in the case of non-listed investees.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Investment securities using the equity method at December 31, 2001 are summarized as follows (Millions of Won):

                                                                                VALUATION
                                       BEGINNING     ACQUISITION                 GAIN OR     CAPITAL     ENDING BOOK
                                       BOOK VALUE   (DISPOSITION)   DIVIDENDS    LOSS(*)    ADJUSTMENT      VALUE
                                       ----------   -------------   ---------   ---------   ----------   -----------
The KDB Capital Corp.................  W  132,207    W  138,373     W     --    W(68,201)    W 1,197     W  203,576
Daewoo Securities....................     148,535       330,699           --      66,243      17,965        563,442
Daewoo Shipbuilding & Marine
  Engineering Co., Ltd...............     390,368            --           --      39,965      (1,818)       428,515
Daewoo Heavy Industries & Machinery
  Ltd................................     173,078            --           --      13,075          --        186,153
Seoul Debt Restructuring Fund........     287,738            --       21,024      (7,330)         --        259,384
Arirang Restructuring Fund...........     136,940            --           --      (4,177)         --        132,763
Mukoonghwa Restructuring Fund........     136,841            --           --      10,243          --        147,084
Korea Electric Power Corp............          --     3,265,468           --     371,068      (1,674)     3,634,862
Hankang Restructuring Fund...........     137,411            --           --      10,391          --        147,802
Other................................     406,425        33,921      110,240       3,305       1,069        330,825
                                       ----------    ----------     --------    --------     -------     ----------
                                       W1,949,543    W3,768,461     W131,264    W434,582     W16,739     W6,034,406
                                       ==========    ==========     ========    ========     =======     ==========

------------
(*) Valuation gain or loss includes gain on foreign currency translation of W3,655 million.

     The equity method adjustments are calculated as the differences between the initial purchase price and the Bank's initial proportionate ownership of net book value of investees at the time of purchase. Equity method adjustment debits are amortized over 5 years (purchased before December 31, 2000) or weighted average useful lives of tangible assets of investees using the straight-line method. The accumulated unamortized equity method adjustments are as follows (Millions of Won):

                                                     2001                            2000
                                         -----------------------------   -----------------------------
                                         EQUITY METHOD   EQUITY METHOD   EQUITY METHOD   EQUITY METHOD
                                          ADJUSTMENT      ADJUSTMENT      ADJUSTMENT      ADJUSTMENT
                                         -------------   -------------   -------------   -------------
                                             DEBIT          CREDIT           DEBIT          CREDIT
                                         -------------   -------------   -------------   -------------
Beginning balance......................    W245,266       W   10,735       W 35,876        W 26,225
Increased (Decreased)..................     125,815        3,750,927        223,025         (13,242)
Amortized..............................     (52,573)        (210,923)       (13,635)         (2,248)
                                           --------       ----------       --------        --------
Ending balance.........................    W318,508       W3,550,739       W245,266        W 10,735
                                           ========       ==========       ========        ========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Investment securities denominated in foreign currency at December 31, 2001 and 2000 comprise the following:

        FOREIGN CURRENCY (IN THOUSANDS)                MILLIONS OF WON
------------------------------------------------   -----------------------
            2001                      2000            2001         2000
-----------------------------   ----------------   ----------   ----------
SECURITIES AVAILABLE-FOR-SALE
USD               806,460       USD      351,969   W1,069,448   W  443,375
JPY            32,448,921       JPY      274,689      327,539        3,025
EUR                 7,699       EUR           --        9,028           --
DEM                33,021       DEM        9,901       19,797        6,010
SGD                 2,549       SGD           --        1,829           --
CHF                   669       CHF        2,450          530        1,916
BEF                    --       BEF          744           --           22
                                                   ----------   ----------
                                                   W1,428,171   W  454,348
                                                   ==========   ==========
 SECURITIES HELD-TO-MATURITY
JPY            16,059,582       JPY   12,212,413   W  162,106   W  134,522
USD               643,938       USD      699,064      853,926      880,612
CHF                    --       CHF        1,125           --          880
                                                   ----------   ----------
                                                   W1,016,032   W1,016,014
                                                   ==========   ==========

     Issuers of the securities held by the Bank at December 31, 2001 and 2000 are categorized as follows:

                                                          MILLIONS OF WON        PERCENTAGE (%)
                                                     -------------------------   --------------
                                                        2001          2000         2001.12.31
                                                     -----------   -----------   --------------
By Country
  The Republic of Korea............................  W24,883,635   W18,826,166        98.32
  The Philippines..................................      123,963       128,326         0.49
  Thailand.........................................       19,094        37,432         0.08
  Indonesia........................................       20,909        64,299         0.08
  Other............................................      260,445       272,841         1.03
                                                     -----------   -----------       ------
                                                     W25,308,046   W19,329,064       100.00
                                                     ===========   ===========       ======

                                                          MILLIONS OF WON        PERCENTAGE (%)
                                                     -------------------------   --------------
                                                        2001          2000         2001.12.31
                                                     -----------   -----------   --------------
By Issuer
  Korea Electric Power Corporation.................  W 3,634,862   W   377,338        14.36
  Korea National Housing Corp......................    1,603,433     1,300,618         6.34
  Korea Highway Corporation........................    1,430,184     1,430,184         5.65
  Korea Deposit Insurance Corp.....................    1,350,764     1,383,054         5.34
  Korea Land Development Corp......................    1,191,629     1,295,670         4.71
  Korea Asset Management Corp......................      761,243       829,211         3.01
  Other............................................   15,335,931    12,712,989        60.59
                                                     -----------   -----------       ------
                                                     W25,308,046   W19,329,064       100.00
                                                     ===========   ===========       ======

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

                                                          MILLIONS OF WON        PERCENTAGE (%)
                                                     -------------------------   --------------
                                                        2001          2000         2001.12.31
                                                     -----------   -----------   --------------
By Industry
  Banking and insurance............................  W 7,208,018   W 7,579,135        28.48
  Manufacturing....................................    4,715,490     3,377,051        18.63
  Construction.....................................    4,163,905     3,705,650        16.45
  Electric, gas and water supply industry..........    4,147,909       641,551        16.39
  Public administration and national defense.......    2,316,380     1,475,203         9.15
  Other............................................    2,756,344     2,550,474        10.90
                                                     -----------   -----------       ------
                                                     W25,308,046   W19,329,064       100.00
                                                     ===========   ===========       ======

6.  LOANS:

     Loans at December 31, 2001 and 2000 comprise the following:

                                                                   MILLIONS OF WON
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
Loans in Won................................................  W17,456,629   W24,634,698
Loans in foreign currency...................................   18,234,381    19,482,073
Other loans.................................................   13,746,730     8,465,317
                                                              -----------   -----------
                                                               49,437,740    52,582,088
Less: Provision for possible loan losses....................   (1,835,652)   (2,163,037)
      Present value discount account........................     (331,227)     (426,678)
                                                              -----------   -----------
                                                              W47,270,861   W49,992,373
                                                              ===========   ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Loans in Won and foreign currency as of December 31, 2001 and 2000 comprise the following:

(1)  LOANS IN WON

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                       2001.12.31         2001          2000
                                                     ---------------   -----------   -----------
Loans for working capital:
  Industrial fund loans............................   4.7-15.0         W 5,045,799   W 7,867,942
  Government fund loans............................    5.0-8.5             605,180       348,491
  Overdrafts.......................................   7.0-13.2             333,729       473,760
  Other............................................      --                860,038     1,638,508
                                                                       -----------   -----------
                                                                         6,844,746    10,328,701
                                                                       -----------   -----------
Loans for facilities:
  Industrial fund loans............................   3.6-14.8           7,805,907    11,152,613
  Government fund loans............................    5.0-8.5           1,040,819     1,518,618
  Other............................................      --              1,765,157     1,634,766
                                                                       -----------   -----------
                                                                        10,611,883    14,305,997
                                                                       -----------   -----------
                                                                       W17,456,629   W24,634,698
                                                                       ===========   ===========

(2)  LOANS IN FOREIGN CURRENCY

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                       2001.12.31         2001          2000
                                                     ---------------   -----------   -----------
Loans for working capital:
  Local currency loans denominated in foreign
     currencies....................................    1.8-9.3         W 1,369,883   W 1,273,144
  Foreign currency loans...........................   0.9-10.1           1,317,037     1,724,916
  Other............................................      --                223,163         1,852
                                                                       -----------   -----------
                                                                         2,910,083     2,999,912
                                                                       -----------   -----------
Loans for facilities:
  Local currency loans denominated in foreign
     currencies....................................    1.8-5.2           5,178,075     5,237,503
  Foreign currency loans...........................   0.6-11.0           2,509,006     2,963,265
  Offshore loans in foreign currencies.............   2.2-11.0           1,753,187     2,691,234
  ADB loans........................................    3.5-6.7           1,335,968     1,267,583
  IBRD loans.......................................    3.1-8.5           4,547,409     4,320,271
  Other............................................      --                    653         2,305
                                                                       -----------   -----------
                                                                        15,324,298    16,482,161
                                                                       -----------   -----------
                                                                       W18,234,381   W19,482,073
                                                                       ===========   ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

(3)  OTHER LOANS

                                                                  MILLIONS OF WON
                                                              ------------------------
                                                                 2001          2000
                                                              -----------   ----------
Notes purchased.............................................  W     4,340   W    4,655
Bills purchased.............................................    3,511,753    2,651,287
Advances for customers......................................      155,629      242,119
Bonds purchased under repurchase agreements.................           --      209,376
Call loans..................................................    2,054,998      972,342
Domestic import usuance bills...............................      806,170    1,861,803
Debentures accepted by private subscription(*)..............    6,686,098    2,485,265
Other(**)...................................................      527,742       38,470
                                                              -----------   ----------
                                                              W13,746,730   W8,465,317
                                                              ===========   ==========

------------
 (*) Debentures amounting to W283,100 million are intended to be sold in 3 month since acceptance.
(**)  Included loans to be converted to equity of W501,247 million as follows:

                                                          CONVERSION
                                              AMOUNTS       PRICE       RESTRICTION ON DISPOSITION
                                              --------   ------------   --------------------------
     Ssangyong Cement Co., Ltd..............  W260,000   5,000/share    Till December 31, 2005
     Hynix Semiconductor Co., Ltd...........   241,247   market price   Till December 31, 2002
                                              --------
                                              W501,247
                                              ========

     The maturity of loans in Won and foreign currency at December 31, 2001 are as follows:

                                                                 LOANS FOR
MATURED ON                                                    WORKING CAPITAL     LOANS FOR FACILITY
OR BEFORE              LOANS FOR WORKING      LOANS FOR          IN FOREIGN           IN FOREIGN
DECEMBER 31             CAPITAL IN WON     FACILITY IN WON        CURRENCY             CURRENCY           TOTAL
-----------            -----------------   ---------------   ------------------   ------------------   -----------
2002.................     W4,524,664         W 1,618,749         W1,672,199          W 2,214,538       W10,030,150
2003.................        338,180           1,871,283            704,076            2,492,358         5,405,897
2004.................        421,626           2,002,345            236,352            2,122,202         4,782,525
2005.................        690,392           1,885,373            120,207            2,859,025         5,554,997
Thereafter...........        869,884           3,234,133            177,249            5,636,175         9,917,441
                          ----------         -----------         ----------          -----------       -----------
                          W6,844,746         W10,611,883         W2,910,083          W15,324,298       W35,691,010
                          ==========         ===========         ==========          ===========       ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     At December 31, 2001 and 2000, a provision for possible loan losses and doubtful accounts is provided as follows:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Loans
  Loans in Won and foreign currency and notes purchased.....  W1,349,978   W1,650,364
  Bills purchased...........................................     224,834      222,022
  Advances for customers....................................      17,976       57,787
  Call loans................................................         980       17,499
  Domestic import usance bills..............................      11,367       29,947
  Debentures accepted by private subscription...............     135,086      149,339
  Other loans...............................................      95,430       36,079
                                                              ----------   ----------
                                                               1,835,651    2,163,037
  Other assets..............................................      90,146       92,698
                                                              ----------   ----------
                                                              W1,925,797   W2,255,735
                                                              ==========   ==========

     Changes in the provision for possible loan losses during the years ended December 31, 2001 and 2000 are as follows (Millions of Won):

                                                             2001
                                            --------------------------------------
                                              LOANS      OTHER ASSETS     TOTAL         2000
                                            ----------   ------------   ----------   ----------
Balance at beginning of year..............  W2,163,037     W92,698      W2,255,735   W3,403,550
  Changes in overseas branch due to
     foreign currency translation.........       3,638          --           3,638        6,703
  Transfer from loans repurchased.........     253,781          --         253,781      393,185
  Write-offs due to loan restructuring....    (158,557)         --        (158,557)    (150,799)
  Current write-offs......................    (463,004)         --        (463,004)  (1,027,214)
  Reversal................................    (138,786)     (2,552)       (141,338)    (381,141)
  Others..................................     175,542          --         175,542       11,451
                                            ----------     -------      ----------   ----------
                                            W1,835,651     W90,146      W1,925,797   W2,255,735
                                            ==========     =======      ==========   ==========

     At December 31, 2001, classification of loans and provisions for possible loan losses are as follows:

                                                                          PROVISIONS FOR
                                                                          POSSIBLE LOAN
CLASSIFICATION                                               LOANS(*)         LOSSES       RATIO
--------------                                              -----------   --------------   -----
Normal....................................................  W42,432,793     W  221,397       0.5%
Special attention.........................................    3,564,134        451,926      12.7%
Substandard...............................................    1,310,030        564,543      43.1%
Doubtful..................................................      335,731        206,779      61.6%
Loss......................................................      391,006        391,006     100.0%
Others(**)................................................    1,072,818             --        --
                                                            -----------     ----------     -----
                                                            W49,106,512     W1,835,651       3.7%
                                                            ===========     ==========     =====

------------

 (*)  Present value discounts are deducted.

(**)  Loans to Korean Government or loans guaranteed by Korean Government.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     The provision ratios to total loans and provision ratios to non-performing loans at December 31, 2001, 2000 and 1999 are as follows (Millions of Won).

                                                        2001          2000          1999
                                                     -----------   -----------   -----------
Total loans........................................  W49,106,512   W52,155,410   W46,494,537
Provisions for possible loss.......................    1,835,651     2,163,037     3,201,167
Provision ratio....................................          3.7%          4.1%          6.9%
Non-performing loans...............................  W 2,036,767   W 4,444,737   W 7,767,938
Provisions for possible loss.......................    1,162,328     1,882,229     2,921,712
Provision ratio....................................         57.1%         42.3%         37.6%

     Restructured loans for 2001 and 2000 due to court receivership, court mediation or other financial restructuring process are as follows:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Changes in contractual terms................................  W  879,102   W2,016,184
Exemption...................................................       5,818           --
Conversion to equity investment.............................      63,647      742,467
Conversion to convertible bonds.............................     501,247      117,031
                                                              ----------   ----------
Total.......................................................  W1,449,814   W2,875,682
                                                              ==========   ==========

     When the contractual terms (i.e., principal, interest rate, or maturity) of impaired loans are restructured, the Bank adjusts the carrying amount of the impaired loans to the present value determined based on the restructured terms. The Bank recognizes losses arising from the restructuring of the impaired loans as incurred. Loans restructured by changes in contractual terms are as follows (in Millions of Won):

                                                              PERIOD OF RESTRUCTURING
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Beginning
  Original amount before restructuring......................  W2,588,016   W2,430,217
  Present value.............................................   2,161,338    1,943,249
                                                              ----------   ----------
  Present value discount....................................     426,678      486,968
                                                              ----------   ----------
Increase....................................................     158,557      157,050
Decrease (Amortization).....................................    (254,008)    (217,340)
                                                              ----------   ----------
                                                                 (95,451)     (60,290)
                                                              ----------   ----------
Ending
  Original amount before restructuring......................   2,208,352    2,588,016
  Present value.............................................   1,877,125    2,161,338
                                                              ----------   ----------
  Present value discount....................................     331,227      426,678
                                                              ----------   ----------

     The present value discount is amortized using the effective interest rate method over the redemption period.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     The Bank's loan portfolio by nation, major customers and industry as of December 31, 2001 and 2000 are categorized as follows:

                                                          MILLIONS OF WON
                                                     -------------------------   PERCENTAGE (%)
                                                        2001          2000         2001.12.31
                                                     -----------   -----------   --------------
By nation:
  The Republic of Korea............................  W33,801,953   W42,856,110        94.71
  Indonesia........................................      232,689       287,498         0.65
  Russia...........................................      198,915       188,955         0.56
  USA..............................................       87,523       214,147         0.25
  Other............................................    1,369,930       570,061         3.83
                                                     -----------   -----------       ------
                                                     W35,691,010   W44,116,771       100.00
                                                     ===========   ===========       ======

                                                          MILLIONS OF WON
                                                     -------------------------   PERCENTAGE (%)
                                                        2001          2000         2001.12.31
                                                     -----------   -----------   --------------
By customer:
  Small & Medium Industry Promotion Corp...........  W 3,703,856   W 2,861,330        10.38
  Korea Hydro & Nuclear Power Co., Ltd. ...........    1,621,499            --         4.54
  Korea Deposit Insurance Corp. ...................    1,328,259     3,061,076         3.72
  Korea Asset Management Corp. ....................    1,165,942     1,131,559         3.27
  Korean Airline Co., Ltd. ........................      816,480       593,839         2.29
  Korea Electric Power Corp. ......................      235,409     5,573,650         0.66
  Other............................................   26,819,565    30,895,317        75.14
                                                     -----------   -----------       ------
                                                     W35,691,010   W44,116,771       100.00
                                                     ===========   ===========       ======

                                                          MILLIONS OF WON
                                                     -------------------------   PERCENTAGE (%)
                                                        2001          2000         2001.12.31
                                                     -----------   -----------   --------------
By industry:
  Manufacturing....................................  W15,694,250   W18,225,460        43.97
  Banking and Insurance............................    5,417,795    11,013,829        15.18
  Electric, gas and water supply industry..........    4,017,839     6,315,393        11.26
  Transportation and communication.................    3,971,096     3,826,790        11.13
  Public administration and national defense.......    4,176,728       411,815        11.70
  Other............................................    2,413,302     4,323,484         6.76
                                                     -----------   -----------       ------
                                                     W35,691,010   W44,116,771       100.00
                                                     ===========   ===========       ======

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

7.  PREMISES AND EQUIPMENT:

     Premises and equipment at December 31, 2001 and 2000 comprise the following:

                                                        MILLIONS OF WON
                                 -------------------------------------------------------------
                                 ACQUISITION COST OR      ACCUMULATED
                                     REVALUATION         DEPRECIATION        NET BOOK VALUE
                                 -------------------   -----------------   -------------------
                                   2001       2000      2001      2000       2001       2000
                                 --------   --------   -------   -------   --------   --------
Land...........................  W361,828   W417,070   W    --   W    --   W361,828   W417,070
Buildings and structures.......   355,783    169,152    21,152    15,637    334,631    153,515
Machinery......................    45,255     48,474    36,577    36,539      8,678     11,935
Vehicles.......................     1,238      1,102       939       837        299        265
Construction in progress.......       107    150,829        --        --        107    150,829
Other..........................    26,882     22,106    16,631    15,765     10,251      6,341
                                 --------   --------   -------   -------   --------   --------
                                 W791,093   W808,733   W75,299   W68,778   W715,794   W739,955
                                 ========   ========   =======   =======   ========   ========

     In accordance with the Asset Revaluation Law, on July 1, 1998, the Bank revalued a substantial portion of its land and premises used for business purposes, based primarily on current replacement costs. The revaluation increment of W679,486 million, net of a revaluation tax payment of W11,288 million, was credited to capital surplus and used to offset accumulated deficit as approved by the Korean Government on February 27, 1999.

     At December 31, 2001 and 2000, the government-posted prices of the Bank's land are W263,890 million and W307,094 million respectively.

     The Bank's premises and equipment, other than construction in progress, are covered by insurance policies against fire and other casualty losses. Automotive equipment is covered by a legal and general insurance policy.

8.  OTHER ASSETS:

     Other assets at December 31, 2001 and 2000 comprise the following:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Prepaid expenses............................................  W  354,977   W  458,190
Receivables.................................................   2,105,145    2,241,610
Accrued income..............................................     496,468      715,686
Intangible assets...........................................      42,125       31,425
Deferred tax asset..........................................     146,709      152,299
Other.......................................................     609,124      567,946
                                                              ----------   ----------
                                                               3,754,548    4,167,156
Loss: Provision for possible losses.........................     (90,146)     (92,698)
     Present value discount.................................      (2,046)        (427)
                                                              ----------   ----------
                                                              W3,662,356   W4,074,031
                                                              ==========   ==========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

9.  DEPOSITS:

     Deposits at December 31, 2001 and 2000 comprise the following:

                                                      ANNUAL INTEREST
                                                         RATE (%)           MILLIONS OF WON
                                                      ---------------   ------------------------
                                                        2001.12.31         2001          2000
                                                      ---------------   -----------   ----------
Won currency deposits:
  Demand deposits
     Checking deposits..............................    0.0-1.0         W     1,784   W    4,093
     Temporary deposits.............................      0.0               188,764       91,972
     Passbook deposits..............................      1.0                25,828       34,842
     Other..........................................    0.0-1.0                 234           99
                                                                        -----------   ----------
                                                                            216,610      131,006
                                                                        -----------   ----------
  Time & savings deposits
     Time deposits..................................    3.0-18.0          3,794,788    4,758,719
     Installment savings deposits...................    0.0-17.9            165,544      127,781
     Savings deposits for corporate.................    0.0-4.1           2,094,579    1,268,512
     Savings deposits...............................       --               196,744      330,973
     Long-term savings for household................   10.5-12.0            130,712       92,763
     Other..........................................       --                70,453       26,056
                                                                        -----------   ----------
                                                                          6,452,820    6,604,804
                                                                        -----------   ----------
                                                                          6,669,430    6,735,810
                                                                        -----------   ----------
Foreign currency deposits:
  Demand deposits
     Checking deposits..............................       --                61,487       95,322
     Passbook deposits..............................    0.0-0.9             399,474       31,114
     Temporary deposits.............................    0.0-1.4                 993        1,109
     Other..........................................    0.0-1.9               4,524        2,488
                                                                        -----------   ----------
                                                                            466,478      130,033
                                                                        -----------   ----------
  Savings deposits
     Time deposits..................................    0.1-7.4           1,097,033      267,149
                                                                        -----------   ----------
                                                                          1,563,511      397,182
                                                                        -----------   ----------
Negotiable certificates of deposits.................    0.0-6.7           2,250,394    1,388,975
                                                                        -----------   ----------
                                                                        W10,483,335   W8,521,967
                                                                        ===========   ==========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     The maturities of time & savings deposits in Won and foreign currency at December 31, 2001 are as follows (Millions of Won):

MATURED ON OR                                           SAVINGS     TIME DEPOSITS IN
BEFORE DECEMBER 31                      TIME DEPOSITS   DEPOSITS    FOREIGN CURRENCY       TOTAL
------------------                      -------------   --------   -------------------   ----------
2002..................................   W3,203,244     W125,253       W1,086,300        W4,414,797
2003..................................      419,710       27,302           10,733           457,745
2004..................................      171,834       12,989               --           184,823
                                         ----------     --------       ----------        ----------
                                         W3,794,788     W165,544       W1,097,033        W5,057,365
                                         ==========     ========       ==========        ==========

10.  BORROWINGS:

     Borrowings as of December 31, 2001 and 2000 comprise the following:

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                       2001.12.31         2001          2000
                                                     ---------------   -----------   -----------
Won currency borrowings
  Ministry of Finance and Economy..................    2.0-4.5         W 2,448,672   W 2,628,883
  Industrial Bank of Korea.........................    4.2-6.0             368,223       267,215
  Small & Medium Industry Promotion Fund...........    4.5-5.75            310,230       336,009
  Ministry of Culture and Tourism..................      3.5               421,238       337,148
  Korea Energy Management Corporation..............     3.25-5             370,012       353,081
  Local governments................................      4.7                90,286       105,343
  Other............................................    0.0-4.75            272,857       252,775
                                                                       -----------   -----------
                                                                         4,281,518     4,280,454
                                                                       -----------   -----------
Foreign currency borrowings
  Small & Medium Industry Promotion Fund...........    5.4-6.0               1,311         4,120
  KFW (Germany)....................................   Libor+2.0             44,755        47,953
  ADB..............................................    6M Libor          3,988,168     3,786,983
  IBRD.............................................    6M Libor          6,262,696     8,817,900
  The Japan Bank of International Cooperation
     ("JBIC")......................................    2.0-2.2             269,634       295,245
  The Bank of Korea................................    1.9-3.9             254,712       388,553
  Other............................................    0.2-5.6           4,357,012     3,419,063
                                                                       -----------   -----------
                                                                        15,178,288    16,759,817
                                                                       -----------   -----------
Other borrowings
  Bonds sold under repurchase agreement............                      1,324,756     1,629,949
  Notes sold.......................................                          2,838       201,790
  Call money.......................................                        565,978       692,021
                                                                       -----------   -----------
                                                                         1,893,572     2,523,760
                                                                       -----------   -----------
                                                                       W21,353,378   W23,564,031
                                                                       ===========   ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     The repayment of W339,345 million, W87,910 million, and W3,930 million included in the borrowings above are guaranteed by the Korean Government, Export Insurance Corporation in Germany and Export Insurance Corporation in Switzerland, respectively.

     The Bank entered into an agreement with the JBIC (Japan Bank for International Cooperation) relating to W269,634 millions of loans to be used for designated purposes. As of December 31, 2001, the Bank has local loans denominated in foreign currency and foreign currency loans amounting W249,941 million and W19,693 million, respectively, relating to this borrowing.

     The maturities of borrowings in Won and foreign currency at December 31, 2001 are as follows (Millions of Won):

                                                         WON         FOREIGN
MATURED ON OR                                          CURRENCY     CURRENCY
BEFORE DECEMBER 31                                    BORROWINGS   BORROWINGS       TOTAL
------------------                                    ----------   -----------   -----------
2002................................................  W  421,350   W 2,598,551   W 3,019,901
2003................................................     422,945     1,303,889     1,726,834
2004................................................     589,884     3,760,712     4,350,596
2005................................................     571,290     2,296,893     2,868,183
2006................................................     521,576       961,380     1,482,956
Thereafter..........................................   1,754,473     4,256,863     6,011,336
                                                      ----------   -----------   -----------
                                                      W4,281,518   W15,178,288   W19,459,806
                                                      ==========   ===========   ===========

     The subordinated debt included in borrowings at December 31, 2001 comprises the following:

                                             ANNUAL
                                            INTEREST   MILLIONS OF
TYPE                                        RATE (%)       WON        CONDITION OF BORROWINGS
----                                        --------   -----------   -------------------------
Government fund...........................  4.0-4.5    W 2,448,301   Installment reimbursement
AID relending facilities..................    2.0              371   Installment reimbursement
ADB relending facilities..................  6M Libor     3,988,168   Lump sum reimbursement
IBRD relending facilities.................  6M Libor     6,262,696   Installment reimbursement
                                                       -----------
                                                       W12,699,536
                                                       ===========

11.  INDUSTRIAL FINANCE BONDS:

     Industrial finance bonds ("IFB") as of December 31, 2001 and 2000 comprise the following:

                                                     ANNUAL INTEREST
                                                        RATE (%)            MILLIONS OF WON
                                                     ---------------   -------------------------
                                                       2001.12.31         2001          2000
                                                     ---------------   -----------   -----------
IFB in Won.........................................   1.0-12.4         W24,491,004   W25,093,529
IFB in foreign currency............................    1.2-8.6           9,494,910     9,901,203
Offshore IFB in foreign currency...................    1.7-9.0           2,649,953     3,492,038
                                                                       -----------   -----------
                                                                        36,635,867    38,486,770
                                                                       -----------   -----------
Premiums on IFB....................................                            292           594
Discounts on IFB...................................                        (81,868)     (126,750)
                                                                       -----------   -----------
                                                                       W36,554,291   W38,360,614
                                                                       ===========   ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Under the Korea Development Bank Act, the Bank has authority to issue industrial finance bonds. The amount of issued bonds and guarantees outstanding by the Bank are limited to the amount of 30 times of paid-in capital and legal reserve. Bonds purchased or guaranteed by the Government are not included in the limit. When existing bonds are refinanced or guarantees are executed, the limit is temporarily not applied. The amount of issued bonds guaranteed by the Korean Government as of December 31, 2001 and 2000 are W14,910 million and W27,801 million, respectively.
     The Bank acquired W369,260 million and W261,263 million of industrial finance bonds as of December 31, 2001 and 2000, respectively. The treasury bonds are deducted from industrial finance bonds.

     The maturities of IFB at December 31, 2001 are as follows (Millions of Won):

                                                                        OFFSHORE IFB
MATURED ON OR                                         IFB IN FOREIGN     IN FOREIGN
BEFORE DECEMBER 31                      IFB IN WON       CURRENCY         CURRENCY          TOTAL
------------------                      -----------   --------------   ---------------   -----------
2002..................................  W12,099,379     W3,260,874       W1,349,464      W16,709,717
2003..................................    4,764,859        713,639          251,296        5,729,794
2004..................................    4,070,952      2,137,031          530,440        6,738,423
2005..................................    2,624,423        793,355           56,092        3,473,870
2006..................................      824,911      2,590,011          413,356        3,828,278
Thereafter............................      106,480             --           49,305          155,785
                                        -----------     ----------       ----------      -----------
                                        W24,491,004     W9,494,910       W2,649,953      W36,635,867
                                        ===========     ==========       ==========      ===========

------------

(*)  Premium and discount on bond are excluded.

12.  OTHER LIABILITIES:

     Other liabilities at December 31, 2001 and 2000 comprise the following:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Payables....................................................  W2,093,876   W1,935,705
Accrued expenses............................................     862,699    1,452,578
Advanced income.............................................     203,996      212,817
Guarantee deposits..........................................      37,406       41,158
Advance received on IFB.....................................       6,249       38,114
Provisions for possible other losses........................     227,194      695,607
Trust account debit.........................................     370,890           --
Other.......................................................     108,561      282,023
                                                              ----------   ----------
                                                              W3,910,871   W4,658,002
                                                              ==========   ==========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

13.  GUARANTEES OUTSTANDING AND COMMITMENTS:

     The Bank provides guarantees for its customers. Guarantees outstanding and the related provision for possible loss as of December 31, 2001 are as follows (Millions of Won):

                                                GUARANTEES AMOUNT       PROVISION FOR POSSIBLE LOSS
                                             ------------------------   ---------------------------
                                                2001         2000           2001           2000
                                             ----------   -----------   ------------   ------------
Acceptances................................  W4,443,871   W 4,582,257     W 56,733       W158,799
Guarantees on local borrowings.............   1,285,079     1,782,979        7,255         71,346
Guarantees on indebtedness in foreign
  currency.................................   4,109,326     3,641,879       75,730        136,342
Letters of guarantee for importers.........      34,330        56,727        1,262          1,008
                                             ----------   -----------     --------       --------
                                             W9,872,606   W10,063,842     W140,980       W367,495
                                             ==========   ===========     ========       ========

     The unsettled guarantees and commitments provided by the Bank as of December 31, 2001 and 2000 are as follows:

                                                                  MILLIONS OF WON
                                                              ------------------------
                                                                 2001          2000
                                                              -----------   ----------
Unsettled guarantees
  Local L/C issuance........................................  W    11,695   W   10,096
  Foreign L/C issuance......................................    1,376,794    1,649,086
  Others....................................................      455,070      424,937
                                                              -----------   ----------
                                                                1,843,559    2,084,119
                                                              -----------   ----------
Commitments
  For loans in won..........................................    6,827,927    2,978,400
  For loans foreign currency................................      612,450           --
                                                              -----------   ----------
                                                                7,440,377    2,978,400
                                                              -----------   ----------
Bonds sold under repurchase agreements......................      781,532    1,222,464
                                                              -----------   ----------
                                                              W10,065,468   W6,284,983
                                                              ===========   ==========

14.  COMMITMENTS AND CONTINGENCIES:
     During 1998, the Bank sold with recourse W3,084,141 million of non-performing loans classified as substandard or below to the Korea Asset Management Corporation for proceeds of W1,339,629 million. The resulting loss was recorded as a loss on disposition of loans during 1998. During 2001, the Bank recognized losses from the settlement of such loans in the amount of W1,187 million. As of December 31, 2001, the Bank recorded a provision for possible losses from disposition of unsettled loans amounting to W220,677 as other liabilities (see Note 12).

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Loans sold off to KDB First Securitization Specialty Co., Ltd. and others in accordance with Asset Securitization Plan at December 31, 2001 comprise the following:

                                                                            RETAINED
                                                                          SUBORDINATED
                         DISPOSAL DATE      BOOK VALUE   SELLING PRICE   DEBT SECURITIES   COLLATERAL (*)
                       ------------------   ----------   -------------   ---------------   --------------
KDB First SPC........        June 8, 2000   W  950,627    W  600,000        W201,800          W120,000
KDB Second SPC.......    November 8, 2000      914,764       423,600         143,600            80,000
KDB Third SPC........  September 20, 2001    1,793,546       949,900         349,900           185,000
KDB Fifth SPC........   December 13, 2001      765,358       528,400         238,400           100,000
                                            ----------    ----------        --------          --------
                                            W4,424,295    W2,501,900        W933,700          W485,000
                                            ==========    ==========        ========          ========

------------

(*)  Investment securities are provided as collateral (see Note 5).

     According to the contracts on asset transfer stipulating warranty for the assets above, the Bank has a responsibility of warranty up to the 30 percent of the proceeds when the principal or a part of the interest is not repaid at the expected due date of cash flows payment schedule.
     The Bank sold off W3,120,559 million and W3,935,457 million of loans in 2001 and 2000 to KDB LONESTAR CRC and Korea Asset Management Corporation. The Bank recorded gains and losses from the disposition of the loans amounting to W497,109 million and W1,571,413 million in 2001, respectively, and W82,077 million and W1,905,302 million in 2000, respectively.

     The Bank has provided credit lines to several securitization specialty companies in an amount of W6,927,837 million, of which W99,910 million was withdrawn as of December 31, 2001.

     The Bank received 377,852 shares of Samsung Life Insurance in 2000 donated by the chairman of Samsung Group, to make up uncollectable debts of Samsung Motors Inc. to the Bank. The Bank wrote off the outstanding Samsung Motors loans and recorded a gain of W264,496 million from the shares of Samsung Life Insurance valued at W700 thousand per share. According to the agreement between Samsung Group companies and the creditors of the Samsung Motors, Samsung Group companies agreed to make up a possible short fall, in case the donated shares fall short of the Samsung Motors' debt.

     However, Samsung Group companies have not performed the duty to compensate the short fall up to the balance sheet date. The collectible amount is to be determined through a judicial procedure against the Samsung Group companies. Considering the uncertainty of the net realizable amount, the Bank in 2001, devalued by 50 percent of the value initially assessed, W132,248 million.

     As discussed in Note 6 to the financial statements, the Bank has outstanding loans to Daewoo Group Companies and other work-out companies. The actual losses from these loans may differ from management's current estimation.

     Beginning in 1997, Korea and other countries in the Asia Pacific region experienced a severe contraction in substantially all aspects of their economies. This situation is commonly referred to as the 1997 Asian financial crisis. In response to this situation, the Korean government and the private sector began implementing structural reforms to historical business practices.

     The Korean economy continues to experience difficulties, particularly in the areas of restructuring private enterprises and reforming the banking industry. The Korean government continues to apply pressure to Korean companies to restructure into more efficient and profitable firms. The banking industry is currently undergoing consolidation and uncertainty exists with regard to the continued availability of financing. The Bank may be either directly or indirectly affected by the situation described above.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     The Bank provided loans of W6,489,516 million and securities of W644,700 million on December 31, 2001 for companies under workout court receivership, court mediation and other restructuring process including Daewoo Motors Corp. The Bank provided W1,502,951 million for possible loan losses and W209,362 million for present value discount with regard to the above loans and securities. Actual results of the credit loss from the loans to the customers could differ from the provisions reserved.

15.  DERIVATIVE FINANCIAL INSTRUMENTS AND THE RELATED CONTRACTS:

     The Bank utilizes derivative financial instruments to hedge against financial market risks or for trading purposes.

     In case of trading purposes, the Bank uses futures & forward contracts, swaps, options, in order to gain a profit from short-term fluctuations of the underlying value of the derivatives, by forecasting the future interest rate, exchange rate or other variables affecting the value of the instruments. Furthermore, the Bank also trades the instruments to hedge against the derivative financial instruments purchased by the Bank's customers.

     Additionally, the trading derivatives include the derivatives used to hedge exchange rate of the Bank's foreign currency assets & liabilities and interest rate of the Bank's loans and borrowings, which the underlying assets and liabilities are already valued at fair market value in accordance with the financial accounting standards accepted in the Republic of Korea or the position hedging transactions in which derivative instruments are not specifically identified to the underlying transactions.

     The hedging instruments generally include the cross currency swaps and/or interest rate swaps used to hedge the borrowings and bonds denominated in foreign currency from the exchange rate and/or the interest rate risks. Those hedging transactions are made with foreign financial institutions and domestic banks. The hedging instruments also include the interest swaps used to reduce interest rate risks of the Industrial Finance Bonds Issued in Won.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     The unsettled contract amount of the Bank's derivatives and the related valuation gain(loss) are as follows:

                                          THE UNSETTLED CONTRACT AMOUNT            VALUATION GAIN/LOSS(I/S)
                                      --------------------------------------   ---------------------------------
                                                      TRADING      HEDGING                  TRADING     HEDGING      VALUATION
                                         TOTAL        PURPOSE      PURPOSE       TOTAL      PURPOSE     PURPOSE    GAIN/LOSS(B/S)
                                      -----------   -----------   ----------   ---------   ---------   ---------   --------------
Currency
 Forward............................  W 5,679,599   W 5,679,599   W       --   W (81,454)  W (81,454)  W      --     W (16,079)
 Futures............................       16,178        16,178           --         316         316          --            --
 Swap...............................   15,827,030    13,103,610    2,723,420    (240,233)    272,228    (512,461)     (514,834)
 Call options.......................      545,959       545,959           --       8,153       8,153          --         9,383
 Put options........................      666,984       666,984           --      (6,959)     (6,959)         --       (11,213)
                                      -----------   -----------   ----------   ---------   ---------   ---------     ---------
                                       22,735,750    20,012,330    2,723,420    (320,177)    192,284    (512,461)     (532,743)
                                      -----------   -----------   ----------   ---------   ---------   ---------     ---------
Interest rate
 Futures............................    9,299,798     9,299,798           --      (2,251)     (2,251)         --            --
 Swap...............................   26,039,151    24,664,568    1,374,583      97,946     (98,547)    196,493       292,385
 Call options.......................       50,000        50,000           --         682         682          --         1,633
 Put options........................      100,000       100,000           --        (735)       (735)         --        (3,265)
                                      -----------   -----------   ----------   ---------   ---------   ---------     ---------
                                       35,488,949    34,114,366    1,374,583      95,642    (100,851)    196,493       290,753
                                      -----------   -----------   ----------   ---------   ---------   ---------     ---------
Stock price index
 Futures............................          432           432           --           1           1          --            --
 Call options.......................        6,400         6,400           --          (8)         (8)         --           128
 Put options........................       13,680        13,680           --         (13)        (13)         --          (110)
                                      -----------   -----------   ----------   ---------   ---------   ---------     ---------
                                           20,512        20,512           --         (20)        (20)         --            18
                                      -----------   -----------   ----------   ---------   ---------   ---------     ---------
                                      W58,245,211   W54,147,208   W4,098,003   W(224,555)  W  91,413   W(315,968)    W(241,972)
                                      ===========   ===========   ==========   =========   =========   =========     =========

     The Bank adopted the revised accounting standards for derivative financial instruments for hedging purposes from 2000 (see Note 2).

16.  EQUITY:

  PAID-IN CAPITAL
     The Bank increased and decreased its paid-in capital several times including a W3,000,000 million investment in kind of June 20, 2001, W50,000 million cash injection at December 29, 2001, and raising of W100,000 million and reducing of W959,800 million paid-in capital for the year ended in December 31, 2000. Paid-in capital of the Bank at December 31, 2001 is W7,161,861 million.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

  CAPITAL RESERVES

     In accordance with a resolution of the board of directors, the Bank decreased its paid-in capital used to offset accumulated deficit and the capital reserve of the Bank as of December 31, 2001 are as follows (Millions of Won):

                                                          DECREASE OF     OFFSET
                                                            PAID IN     ACCUMULATED   CAPITAL
                                                            CAPITAL       DEFICIT     RESERVE
                                                          -----------   -----------   -------
RESOLUTION OF BOARD OF DIRECTORS
----------------------------
October 27, 1998........................................  W4,218,800    W4,184,046    W34,754
November 22, 2000.......................................     959,800       950,181      9,619
                                                          ----------    ----------    -------
                                                          W5,178,600    W5,134,227    W44,373
                                                          ==========    ==========    =======

  LEGAL RESERVE

     The Korea Development Bank Act requires the Bank to appropriate net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

  OFFSET OF ACCUMULATED DEFICIT

     In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserves are insufficient to eliminate the accumulated deficit, the Government should complement the deficiency. Offset accumulated deficit with the approval of the Government since 1997 are as follows:

                                                     APPROVAL                       MILLIONS OF
YEAR                                                   DATE          ACCOUNTS           WON
----                                                 ---------   ----------------   -----------
1997...............................................  1998.2.19   Legal reserve      W   54,594
1998...............................................  1999.2.27   Legal reserve      W    9,522
                                                                 Revalued surplus      679,486
                                                                 Capital reserve     4,200,438
                                                                                    ----------
                                                                                    W4,889,446
                                                                                    ==========
2000...............................................  2001.2.28   Legal reserve      W  456,997
                                                                 Capital reserve       950,181
                                                                                    ----------
                                                                                    W1,407,178
                                                                                    ==========

  CUMULATIVE EFFECTS OF ACCOUNTING CHANGES

     According to the revised financial accounting standards generally accepted in the Republic of Korea and new accounting standards for the banking industry, the Bank adopted or changed certain accounting methods effective January 1, 2000. Retained earnings as of the beginning of 2001 and 2000 have been

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

changed for the effect of application of new methods and the valuation of investment by equity method as follows (Millions of Won):

                                                              2001     2000
                                                              ----   --------
Losses on valuation of derivative financial instruments.....  W --   W(35,250)
Effects on valuation of investment by equity method.........   472     26,504
                                                              ----   --------
                                                              W472   W (8,746)
                                                              ====   ========

  CAPITAL ADJUSTMENTS

     Changes in gains or losses on valuation of investment securities accounted as capital adjustments are as follows (Millions of Won):

                                                              2001                      2000
                                              -------------------------------------   ---------
                                              INVESTMENTS   INVESTMENTS
                                               IN EQUITY      IN DEBT
                                              SECURITIES    SECURITIES      TOTAL       TOTAL
                                              -----------   -----------   ---------   ---------
Beginning Balance...........................   W(364,834)    W  6,766     W(358,068)  W 775,820
Decrease due to disposal....................     (71,767)      13,960       (57,807)   (500,203)
Current valuation gains or losses...........      95,094      (61,436)       33,658    (633,685)
                                               ---------     --------     ---------   ---------
Ending Balance..............................   W(341,507)    W(40,710)    W(382,217)  W(358,068)
                                               =========     ========     =========   =========

17.  OTHER NON-INTEREST REVENUE (EXPENSE):

     Other non-interest revenue (expense) for the years ended December 31, 2001 and 2000 comprises the following (Millions of Won):

                                                                2001        2000
                                                              --------   ----------
Other Non-Interest Revenue
  Gain on foreign currency transaction......................  W392,429   W  927,760
  Reversal of provision for possible losses on guarantees
     outstanding............................................   105,125      150,731
  Reversal of provision for possible loan losses............   141,338      381,141
  Others....................................................    64,032       85,370
                                                              --------   ----------
                                                              W702,924   W1,545,002
                                                              ========   ==========
Other Non-Interest Expense
  Loss on foreign currency transaction......................  W351,051   W  430,417
  Education tax.............................................    27,208       32,574
  Deposit insurance expenses................................     4,277       22,135
  Donations.................................................    41,360       40,766
  Others....................................................    85,492       95,716
                                                              --------   ----------
                                                              W509,388   W  621,608
                                                              ========   ==========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

18.  GENERAL AND ADMINISTRATIVE EXPENSES:

     General and administrative expenses for the years ended at December 31, 2001 and 2000 comprise the following:

                                                                MILLIONS OF WON
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Salaries....................................................  W110,905   W101,831
Retirement allowance........................................    13,176     27,244
Employee benefits...........................................    20,984     19,064
Rent........................................................     6,214      5,644
Depreciation................................................    21,662     18,551
Taxes and dues..............................................    11,024     10,335
Printing....................................................     3,325      3,066
Travel......................................................     3,134      2,839
Commission..................................................     8,560      9,129
Other.......................................................    42,248     32,295
                                                              --------   --------
                                                              W241,232   W229,998
                                                              ========   ========

19.  NON-OPERATING INCOME (EXPENSE):

     Non-operating income (expense) for the years ended December 31, 2001 and 2000 comprise the following:

                                                                  MILLIONS OF WON
                                                              ------------------------
                                                                 2001         2000
                                                              ----------   -----------
Non-operating income
  Gain on disposition of premises and equipment.............  W       75   W     1,374
  Rental income.............................................       2,356         5,215
  Gain on disposal of loans.................................     497,109        82,077
  Gain from investment securities...........................     819,397       526,786
  Other.....................................................      25,326         6,615
                                                              ----------   -----------
                                                               1,344,263       622,067
                                                              ----------   -----------
Non-operating expenses
  Loss on disposition of premises and equipment.............  W   17,584   W     1,644
  Loss on disposal of loans.................................   1,571,413     1,905,302
  Loss from investment securities...........................     312,380       713,183
  Other.....................................................       1,797        17,118
                                                              ----------   -----------
                                                               1,903,174     2,637,247
                                                              ----------   -----------
                                                              W (558,911)  W(2,015,180)
                                                              ==========   ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

20.  INCOME TAX EXPENSES:

     The statutory income tax rate applicable to the Bank, including resident tax surcharges, is approximately 30.8%. However, there was no income taxes payable except special additional taxes due to operating loss carryforward.

     Income tax expense for the years ended December 31, 2001 and 2000 comprises the following:

                                                              MILLIONS OF WON
                                                              ---------------
                                                               2001     2000
                                                              -------   -----
Income taxes payable (special additional tax)...............  W  706    W 13
Deferred income taxes.......................................   5,434      --
Income taxes for overseas branches..........................     821     614
                                                              ------    ----
                                                              W6,961    W627
                                                              ======    ====

     The tax effect of major tax adjustments for the years ended December 31, 2001 and 2000 are as follows:

                                                                  MILLIONS OF WON
                                                              -----------------------
                                                                2001         2000
                                                              ---------   -----------
Income before income tax expenses...........................  W 115,917   W(1,397,804)
                                                              ---------   -----------
Computed tax at the expected statutory rate.................     35,702      (430,524)
                                                              ---------   -----------
Temporary differences (tax effect):
  Provision for possible loan losses........................   (148,473)      363,336
  Provision for severance benefits..........................      2,545       (25,549)
  Loss on settlement of non-performing loans disposed.......   (144,271)       (3,308)
  Loss on investments by equity method......................    (91,586)      174,119
  Write-offs of loans.......................................    226,333            --
  Provision for guarantees outstanding......................    (70,271)      (49,965)
  Impairment loss on investment securities..................    (40,742)       79,485
  Present value discount account............................    (72,436)      (18,569)
  Other.....................................................   (278,165)      296,959
                                                              ---------   -----------
                                                               (617,066)      816,508
                                                              ---------   -----------
Permanent differences (tax effect):
  Dividends received deduction..............................     (8,776)      (10,618)
  Other.....................................................     20,451          (126)
                                                              ---------   -----------
                                                                 11,675       (10,744)
                                                              ---------   -----------
Tax effect of taxable income................................         --       375,240
Tax effect of operating loss carryforward...................         --      (375,240)
                                                              ---------   -----------
Income taxes payable........................................  W      --   W        --
                                                              =========   ===========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

     Changes in temporary differences for the years ended December 31, 2001 and 2000 are as follows (Millions of Won):

                                           BEGINNING                                ENDING
                                            BALANCE      DECREASE     INCREASE     BALANCE
                                           ----------   ----------   ----------   ----------
Accrued severance benefits...............  W       --   W       --   W    8,264   W    8,264
Acquisition of stocks resulted from
  transferring capital surplus to common
  stocks.................................     124,797       31,012           --       93,785
Loss on valuation of investment
  securities.............................      12,881           --          100       12,981
Gain on valuation of trading
  securities.............................    (207,365)    (160,395)     (14,917)     (61,887)
Impairment loss on investment equity
  securities.............................     865,326      323,835      156,654      698,145
Impairment loss on investment debt
  securities.............................     326,794       88,244      123,145      361,695
Present value discount account...........     426,678      235,181           --      191,497
Provision for possible loan losses.......   1,179,661    1,179,661      697,606      697,606
Provision for guarantees--outstanding....     367,495      367,495      139,341      139,341
Loss on settlement of non-performing
  loans disposed.........................     695,607      695,607      227,194      227,194
Loss on investment valuation by equity
  method.................................     136,413      (43,273)    (340,629)    (160,943)
Write-offs of loans......................          --           --      734,846      734,846
Other....................................     641,311      183,283     (834,416)    (376,388)
                                           ----------   ----------   ----------   ----------
                                            4,569,598    2,900,650      897,188    2,566,136
Operating loss carryforward..............   1,407,021           --    2,151,060    3,558,081
                                           ----------   ----------   ----------   ----------
                                           W5,976,619   W2,900,650   W3,048,248   W6,124,217
                                           ==========   ==========   ==========   ==========
Gross deferred tax assets................  W1,840,799                             W1,818,892
                                           ==========                             ==========
Deferred tax assets recorded on the
  balance sheet..........................  W  152,299                             W  146,709
                                           ==========                             ==========

     Considering future deductibility of accumulated deficit and temporary differences from future taxable income the Bank recorded W146,709 million out of total future tax benefits of W1,818,892 million.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

21.  AVERAGE AMOUNTS OF ASSETS AND LIABILITIES RELATED TO INTEREST INCOME AND
EXPENSES:

     Interest income or interest expenses and related average amounts of assets or liabilities for 2001 and 2000 are as follows (Millions of Won):

                                                    2001                                2000
                                      ---------------------------------   ---------------------------------
                                                        INTEREST INCOME                     INTEREST INCOME
                                      AVERAGE AMOUNTS     OR EXPENSE      AVERAGE AMOUNTS     OR EXPENSE
                                      ---------------   ---------------   ---------------   ---------------
(Asset)
Due from banks......................    W 3,819,060       W  225,728        W 5,323,828       W  408,549
Securities..........................     10,752,294          706,048         10,828,284          766,835
Loans...............................     47,684,966        3,634,930         46,069,294        4,259,079
Others..............................                          16,269                              23,508
                                                          ----------                          ----------
                                                          W4,582,975                          W5,457,971
                                                          ==========                          ==========
(Liabilities)
Deposits............................    W 9,192,630       W  532,312        W 8,772,279       W  588,595
Borrowings..........................     21,672,006        1,174,039         20,505,937        1,409,187
Bonds...............................     36,740,049        2,597,114         38,451,833        3,268,223
Others..............................                          56,365                              90,746
                                                          ----------                          ----------
                                                          W4,359,830                          W5,356,751
                                                          ==========                          ==========

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

22.  ASSETS AND LIABILITIES DENOMINATED IN FOREIGN CURRENCIES:

     Significant assets and liabilities denominated in foreign currencies at December 31, 2001 and 2000 are as follows:

                                      THOUSANDS OF U.S.$ (*)            MILLIONS OF WON
                                   -----------------------------   -------------------------
                                       2001            2000           2001          2000
                                   -------------   -------------   -----------   -----------
(Assets)
Foreign exchange.................  US$     1,558   US$     1,637   W     2,066   W     2,062
Due from bank....................      1,833,481       3,676,350     2,431,379     4,631,098
Trading securities...............        437,452         660,424       580,106       831,936
Investment securities............      1,920,358       1,441,086     2,546,587     1,815,336
Bills bought.....................      2,648,181       2,104,697     3,511,753     2,651,286
Call loans.......................      1,135,800         613,549     1,506,184       772,888
Loans............................     13,750,382      15,409,869    18,234,381    19,411,812
Domestic import usance bills.....        607,925       1,477,973       806,170     1,861,803
Receivables......................      1,102,357         892,821     1,461,836     1,124,687
Other assets.....................      1,070,746         440,433     1,419,916       554,813
                                   -------------   -------------   -----------   -----------
                                   US$24,508,240   US$26,718,839   W32,500,378   W33,657,721
                                   =============   =============   ===========   ===========
(Liabilities)
Deposits.........................  US$ 1,516,651   US$   811,815   W 2,011,231   W 1,022,643
Borrowings.......................     11,445,810      13,292,989    15,178,288    16,745,178
Bonds sold under repurchase
  agreement......................        281,532         191,232       373,340       240,895
Call money.......................        204,342         278,496       270,978       350,821
Bond in foreign currency.........      9,136,761      10,587,997    12,116,259    13,337,700
Other............................      2,077,741       1,186,005     2,755,292     1,494,011
                                   -------------   -------------   -----------   -----------
                                   US$24,662,837   US$26,348,534   W32,705,388   W33,191,248
                                   =============   =============   ===========   ===========

------------

(*) Foreign currencies denominated other than U.S. Dollars have been converted into U.S. Dollars by using the cross exchange rate in effect on December 31, 2001 and 2000.

                           THE KOREA DEVELOPMENT BANK
          NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)
                           DECEMBER 31, 2001 AND 2000

23.  OPERATION RESULTS OF TRUST ACCOUNTS:

     The income statement of Trust Accounts for the years ended December 31, 2001 and 2000 are as follows:

                                                                MILLIONS OF WON
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
(Revenue)
Interest income.............................................  W179,446   W174,314
Gains on securities.........................................   193,267     51,420
Other.......................................................    44,952    115,897
                                                              W417,665   W341,631
(Expenses)
Dividends of trust profit to beneficiaries..................  W299,389   W165,728
Commissions paid............................................       185      1,616
Loss on securities..........................................    66,729    103,773
Taxes and dues..............................................        53      2,547
Trust fee to the Bank.......................................    22,596     17,605
Provisions for possible loan losses.........................    17,072     40,020
Others......................................................    11,641     10,342
                                                              --------   --------
                                                              W417,665   W341,631
                                                              ========   ========

24.  RELATED PARTY TRANSACTIONS:

     Significant transactions which occurred in the ordinary course of business with related parties for the years ended December 31, 2001 and 2000 are as follows:

                                                                 MILLIONS OF WON
                                                              ---------------------
                                                                      LOANS
                                                              ---------------------
                                                                 2001        2000
                                                              ----------   --------
The KDB Capital Co., Ltd....................................  W  735,587   W539,498
KDB Asia (HK) Ltd. .........................................      26,522     25,194
Daewoo Shipbuilding & Marine Engineering Co., Ltd...........     412,914    126,329
Daewoo Securities Co., Ltd. ................................     200,000         --
                                                              ----------   --------
                                                              W1,375,023   W691,021
                                                              ==========   ========

25.  SUPPLEMENTAL CASH FLOW INFORMATION:

     Transactions not involving an inflow or outflow of cash and cash equivalents are as follows:

                                                                 MILLIONS OF WON
                                                              ---------------------
                                                                 2001        2000
                                                              ----------   --------
Capital contribution in-kind................................  W3,000,000   W     --
Decrease in capital.........................................          --    959,800
Transfer of accrued severance benefit to other account
  payable...................................................          --    112,669
Loans converted to equity securities........................      63,647    742,467

                             THE REPUBLIC OF KOREA

LAND AND HISTORY

  TERRITORY AND POPULATION

     Located south of the 38th parallel, the Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic's population of approximately 47.6 million has a literacy rate of over 90%. The country's largest city, Seoul, has a population of about 11 million people.

  POLITICAL HISTORY

     Dr. Rhee Syngman, Korea's elected president in 1948, 1952, 1956 and 1960, dominated the years after the Republic's founding in 1948. Shortly after President Rhee's resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

     In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun. Responding to public demonstrations in 1987, the legislature revised the Constitution to permit direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh's ruling Democratic Liberal Party.

     In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim's administration reformed the political sector and deregulated and internationalized the Korean economy.

     In late 1995 and early 1996, the Government charged former Presidents Roh and Chun with accepting bribes from certain Korean companies and with sedition relating to a number of clashes between the Government and its critics, including a 1980 confrontation between the Korean army and civilian protesters in Kwangju, Korea. In April 1997, the Korean Supreme Court sentenced former President Roh to 17 years in prison and former President Chun to life imprisonment and imposed severe fines on each defendant. No significant political or social unrest resulted from the trial, conviction or sentencing. The Government pledged to uncover any other similar unlawful practices and to continue its anti-corruption reforms generally. On December 22, 1997, former President Kim pardoned former Presidents Roh and Chun following consultation with then President-elect Kim Dae Jung.

     On December 18, 1997, the country elected Kim Dae Jung as President, and he started his term on February 25, 1998. President Kim's party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim's administration. The coalition, which temporarily ended before the election held on April 13, 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

GOVERNMENT AND POLITICS

  GOVERNMENT AND ADMINISTRATIVE STRUCTURE

     Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote, serves for a term of five years and may not be re-elected. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the heads of the Government ministries and ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for local officials elected in local elections.

     The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken; failing to do so automatically invalidates the emergency measures.

     The National Assembly exercises the country's legislative power. The Constitution provides for the direct election of about 85% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning over 3% of the popular vote. National Assembly members serve four year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

     The country's judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the other Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years; all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

     The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

     Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Inchon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

  POLITICAL ORGANIZATIONS

     Currently, there are three main political parties:

     - the Grand National Party ("GNP"), the former ruling party prior to the election of current President Kim Dae Jung, currently led by Lee Hoe Chang;

     - the Millenium Democratic Party ("MDP"), the current ruling party led by President Kim Dae Jung; and

     -  the United Liberal Democrats ("ULD"), led by Kim Jong Pil.

     As of July 15, 2002, the parties controlled the following number of seats in the National Assembly:

                                                             GNP   MDP   ULD   Other   Total
                                                             ---   ---   ---   -----   -----
    Number of Seats........................................  128   111   14      6      259

  RELATIONS WITH NORTH KOREA

     Relations between the Republic and North Korea have been tense over most of the Republic's history. The Korean War of 1950-1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, resulted in an armistice establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

     North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic's military forces, composed of approximately 690,000 regular troops and almost 3.1 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. The United States currently maintains approximately 37,000 troops in the Republic.

     Since September 1990, representatives of the Republic and North Korea have from time to time met in Seoul and Pyongyang. For example, on December 13, 1991, the two countries signed an "Agreement on Reconciliation, Nonaggression and Exchange and Cooperation" which went into effect on February 19, 1992, agreeing, among other things, to move toward reconciliation and economic cooperation. Tension between the two Koreas rose in March 1993 following North Korea's declaration of its intent to withdraw from the Nuclear Non-Proliferation Treaty. Subsequent events, including North Korea's refusal to comply with the Nuclear Non-Proliferation Treaty, and the death of North Korea's President Kim Il-Sung on July 8, 1994 caused the level of tension to fluctuate. An accord between the United States and North Korea, reached on October 21, 1994, eased tensions. North Korea agreed to dismantle its plutonium processing program in return for diplomatic recognition by the United States and economic undertakings from the United States, the Republic and Japan, including commitments by the Republic and Japan to assist North Korea's construction of two modern light-water nuclear reactors costing up to US$5 billion. However, disagreements have arisen in implementing this accord.

     Over the last few years, relations between the Republic and North Korea have generally improved, despite occasional difficult periods. In 1995, the Republic agreed to donate 150,000 tons of rice to North Korea without preconditions. Demonstrating the improved situation, in April 1996 the United States and the Republic proposed talks with North Korea and China to secure peace on the Korean peninsula. In a troubling incident in September 1996, a small group of North Korean armed troops infiltrated the Republic by submarine; North Korea later apologized for the incident, defusing tensions. On December 9, 1997, the Republic, the United States, China and North Korea began formal talks on a permanent peace treaty. In June 1999 and in June 2002, several North Korean naval ships intruded on the northern boundary of the Republic's territorial waters, which resulted in a series of hostile naval clashes. Similar incidents in the future may lead to a substantial escalation of military tensions between the Republic and North Korea.

     The Government believes that recent general improvement in relations between the Republic and North Korea stem from expectations of increased economic cooperation. Trade between the two Koreas, which totaled US$287 million in 1995, has increased to US$403 million in 2001. On November 18, 1998, the Hyundai Group began operating tours for South Koreans to visit the Mount Kumgang region of North Korea after reaching an agreement for such tours with the North Korean government. On June 13, 2000, President Kim Dae Jung met with North Korea's leader Kim Jong-Il in Pyongyang, North Korea. The summit meeting between the leaders of the Republic and North Korea was the first since the nation was divided in 1945. After four rounds of the summit meeting, President Kim Dae Jung and North Korea's leader Kim Jong-Il jointly announced on June 15, 2000 an accord calling for the following points: (1) the autonomous pursuit of unification; (2) the reunion of separated families; (3) the promotion of economic cooperation and exchange in various fields; and (4) the continuation of dialogue to implement the accord.

     Since the summit, six rounds of ministerial talks have been held through November 2001. In the course of these meetings, the relevant ministers from both sides had comprehensive discussions on the following initiatives: (1) to establish an institutional framework for inter-Korean economic cooperation and investment; (2) to rebuild railway links and roads between the Republic and North Korea; (3) to make joint efforts to prevent floods in the Imjin River area; (4) for the Republic to provide 200,000 tons of grain in the form of an in-kind loan; (5) to provide support for North Korea to become a member of various supranational organizations; and (6) to make an effort to reduce the threat of war by holding bilateral military talks. In April 2002, the Government's special advisor for foreign affairs, security and unification visited North Korea and both sides announced the following agreements in a joint press statement: (1) to respect each other in accordance with the spirit of the South-North Joint Declaration announced jointly on June 15, 2000 and make efforts not to create a tension; (2) to restore inter-Korean relations to its original state in accordance with the agreements in the Joint Declaration; (3) to construct a railway and a road to connect the cities in the South and the North; (4) to resume talks between the military authorities in the South and the North; and (5) to communicate and cooperate with each other according to the principles of fraternity, humanitarianism and mutual assistance and support.

     Over the longer term, reunification of the two Koreas could occur. Reunification would entail a significant economic commitment by the Republic.

  FOREIGN RELATIONS AND INTERNATIONAL ORGANIZATIONS

     The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has an important relationship with Japan, its largest trading partner after the United States.

     The Republic belongs to a number of supranational organizations, including:

     -  the International Monetary Fund (the "IMF");

     -  the World Bank;

     -  the Asian Development Bank ("ADB");

     -  the Multilateral Investment Guarantee Agency;

     -  the International Finance Corporation;

     -  the International Development Association;

     -  the African Development Bank;

     -  the European Bank for Reconstruction and Development;

     -  the Bank for International Settlements; and

     -  the World Trade Organization.

     In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 terms, the Republic served as a non-permanent member of the United Nations Security Council.

     In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development (the "OECD"), which it officially joined as the twenty-ninth regular member on December 12, 1996.

THE ECONOMY

  ECONOMIC DEVELOPMENTS SINCE 1997

     In 1997 and 1998, a number of developments described below adversely affected the Korean economy. Korean companies, including the conglomerates known as "chaebols" that dominate the Korean economy, banks and other financial institutions struggled financially, and a number of them failed. Factors that contributed to the financial difficulties included excessive investment by Korean companies and high levels of debt, including debt denominated in foreign currencies, incurred by Korean companies.

     Aspects of the Republic's financial and economic difficulties included:

     -  exchange rate fluctuations;

     -  interest rate fluctuations;

     -  reduced credit from foreign banks;

     -  reduced liquidity in the economy;

     -  volatile stock prices;

     - reductions in the Republic's foreign currency reserves (which have since been replenished);

     - credit rating changes for the Republic, Korean financial institutions and companies; and

     -  higher unemployment.

     The economic difficulties of certain Southeast Asian countries beginning in 1997 also contributed to Korea's problems. In 1999, the Korean economy rebounded from a recession in 1997 and 1998, achieving an increase in GDP of 10.9% in 1999 at constant market prices, compared to a 6.7% contraction in GDP in 1998 at constant market prices. In addition, the Republic recorded a trade surplus of US$28.4 billion in 1999 as the Republic's economic recovery led to a 29.1% increase in imports and a 9.9% increase in exports. The Republic recorded GDP growth of 9.3% and a trade surplus of US$16.9 billion in 2000. Based on preliminary data, the Republic recorded GDP growth of 3.0% and a trade surplus of US$13.4 billion in 2001.

     The continuing weakness of the Japanese economy and the volatility of the Japanese Yen against the U.S. dollar as well as the recent weakness in the U.S. economy and events related to the terrorist attacks in the United States that took place on September 11, 2001 increase the uncertainty of world economic stability in general and may adversely affect the Republic's economy. Future adverse developments in Southeast Asia, Japan, the United States and elsewhere in the world could worsen Korea's economic situation by, among other things, affecting Korean financial institutions that have lent to borrowers in such countries, Korean exporters that export to such countries and Korean companies and financial institutions that rely on credit from Japanese lenders. Further, the wider opening of the domestic market and the on-going evolution of information technology have led to increased synchronization between the Korean economy and foreign economies, particularly that of the United States. Accordingly, the Republic became more vulnerable to external economic situations.

     Financial Difficulties of Korean Companies

     Beginning in early 1997, a significant number of Korean companies, including member companies of chaebol groups, have experienced financial difficulties due to excessive investment in some industries, weak export prices and high levels of debt and foreign currency exposure. In addition, the widespread practice of cross guarantees within chaebols meant that the difficulties of financially weaker companies threatened stronger ones as well. The reluctance and reduced ability of banks to renew or extend additional credit made these problems worse.

     Beginning in early 1997, a number of significant Korean companies failed, including companies in the Hanbo Group, the Sammi Group, the Kia Group, the Jinro Group, the Dainong Group, the Ssang Bang Wool Group, the New Core Group, the Tae-il Precision Group and the Halla Group. The series of major corporate failures in 1997 and 1998 contributed to increases in the Republic's unemployment rate, which rose to 8.5% as of January 31, 1999, but decreased to 2.9% as of May 31, 2002.

     In August 1999, Korean financial institutional creditors of the Daewoo Group agreed to enter into voluntary workout programs for twelve companies of the Daewoo Group. By the end of February 2000, these creditors approved the workout programs, which included spin-offs of certain Daewoo Group companies, debt-to-equity swaps, deferment of principal and interest payments, reduction of interest rates and provision by existing creditors of new credits. In addition, by March 2000, The Korea Asset Management Corporation ("KAMCO") reached an agreement in principle with foreign financial institutional creditors of certain Daewoo Group companies to purchase their claims. An offer to purchase the claims of foreign creditors was commenced in May 2000, and approximately US$3.9 billion, or over 90% of eligible claims, was purchased by KAMCO by October 2000. By December 2000, Daewoo Corporation and Daewoo Heavy Industries Ltd. spun off their respective operations to newly established operating companies pursuant to their workout programs. In August 2001, Korean financial institution creditors of Daewoo Shipbuilding & Marine Engineering Co., Ltd., which spun off from Daewoo Heavy Industries Ltd., approved an early exit from the workout program. However, the workout programs for the other Daewoo Group companies are continuing, and a number of individual, non-financial institutional creditors and minority shareholders of Daewoo Group companies are challenging various aspects of the workout programs. Further, Daewoo Motor Co., Ltd., Korea's second-largest automobile manufacturer, went under court receivership on November 8, 2000 after it had failed to obtain additional loans from its main creditor banks and defaulted on its short-term payment of obligations. On September 21, 2001, a Memorandum of Understanding was signed by, and among, General Motors Corporation ("GM"), Daewoo Motor and us, acting on behalf of the Daewoo Motor Creditors Committee (the "Creditors"), to establish a joint venture between GM and the Creditors. The definitive agreements for the transaction were signed on April 30, 2002.

     In addition to the uncertainties concerning the prospects of the restructuring of the Daewoo Group companies discussed above, the possibility of financial difficulties of other conglomerates as well as Korean financial institutions may negatively affect the Korean economy. For instance, the Hyundai Group has been reported to be struggling with its indebtedness, reported to amount to approximately US$30 billion, and Hyundai Group's Hyundai Engineering & Construction and Hynix Semiconductor have been reported to be experiencing liquidity problems. In March, May and September 2001, creditor financial institutions of the Hyundai Group agreed to provide financial assistance by way of additional loans, extensions on maturities of various outstanding payment obligations, debt-equity swap transactions, guarantees of repayment obligations of overseas borrowings and injections of additional capital into the Hyundai companies. In addition, we established a program to support the corporate debenture market, the "Fast Track Debenture Program". Hynix Semiconductor and Hyundai Engineering & Construction were selected as companies to be included in this program, which commenced in January 2001 and ended in January 2002. Under this bond purchase program, selected companies became eligible to re-finance through us up to 80% of the principal amount of their debentures maturing in 2001 through the issuance of new debentures to us at market interest rates. Despite a US$1.25 billion equity offering completed in June 2001, Hynix Semiconductor has been reported to continue to have financial difficulties. On October 4, 2001, creditor financial institutions of Hynix Semiconductor decided to subject it to the Corporate Restructuring Promotion Act, which became effective as of September 15, 2001. The Corporate Restructuring Promotion Act allows creditors of a troubled company to freeze and reschedule its debts (including provision of new credits) upon a resolution by the creditors representing at least 75% of the entire claims amount as part of efforts to sustain its operations. In April 2002, a Memorandum of Understanding was signed by, and among, Hynix Semiconductor, the Restructuring Committee organized under the authorization of the Creditors Council for Hynix, the Steering Committee of this Council and Micron Technology, Inc. with respect to the sale of certain Hynix business operations. However, the board of directors of Hynix rejected the Memorandum of Understanding and on June 1, 2002, the creditor banks converted W3.1 trillion worth of Hynix convertible bonds into equity. As a result, the creditor banks now control Hynix, with 81 percent of the total equity. The creditor banks are now considering all possible options with respect to Hynix.

    Financial Condition of Korean Banks and Other Financial Institutions

     The capital adequacy and liquidity of most Korean banks and other financial institutions have been adversely affected by:

     -  the financial difficulties of corporate borrowers;

     - high levels of short-term foreign currency borrowings from foreign financial institutions; and

     - the consideration of non-market oriented factors in making lending decisions.

     The Government in late 1997 and 1998 ordered many of the worst-affected financial institutions to close. In addition, the Government took control of two large commercial banks, Seoul Bank and Korea First Bank, by recapitalizing them; in December 1999, the Government sold a controlling interest in Korea First Bank to Newbridge Capital and the Government has been seeking investors to rehabilitate Seoul Bank.

     Further, to enhance the competitiveness of the Republic's financial institutions, the Government passed a law in October 2000 permitting the establishment of financial holding companies. Based on this legal framework, a financial holding company led by the Government was established, and such holding company currently holds Woori Bank and several other Korean commercial banks. The Government has also encouraged Korean banks to pursue mergers and acquisitions, and H&CB and Kookmin Bank signed a merger agreement on April 23, 2001. The merger was completed on October 31, 2001 and the merged entity became the largest bank in the Republic.

     The Government estimates that, as of December 31, 2001, banks and non-bank financial institutions held non-performing assets (defined to include loans and other credits on which interest had not been paid for at least three months) totaling approximately W31.3 trillion, compared to W50.2 trillion as of December 31, 2000. By December 31, 2001, the Non-Performing Asset Management Fund managed by KAMCO had purchased approximately W101.2 trillion worth of non-performing assets from financial institutions for W38.7 trillion. The fund uses cash and three- to five-year Government-guaranteed notes to pay for its acquisitions.

     Further Government financial support of Korean financial institutions may be necessary to enable them to meet capital adequacy requirements. However, the Government may be unwilling to provide all of the needed support. Continued poor financial conditions for Korean financial institutions will likely reduce the amount of credit otherwise available to Korean companies, impairing the prospects for economic growth.

     Foreign Currency Reserves and External Liabilities

     The Republic's foreign currency reserves have fluctuated in recent years. The Republic's foreign currency reserves fell 38.6% to US$20.4 billion as of December 31, 1997 from US$33.2 billion as of December 31, 1996, mostly due to:

     -  the repatriation by foreign investors of their investments in Korea;

     - the repayment of a portion of the Republic's private and governmental external debt;

     -  the unavailability of credit from foreign sources; and

     -  the intervention in the foreign currency market to stabilize the Won.

     The usable portion of the reserves, defined as the total foreign currency reserves less amounts on deposit with overseas branches of Korean financial institutions and swap positions between The Bank of Korea and other central banks, totaled only US$8.9 billion as of December 31, 1997. Since the end of 1997, the Government's usable foreign currency reserves have increased to US$112.4 billion as of June 30, 2002 primarily due to continued trade surpluses.

     The Republic's total external liabilities, using standards set by the IMF, totaled US$159.2 billion as of December 31, 1997, US$148.7 billion as of December 31, 1998, US$137.1 billion as of December 31, 1999 and US$131.7 billion as of December 31, 2000. Based on preliminary data, the Republic's total external liabilities totaled US$119.9 billion as of December 31, 2001.

     Credit Rating Changes

     In October 1997, the Republic's long-term foreign currency rating ceiling on bond obligations, as announced by Moody's, was A1 and its long-term foreign currency rating as announced by each of Standard & Poor's and Fitch IBCA was AA-. Since that time, the rating agencies have changed the country's ratings significantly. The table below charts the credit ratings downgrades for the Republic from December 1997 to January 1998.

                                                                                           RATING
                                                                                         -----------
DATE              RATING AGENCY                          INSTRUMENT                      FROM    TO
----           --------------------   ------------------------------------------------   ----   ----
December 1997  Moody's(1)             Foreign currency rating on bond obligations        Baa2   Ba1
                                      Foreign currency rating for long-term bank
                                        deposits                                         Ba2    B1

               Standard & Poor's(2)   Long-term foreign currency rating                  BBB-   B+
                                      Long-term local currency rating                    A-     BBB-
                                      Short-term foreign currency rating                 A-3    C
                                      Short-term local currency rating                   A-2    A-3

               Fitch IBCA(3)          Long-term foreign currency rating                  BBB-   B-

January 1998   Moody's(4)             Foreign currency rating for bank deposits          B1     Caa1

------------

(1) Moody's noted Korea's short-term foreign currency needs and the diminished level of its foreign exchange reserves. It also noted the generally deteriorating economic conditions in Asia.

(2) Standard & Poor's stated that the country's efforts to aid the banking sector threatened its own external position and conflicted with the spirit of the country's agreements with the IMF.

(3) Fitch IBCA noted the further fall in the country's foreign exchange reserve.

(4) Moody's viewed the forced rollover of interbank credits in late December 1997 as a default and noted that Korea's external payments position, combined with regional factors, could prolong the rollover period.

     The table below charts the credit ratings upgrades for the Republic from February 1998 to July 2002.

                                                                                           RATING
                                                                                         -----------
DATE              RATING AGENCY                          INSTRUMENT                      FROM    TO
----           --------------------   ------------------------------------------------   ----   ----
February 1998  Standard & Poor's(1)   Long-term foreign currency rating                  B+     BB+
                                      Long-term local currency rating                    BBB-   BBB+
                                      Short-term foreign currency rating                 C      B
                                      Short-term local currency rating                   A-3    A-2
               Fitch IBCA(2)          Long-term foreign currency rating                  B-     BB+
January 1999   Standard & Poor's(3)   Long-term foreign currency rating                  BB+    BBB-
                                      Long-term local currency rating                    BBB+   A-
                                      Short-term foreign currency rating                 B      A-3
               Fitch IBCA(4)          Long-term foreign currency rating                  BB+    BBB-
February 1999  Moody's(5)             Foreign currency rating on bond obligations        Ba1    Baa3
                                      Foreign currency rating for long-term bank
                                        deposits                                         Caa1   Ba2
June 1999      Fitch IBCA             Long-term foreign currency rating                  BBB-   BBB
November 1999  Standard & Poor's      Long-term foreign currency rating                  BBB-   BBB
                                      Short-term local currency rating                   A-2    A-1
December 1999  Moody's                Foreign currency rating on bond obligations        Baa3   Baa2
March 2000     Fitch IBCA             Long-term foreign currency rating                  BBB    BBB+
November 2001  Standard & Poor's(6)   Long-term foreign currency rating                  BBB    BBB+
March 2002     Moody's                Foreign currency rating on bond obligations        Baa2   A3
June 2002      Fitch IBCA             Long-term foreign currency rating                  BBB+   A
July 2002      Standard & Poor's      Long-term foreign currency rating                  BBB+   A-

------------

(1) Standard & Poor's also removed the ratings from CreditWatch. The upgrade reflected the progress of the Government's reform program and the expectation of an agreement extending the short-term external debt of Korean financial institutions.

(2) Fitch IBCA viewed the agreement on January 28, 1998 extending the short-term external debt of Korean financial institutions as improving the country's external financing position.

(3) Standard & Poor's cited the Government's progress in corporate and financial sector restructuring, as well as its improved external debt position.

(4) Fitch IBCA noted that the prospect of a repetition of Korea's liquidity crisis in 1997 was remote due to the country's improved foreign currency reserves.

(5) Moody's noted the country's improved external liquidity position and a government policy stance that should foster continued improvement in 1999. Moody's also changed the Republic's outlook to positive.

(6) Standard & Poor's cited the Government's continued progress in corporate and financial restructuring and its stable external debt position.

     Interest Rate Fluctuations

     Due to adverse economic conditions, the depreciation of the Won and the Government's reform policy, interest rates payable by Korean borrowers fluctuated substantially, both domestically and externally, in late 1997 and 1998. The average annual interest rate on three-year Won-denominated, non-guaranteed corporate bonds rose from 12.6% as of September 30, 1997 to 29.0% as of December 31, 1997 but has fallen significantly since the fourth quarter of 1998 and was 6.2% as of August 20, 2002. Internationally, the spreads over United States treasury bonds on benchmark dollar-denominated bonds issued by the Republic and Korean financial institutions and companies have also fluctuated considerably since the second quarter of 1998, but have improved since the second half of 1998. If interest rates rise in the future, the debt service costs of Korean borrowers and the possibility of defaults on debt repayments would increase.

     Exchange Rate Fluctuations

     Due to adverse economic conditions and reduced liquidity, the value of the Won in relation to the U.S. dollar and other major foreign currencies declined substantially in 1997 but generally rose in 1998. Because of market pressure, on December 16, 1997 the Government allowed the Won to float freely. The market average exchange rate as announced by the Korea Financial Telecommunications and Clearings Institute was W1,415.2 to US$1.00 on December 31, 1997, compared to W914.8 to US$1.00 on September 30, 1997. As of August 20, 2002, the market average exchange rate was W1,192.0 US$1.00.

     Won depreciation increases substantially the amount of Won revenue needed by Korean companies to repay foreign currency-denominated debt, increases the possibility of defaults, and results in higher prices for imports, including key raw materials such as oil, sugar and flour. On the other hand, Won appreciation generally has an adverse effect on exports by Korean companies.

     Stock Market Volatility

     The Korea Composite Stock Price Index declined by over 56% from 647.1 on September 30, 1997 to 280.0 on June 16, 1998. The index was 736.7 on August 20, 2002, representing an increase of 163.1% since June 16, 1998.

     Significant sales of Korean securities by foreign investors and the repatriation of the sales proceeds could drive down the value of the Won, reduce the foreign currency reserves held by financial institutions in the Republic and hinder the ability of Korean companies to raise capital.

  INITIAL REFORM EFFORTS IN 1997

     In response to the economic difficulties experienced in 1997, the Government implemented a range of measures to restore the confidence of financial market participants in Korea by strengthening the country's economic fundamentals.

     The Government focused its reform measures on restructuring the country's financial sector. In April 1997, a presidential committee introduced short-term reform measures, including:

     - allowing commercial banks, securities firms and insurance companies to compete;

     - permitting the issuance of financial debentures by commercial banks and securities firms;

     -  increasing the size of deposit insurance funds;

     -  improving public disclosure systems and accounting standards; and

     -  eliminating interest rate controls.

     In June 1997, the Government announced medium- and long-term measures relating to the restructuring of The Bank of Korea and financial institution supervisory systems. The Government accelerated implementation of these measures in connection with the IMF financial aid package and related reforms. For a more extensive discussion of these measures, see "The Republic of Korea--The Economy--Post-IMF Reforms--Financial Sector Restructuring".

     To support troubled financial institutions and to stabilize the Republic's financial markets, on August 25, 1997 the Government announced a financial aid package, including special loans and other measures, for certain commercial and merchant banks with large amounts of bad loans. The Government also announced measures to increase the Republic's foreign currency reserves, including guaranteeing the overseas foreign currency borrowings of Korean commercial banks.

     On October 19, 1997, the Ministry of Finance and Economy established the Non-Performing Asset Management Fund to assist certain commercial banks and other financial institutions. The ministry restructured and expanded KAMCO in November 1997 and mandated it to manage the Non-Performing Asset Management Fund and purchase and dispose of non-performing assets of financial institutions. In December 1998, the Government increased the size of the Non-Performing Asset Management Fund to approximately W33.6 trillion, funded by W32.5 trillion in proceeds from the issuance of Government guaranteed bonds, a W0.5 trillion loan from The Korea Development Bank and a W0.6 trillion contribution from the Republic's financial institutions. On August 12, 1999, W12 trillion of the Non-Performing Asset Management Fund was transferred to the Deposit Insurance Fund. The size of the Non-Performing Asset Management Fund was approximately W16.4 trillion as of June 30, 2002.

     The Non-performing Asset Management Fund has purchased non-performing assets from commercial banks and other financial institutions since 1997 as follows:

                                                              1997   1998   1999   2000   2001
                                                              ----   ----   ----   ----   ----
                                                                     (TRILLIONS OF WON)
Face value of non-performing assets purchased...............   11     33     18     33     6
Amount paid for these non-performing assets.................    7     12      4     13     2

     The fund uses cash and three- to five-year Government guaranteed notes to pay for its acquisitions.

     As uncertainty about the stability of the Republic's financial markets persisted, in November 1997 the Government announced additional comprehensive measures to aid the financial sector, including:

     - providing faster settlement of bad loans purchased by KAMCO from financial institutions;

     -  offering incentives for financial institutions to merge;

     - requiring the merger of certain troubled financial institutions with other financial institutions;

     -  monitoring the condition of individual financial institutions;

     - insuring all amounts deposited with banks, non-bank financial institutions, and securities investment companies, and all amounts due from life insurance companies, until the end of 2000;

     - increasing the daily exchange rate band within which the Won may float from 2.25% to 10% (the band was subsequently removed); and

     - exploring the expansion of the Republic's foreign currency borrowings from international capital markets.
     On December 12, 1997, The Bank of Korea approved approximately W11.3 trillion in aid to stabilize the financial markets. Commercial banks, merchant banks and securities companies facing difficulties because of, among other things, the paralysis of the call loan market, received approximately W7.3 trillion and troubled securities companies, merchant banks and investment trust companies facing liquidity problems received about W4.0 trillion.

  IMF FINANCIAL AID PACKAGE

     To help address the country's liquidity crisis and its generally difficult economic situation, the Government sought assistance from the IMF on November 21, 1997 and reached agreement with the IMF on an aid package on December 3, 1997. The aid package called for the Republic to receive loans totaling US$58 billion from the IMF, the World Bank, the ADB and the governments of certain countries, subject to compliance with several conditions. The loans helped to replenish the Republic's foreign currency reserves and support the Republic's banking sector.

     The aid package consisted of US$21 billion over three years from the IMF in standby credits (approximately US$19.5 billion of which had been disbursed as of December 31, 1998), US$10.0 billion from the World Bank to support specific structural reform programs (US$7.0 billion of which had been disbursed as of December 31, 2000) and US$4.0 billion from the ADB to support policy and institutional reforms (US$3.7 billion of which had been disbursed as of December 31, 2000). In addition, Japan, the United States, France, Germany, the United Kingdom, Italy, Australia, Canada, Belgium, The Netherlands, Sweden, Switzerland and New Zealand pledged supplemental financing totaling approximately US$23 billion; Korea did not utilize any of the supplemental financing.

     Korea repaid all of the amounts borrowed from the IMF as of August 23, 2001. As to the amounts borrowed from the World Bank and the ADB, US$4.7 billion and US$3.7 billion, respectively, were still outstanding as of June 30, 2002.

  POST-IMF REFORMS

     Since 1998, the Government has implemented a number of important economic, financial sector, labor and other reforms, as discussed below. Continued implementation of certain elements of the Government reform plan may require further action by the National Assembly, and political processes not directly within the control of the President or the Government will likely affect at least some elements of the reform plan. Accordingly, the reforms may not be fully implemented as currently contemplated. If the country fails to continue to implement reforms, the IMF and other international lenders may determine to reduce or withdraw their financial support. Declines in liquidity and availability of credit, further deterioration in the Republic's economy and increased downward pressure on the value of the Won could result.

     Financial Sector Restructuring

     General Goals. Beginning in late 1997, the Government undertook a comprehensive restructuring of its financial sector with the following goals:

     - improving supervision of the financial sector and strengthening the legal and regulatory framework for such supervision;

     - conforming accounting standards and disclosure rules to international "best practice";

     - requiring the audit of large financial institutions by internationally recognized accounting firms following auditing standards reflecting international "best practice";

     - upgrading the standards of prudential supervision applicable to financial institutions;

     -  strengthening risk management; and

     - introducing a stronger market orientation in the activities of financial institutions.

     Financial Support for Financial Institutions. To support troubled financial institutions, the National Assembly on December 22, 1997 authorized guarantees of up to US$20 billion of external debt of Korean banks, and on January 21, 1998, additional guarantees of up to US$7 billion of external debt of Korean commercial and merchant banks and up to US$8 billion of external debt of The Bank of Korea. The Government used the guarantees to help Korean financial institutions with their short-term foreign currency debt. In January 1998, the Government reached agreement with 13 international creditor banks to extend the maturity of short-term foreign currency obligations incurred by certain Korean financial institutions by replacing them with one-, two- and three-year loans guaranteed by the Government. In March 1998, 134 creditor banks tendered US$21.8 billion of eligible short-term debt in exchange for the guaranteed loans. The banks received the following guaranteed loans:

                   PRINCIPAL
TERM OF LOAN         AMOUNT                              INTEREST RATE
------------     --------------   ------------------------------------------------------------
One year.......  US$3.8 billion   225 basis points above the six-month London Interbank
                                  Offered Rate ("LIBOR")
Two year.......  US$9.8 billion   250 basis points above six-month LIBOR
Three year.....  US$8.3 billion   275 basis points above six-month LIBOR

     The two-year and three-year loans were permitted to be prepaid at the option of the obligors prior to maturity in whole or in part without premium or penalty. The Korean financial institution obligors of the new loans paid fees to the Government in return for the guarantees. All of the loans have since been repaid.

     On December 24, 1997, the Public Money Management Fund, which manages public funds, including pension funds of civil servants, acquired approximately W4,369 billion of subordinated bonds from 27 Korean financial institutions to supplement their capital base. In addition, The Bank of Korea in December 1997 placed a substantial portion of its official reserves on deposit with overseas branches of Korean banks.

     Legislation. In connection with restructuring the financial sector of the Republic, the following measures have been adopted through legislation by the National Assembly:

     - amending The Bank of Korea Act to provide for the central bank's independence, with price stability as its main mandate;

     - establishing the Financial Supervisory Commission as of April 1, 1998 to supervise and regulate all financial institutions in Korea, and establishing in 1999 the Financial Supervisory Service as the Financial Supervisory Commission's executive arm, consolidating the functions of a number of previous regulatory bodies;

     - introducing measures to deal effectively with unsound financial institutions, including reducing the capital of financially troubled institutions and allowing for capital injections by the Government on a case by case basis;

     - consolidating various deposit insurance institutions into the Korea Deposit Insurance Corporation and expanding the source of funding for deposit insurance;

     - repealing the Republic's usury law which had previously limited the legal maximum interest rate to under 40% per annum;

     - allowing foreign financial institutions to merge with and acquire domestic financial institutions;

     - strengthening confidentiality protections for private financial transactions;

     - requiring specialized banks and development institutions to comply with the same prudential standards as commercial banks, and the same external audit requirements as other financial institutions;

     - amending the Republic's deposit insurance system, so that all amounts deposited with Korean banks, financial institutions, securities companies and insurance companies by July 31, 1998, plus interest, would be insured until the end of the year 2000. After December 31, 2000, all deposits at any single financial institution are insured only up to W50 million regardless of the amount deposited; and

     - introducing audit committees, compliance officers and internal compliance rule systems to various financial institutions.

     Restructuring and Recapitalizing the Financial Institutions Sector. Since December 1997, the Government has been restructuring and recapitalizing troubled financial institutions, including closing insolvent financial institutions and those failing to carry out rehabilitation plans within specified periods. In particular:

     - The Government took control of Korea First Bank and Seoul Bank by recapitalizing them. In December 1999, the Government sold a controlling interest in Korea First Bank to Newbridge Capital and the Government has been seeking investors to rehabilitate Seoul Bank;

     - In June 1998, the Financial Supervisory Commission, after reviewing the restructuring plans submitted by 12 commercial banks (not including Seoul Bank and Korea First Bank) that failed to meet Bank of International Settlement capital adequacy standards as of December 31, 1997, ordered the suspension of operations of five commercial banks and the assignment of their assets and liabilities to five other commercial banks and KAMCO. The Government provided certain tax benefits to the five banks that purchased and assumed the assets and liabilities of the banks being closed. KAMCO granted the five purchasing banks "putback" options if the assets deteriorated within six months from the purchase. The five banks could also request compensation from the Korea Deposit Insurance Corporation for certain losses arising from the purchase and assumption of the assets and liabilities. In addition, the Korea Deposit Insurance Corporation injected capital into the purchasing banks by buying subordinated bonds or stocks. The Government allowed the seven other commercial banks to continue operations after they submitted revised restructuring or rehabilitation plans. The Government will monitor the implementation of the restructuring plans and rehabilitation measures;

     - Through August 2001, 15 insurance companies have gone through restructuring. Two surety companies merged to form Seoul Guaranty Insurance Corporation;

     - Through December 2001, seven securities companies, a securities investment trust company, 122 mutual savings and finance companies, seven securities investment trust management companies and 407 credit unions have been closed. One securities company dissolved voluntarily. Each of three securities investment trust companies has been converted into a securities company and a securities investment management company; and

     - The Government required the Republic's merchant banks to achieve a capital adequacy ratio of 8% and through December 2001 closed 28 merchant banks which failed to meet such ratio. Six unsound merchant banks were merged into other financial institutions in line with the Government's restructuring policy. As of December 31, 2001, the number of the Republic's merchant banks decreased to three compared with 30 as of December 31, 1997.

     In 1999, (1) Boram Bank merged into Hana Bank, (2) Kangwon Bank, Hyundai International Merchant Bank and Chungbuk Bank merged into Cho Hung Bank, (3) Hanil Bank and the Commercial Bank of Korea merged to form Hanvit Bank and (4) Korea Long Term Credit Bank merged into Kookmin Bank.

     In 1999, 2000 and 2001, the Government injected public funds in the aggregate amount of W3.55 trillion into Daehan Life Insurance Corporation and in the aggregate amount of W10.25 trillion into Seoul Guaranty Insurance Corporation for recapitalization. In April 2000, the Government entered into agreements with each of Daehan Life Insurance Corporation and Seoul Guaranty Insurance Corporation for the implementation of its management normalization plan.

     The Financial Supervisory Commission has generally expected banks to adhere to a specific timetable to achieve specified performance objectives, including:

     -  improving their capital ratios to 6% by March 1999 and to 8% by March
        2000;

     - improving operating performance to enhance risk management and profitability; and

     -  continuing to identify and resolve non-performing loans.

     The Financial Supervisory Commission also encouraged banks to increase their capital ratios to 10% by December 2000.

     Regional banks that do not engage in international lending and national banks that do not lend in excess of W5 billion to individual corporate borrowers and do not engage in international lending were required to improve their capital ratios to 4% by March 1999, 6% by March 2000 and 8% by December 2000.

     In June 2000, in an effort to enhance the international competitiveness of the Republic's banks, the Government announced a plan to implement the second-phase restructuring of the Republic's banks under the following principles:

     - The Government would create various systematic frameworks, including one for financial holding companies;

     - Banks which are not the recipients of the public funds may implement their own restructuring; and

     - The Government would take initiatives in the restructuring of the banks that have received public funds or in which the Government has controlling stakes.

     During 2000, the Government announced further details of the second-phase restructuring plan for the banks and required seven commercial banks, including Chohung Bank, Hanvit Bank, Korea Exchange Bank, Peace Bank of Korea, Kwangju Bank, Cheju Bank and Kyungnam Bank, into which the Government had injected public funds or which did not satisfy the minimum 8% BIS capital adequacy ratio, to submit their respective management improvement plans. The Government thereafter approved the management improvement plans submitted by Cho Hung Bank and Korea Exchange Bank. With respect to the management improvement plans submitted by the remaining five commercial banks, the Government approved them on the condition that they become a subsidiary of a financial holding company. Four of these five commercial banks became subsidiaries of a financial holding company which was established in March 2001. In May 2002, the remaining commercial bank, Cheju Bank, became a subsidiary of Shinhan Financial Holding Company that was established on September 1, 2001. The Government has also encouraged Korean banks to pursue mergers and acquisitions, and H&CB and Kookmin Bank merged on October 31, 2001 to become the largest commercial bank in the Republic.

     On September 23, 2000, the Government released a white paper on the creation, operation and recovery of public funds. According to the white paper, through the end of 1999, the Government injected public funds in the aggregate of W64 trillion in the form of bonds issued by KAMCO and the Korea Deposit Insurance Corporation and guaranteed by the Government, and spent an additional W46 trillion for the restructuring of the Republic's financial sector. KAMCO has spent approximately W38.7 trillion (W20.5 trillion by issuance of bonds with the Government's guarantee) as of May 31, 2002, to purchase non-performing assets from financial institutions, and the Korea Deposit Insurance Corporation has spent approximately W100.2 trillion (W83.5 trillion by issuance of bonds with government guarantees) as of May 31, 2002, to recapitalize banks and life insurance companies, compensate certain banks and life insurance companies for their losses incurred in acquiring assets and liabilities of other banks and life insurance companies and to pay deposits amounts to depositors of certain failed financial institutions. Through May 31, 2002, KAMCO has recovered W27.9 trillion from the disposition of assets purchased with public funds and the Korea Deposit Insurance Corporation has recovered W16.6 trillion from the disposition of assets purchased with public funds.

     The Government has been monitoring the borrowing and lending activities of overseas branches of Korean banks to ensure their financial soundness. The Government has also gradually reduced The Bank of Korea's deposits with nonresident branches and affiliates of domestic financial institutions.

     To receive public funds, whether in the form of KAMCO purchases or capital injections, a bank must comply with Government requirements, including:

     - receiving certification from the Financial Supervisory Commission that it is performing its role in the corporate sector restructuring process; and

     - reducing its exposures, including off balance sheet, to single borrowers or groups of borrowers. The Government mandated that each bank reduce its exposure to a single borrower or group of borrowers in excess of 45% of total capital by 50% by June 1999 and eliminate the excess by December 1999. Starting January 2000, banks have been required to gradually reduce this exposure to 25% of total capital by the end of December 2002.

     In January 2000, the Government announced its intention to restructure securities investment trust companies, including the recapitalization of Korea Investment Trust Co., Ltd. and Daehan Investment Trust Co., Ltd., the two largest securities investment trust companies in Korea. The Government injected public funds in the amount of W7.9 trillion into Korea Investment Trust and Daehan Investment Trust from late 1999 to June 2000. These companies had large exposures to corporate bonds and commercial paper issued by the companies of the Daewoo Group, and the Government also provided liquidity support in February 2000 to these companies in connection with the redemption required by the account holders of certain investment trust products sold by them. Each of Korea Investment Trust and Daehan Investment Trust was converted into a securities company and an investment trust management company.

     Hyundai Investment Trust Securities Co., Ltd., an affiliate of the Hyundai Group, also experienced financial difficulties as a result of having a large exposure to debentures issued by the companies of the Daewoo Group. The Hyundai Group entered into an agreement with the Financial Supervisory Service for the normalization of Hyundai Investment Trust Securities on May 4, 2000 and announced a plan to recapitalize Hyundai Investment Trust Securities in June 2000. Hyundai Investment Trust Securities was also converted into a securities company and an investment trust management company in May 2000, which were Hyundai Investment Trust & Securities Co., Ltd. and Hyundai Investment Trust Management Co., Ltd.

     In August 2001, a consortium led by American International Group Inc. and the Government signed a memorandum of understanding, pursuant to which the consortium would pay W400 billion for a controlling stake in Hyundai Securities, W600 billion for a 55% stake in Hyundai Investment Trust & Securities and W100 billion for a 29% interest in Hyundai Investment Trust Management. In return, under the terms of the memorandum, the Government agreed to inject a total of W900 billion into Hyundai Investment Trust & Securities and Hyundai Investment Trust Management. In January 2002, it was reported that American International Group Inc. had withdrawn its intention to invest in Hyundai Securities, Hyundai Investment Trust & Securities and Hyundai Investment Trust Management and had terminated its negotiations with the Government relating to such proposed investment. The Government is currently looking for other foreign financial organizations that are interested in acquiring interests in these financial units.

     On September 15, 2001, the Corporate Restructuring Promotion Act became effective. The Corporate Restructuring Promotion Act allows creditor financial institutions to freeze and restructure the debt of a financially troubled company that is unable to repay the borrowings from the financial institutions without additional credit support, upon a resolution by the financial institutions representing at least 75% of the entire claims amount. A creditor financial institution which has not participated in the relevant creditor committee or is opposed to the resolutions by the creditor committee (in respect of the commencement of the management of a failing company, the restructuring of the failing company's debt or the provision of new credits) may request the creditor committee to purchase its claims against the failing company, and the creditor financial institutions that have approved the relevant resolution are required to purchase such claims, or the relevant creditor committee may request the Korea Asset Management Corporation, the Korea Deposit Insurance Corporation or other resolution financial institutions under the Depositor Protection Act or any other institution designated by the creditor committee to purchase such claims, at a price to be negotiated with the financial institution making the purchase request.

     Trade Liberalization

     The Republic promised the World Trade Organization that it would eliminate trade-related subsidies by the end of 1998 and phase out the import diversification program, which limits certain imports mainly from Japan, by the end of 1999. The Government abolished one type of trade-related subsidy in January 1998, and in March 1998 the National Assembly passed a bill abolishing two additional subsidies and revising the terms of another subsidy. The Government phased out the import diversification program in June 1999.

     In January 1998, the Government reduced the number of items subject to adjustment tariffs, and on August 15, 1998, it submitted to the IMF a plan to streamline and improve the transparency of import certification procedures.

     Foreign Investment Liberalization

     The Government has gradually removed restrictions on foreign investment and capital market activities. As of December 11, 1997, the Government allowed foreigners, whether individually or in the aggregate, to acquire beneficial ownership of up to 50% of any class of shares listed on the Korea Stock Exchange. The Government eliminated, with certain limited exceptions, the aggregate and individual foreign ownership limits effective May 25, 1998. In addition, as of July 1, 1998, the Government eliminated all investment ceilings on the purchase by foreigners of all types of listed or unlisted bonds and later allowed foreign investment in Korean Government and corporate bonds, in money market instruments issued by corporations, including commercial paper, in certificates of deposit and in repurchase agreements.

     The Government also prepared clear guidelines on the investment by foreign financial institutions in the equity securities of Korean financial institutions and, on March 31, 1998, allowed foreign banks and brokerage houses to establish subsidiaries in Korea, subject to guidelines established by the Ministry of Finance and Economy.

     As of July 1, 1998, the Government permitted domestic corporations to directly incur long-term external debt through commercial loans or foreign-currency denominated bond offerings. This approach deviated from the traditional Korean policy of channeling international borrowings through domestic financial institutions for on-lending to the corporate sector.

     Corporate Governance and Corporate Structure

     In line with the agreement with the IMF, the Government has been stressing increased transparency in corporate governance, in particular through improved accounting, disclosure and auditing standards.

     In line with the Government's reform policy, in late 1997 and 1998 the National Assembly passed a broad range of measures restructuring the corporate and financial sectors, including:

     - providing tax benefits, such as tax deferrals or exemptions, for mergers and acquisitions occurring as part of a corporate restructuring;

     - rendering interest expenses on excessive corporate borrowing not deductible for tax purposes beginning in the year 2000 to discourage excessive borrowing;

     - raising the foreign investor shareholding threshold which triggers the requirement of board approval from the target company from 10% to one-third of the company's outstanding shares, to facilitate the acquisition of Korean companies by foreign investors (the board approval requirement was subsequently abolished, thus opening the possibility of hostile takeovers of local companies by foreigners);

     - repealing the mandatory tender offer rule, which previously had required any acquirer of 25% or more of shares of a corporation listed on the Korea Stock Exchange or registered in KOSDAQ to make a tender offer bid for more than 50% of the target company's shares;

     - repealing the ceiling on the amount of its own shares that a listed company may hold;

     -  strengthening legal protection for minority shareholder interests;

     - requiring the preparation of combined financial statements for chaebols, commencing from fiscal year 1999;

     - amending the Republic's insolvency laws, including creating a "management committee" composed of qualified professionals to assist the district courts' handling of the management of insolvent companies, limiting the availability of composition proceedings to large-sized companies by reinforcing eligibility requirements and expediting the time frames applicable to corporate reorganization and composition proceedings;

     - phasing out by March 2000 outstanding cross-guarantees by one chaebol member of its affiliates' indebtedness, and prohibiting the issuance of new cross-guarantees;

     - requiring filing of quarterly reports by listed companies commencing year 2000;

     -  introducing audit committees to Korean companies;

     - adopting a new foreign investment law to facilitate foreign investment by streamlining the investment procedure;

     - adopting a law to facilitate the securitization of assets held by the Republic's corporations and financial institutions; and

     - providing the Financial Supervisory Commission with greater authority to require the restructuring of the Republic's financial institutions.

     In 1998, the Government arranged for US$3.3 billion of trade financing, with maturities of up to one year, for small- and medium-sized companies and larger companies not affiliated with the top five chaebols. In addition, in 1999 the Government increased the amount of credit guarantees available for small- and medium-sized companies by W24 trillion.

     It was reported that in December 1998, the top five chaebols agreed with their respective major creditor banks to:

     - eliminate certain cross guarantees by the end of 1998 or 1999, as applicable;

     - lower their respective average debt to equity ratio to below 200% by the end of 1999 by repaying existing debt, disposing of their assets or raising equity; and

     -  reduce the number of their affiliates.

     It was reported in April 2000 that the top four chaebols (excluding Daewoo Group) have complied with the agreements, recording an average debt to equity ratio of 173.9% as of December 31, 1999. The Government intends to monitor closely the restructuring plans and the agreements with the major creditor banks to ensure that the top four chaebols and the banks share the restructuring burden so as not to undermine their respective financial conditions.

     Labor Market Reform

     Since January 1998, the Government has revised the unemployment insurance system by:

     - expanding coverage to workers in all companies (with a few statutory exceptions) starting October 1, 1998;

     - increasing minimum benefits to 50% of average monthly wage (based on the most recent 12-month period), starting March 1, 1998 and 90% of minimum hourly wage, starting January 1, 2000;

     - from March 1, 1998, extending eligibility for unemployment compensation to those workers who paid unemployment insurance premiums for only six months as opposed to 12 months; and

     - increasing the minimum benefit period from 60 to 90 days, starting January 1, 2000.

     Effective April 1, 1999, unemployment insurance benefits became available to workers in companies with fewer than five employees and to part-time and temporary workers. The Government estimates that approximately 362,000 individuals received W803.0 billion of unemployment benefits in 2001.

     On February 6, 1998, a committee of representatives of labor unions, corporations and the Government agreed to implement labor reform measures, including:

     - amending the labor laws to enable corporations to lay off workers for business reasons;

     - permitting, starting July 1999, the formation of teachers' unions; and
     - allocating up to W5 trillion to stabilize the labor market.

     The agreement calls for companies to make all reasonable efforts to avoid layoffs, consult with a representative of the employees 60 days before the planned layoffs, notify the Ministry of Labor about the planned layoffs, select workers to be laid off based on a fair and rational standard and make an effort to rehire the laid-off workers when business conditions improve. The Government endorsed the agreement, and the National Assembly passed legislation regarding the labor reform measures on February 14, 1998.

     Since the agreement was announced, one of the labor unions whose representative participated in the committee rejected certain terms of the agreement and called for a nationwide strike. Although the strike was subsequently canceled, members of the union vowed to resist the labor reform measures, including the layoff of workers for business reasons. In May 1999, two labor unions and representatives from corporations announced their intention to withdraw from the committee of labor unions, corporations and the Government. In August 1998, Hyundai Motors, which had announced plans for substantial layoffs of workers due to deteriorating business conditions, agreed to significantly reduce the number of workers laid off after its labor union staged a prolonged strike to protest the plans.

     In September 1998, the representatives of the labor unions of nine commercial banks of the Republic agreed on a collective bargaining agreement which enabled the Korean banks to lay off a maximum of 32% of the workers in connection with the first-phase restructuring of the banks in 1998. In July 2000, the Korean Financial Industry Union, which represents the employees of 30 financial institutions, urged its members to participate in a strike to express their opposition to mergers of the banks and the possibility of further layoffs, when the Government announced its plan to implement the second-phase restructuring of the Republic's banks, including the promulgation of a law which allows the formation of financial holding companies. The strike was subsequently cancelled after the Government and the union leaders reached an agreement whereby the Government would not require mandatory bank mergers. In December 2000, members of the Kookmin Bank and H&CB labor union participated in a strike that lasted seven days, opposing the contemplated merger between the two banks. Actions like these by labor unions may hinder the implementation of the labor reform measures and disrupt the Government's plans to create a more flexible labor market. There can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic could disrupt the economic recovery of the Republic.

     Information Provision and Reform Policy Monitoring

     To improve transparency and allow market participants to make an informed assessment of economic developments in the Republic, Korea agreed to improve publication and dissemination of its key economic data. The Government has published the following data since early 1998:

DATA                                              FREQUENCY
----                                              ---------
Foreign exchange reserves (including composition
  and net forward positions)....................  Twice monthly (with a five business day delay)
Financial institution data (including non-
  performing loans, capital adequacy and
  ownership and affiliations)...................  Semi-annually
Short-term external debt........................  Quarterly

     The Government plans to improve the timeliness of data on local government finances.

     The Government has set quarterly ceilings on net domestic assets of The Bank of Korea and floors on net international reserves of The Bank of Korea to quantitatively monitor the effects of its reform program. The Government also has been measuring its performance against projected minimum budget surplus levels on a cash basis (including the cost of supporting the financial sector).

GROSS DOMESTIC PRODUCT AND MAJOR FINANCIAL INDICATORS

 GROSS DOMESTIC PRODUCT

     Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country's productive output rises or falls over time. Economists present GDP in both current and constant market prices. GDP at current market prices values a country's output using the actual prices of each year; GDP at constant market prices values output using the prices from a base year, thereby eliminating the distorting effects of inflation.

     The following table sets out the composition of the Republic's GDP at current and constant 1995 market prices and the annual average increase in the Republic's GDP.

                           GROSS DOMESTIC PRODUCT(1)

                                                                                                           AS %
                                                                                                          OF GDP
                                            1997         1998         1999         2000       2001(2)     2001(2)
                                         ----------   ----------   ----------   ----------   ----------   -------
                                                                    (BILLIONS OF WON)
Gross Domestic Product at Current
  Market Prices:
Private Consumption....................   254,986.5    242,834.1    271,136.5    299,121.8    324,226.3     59.5
General Government Consumption.........    45,659.7     48,782.1     50,089.4     52,479.7     56,785.2     10.5
Gross Domestic Fixed Capital
  Formation............................   159,110.4    132,307.5    134,151.8    148,202.8    147,497.9     27.1
Change in Inventories..................    (3,933.1)   (38,252.7)    (5,380.6)    (1,033.7)    (2,042.5)    (0.4)
Exports of Goods and Services..........   157,413.3    220,960.8    204,377.6    233,791.7    233,857.1     42.9
Less Imports of Goods and Services.....  (162,031.0)  (161,143.5)  (171,277.7)  (217,844.7)  (221,051.7)   (40.6)
Statistical Discrepancy................     2,070.7     (1,121.7)      (352.8)     7,241.5      5,740.9      1.1
                                         ----------   ----------   ----------   ----------   ----------   ------
Expenditures on Gross Domestic
  Product..............................   453,276.4    444,366.5    482,744.2    521,959.2    545,013.3    100.0
Net Factor Income from the Rest of the
  World................................    (2,423.1)    (7,724.7)    (6,146.6)    (2,731.8)    (1,138.7)    (0.2)
                                         ----------   ----------   ----------   ----------   ----------   ------
Gross National Product(1)..............   450,853.3    436,641.8    476,597.6    519,227.4    543,874.4     99.8
                                         ==========   ==========   ==========   ==========   ==========   ======

                                                                                                           AS %
                                                                                                          OF GDP
                                            1997         1998         1999         2000       2001(2)     2001(2)
                                         ----------   ----------   ----------   ----------   ----------   -------
                                                                    (BILLIONS OF WON)
Gross Domestic Product at Constant 1995
  Market Prices:
Private Consumption....................   228,738.3    201,869.3    224,151.8    241,930.5    252,211.2     50.2
General Government Consumption.........    39,984.2     39,818.7     40,328.5     40,382.7     40,444.1      8.4
Gross Domestic Fixed Capital
  Formation............................   145,294.6    114,563.5    118,772.9    132,337.3    130,148.8     27.0
Change in Inventories..................    (4,218.3)   (27,626.2)    (6,167.7)    (7,118.5)    (7,331.9)    (1.6)
Exports of Goods and Services..........   153,930.9    175,640.5    203,443.5    245,132.6    247,478.7     51.3
Less Imports of Goods and Services.....  (140,905.2)  (109,798.1)  (141,443.0)  (169,715.7)  (164,885.5)   (34.2)
Statistical Discrepancy................       182.2        242.7     (1,376.7)    (4,416.0)    (5,039.9)    (1.1)
                                         ----------   ----------   ----------   ----------   ----------   ------
Expenditures on Gross Domestic
  Product..............................   423,006.7    394,710.4    437,709.4    478,532.9    493,025.5    100.0
Net Factor Income from the Rest of the
  World................................    (2,174.9)    (6,589.7)    (5,161.9)    (2,248.8)      (894.3)    (0.2)
Trading Gains and Losses from Changes
  in the Terms of Trade................   (18,176.4)   (22,094.7)   (32,026.3)   (61,185.3)   (71,589.2)   (14.5)
                                         ----------   ----------   ----------   ----------   ----------   ------
Gross National Income(3)...............   402,655.4    366,026.0    400,521.2    415,098.8    420,542.0     85.3
                                         ==========   ==========   ==========   ==========   ==========   ======
Percentage Increase of GDP over
  Previous Year At Current Prices......         8.4         (2.0)         8.6          8.1          4.4
At Constant 1995 Market Prices.........         5.0         (6.7)        10.9          9.3          3.0

------------

(1) GDP plus net factor income from the rest of the world is equal to the Republic's gross national product.

(2)  Preliminary.

(3) GDP plus net factor income from the rest of the world and trading gains and losses from changes in the terms of trade is equal to the Republic's gross national income.

Source: Monthly Bulletin, June 2002; The Bank of Korea. Monthly Statistics of Korea, June 2002; Korea National Statistical Office.

     The following table sets out the Republic's GDP by economic sector at current and constant 1995 market prices.

                   GROSS DOMESTIC PRODUCT BY ECONOMIC SECTOR
                           (AT CURRENT MARKET PRICES)

                                                                                                           AS %
                                                                                                          OF GDP
                                                1997        1998        1999        2000       2001(1)    2001(1)
                                              ---------   ---------   ---------   ---------   ---------   -------
                                                                       (BILLIONS OF WON)
Industrial Sectors:
  Agriculture, Forestry and Fisheries.......   24,257.5    21,977.8    24,481.5    24,517.6    24,126.7      4.4
  Mining and Manufacturing
    Mining and Quarrying....................    1,908.9     1,675.1     1,670.0     1,802.2     1,786.0      0.3
    Manufacturing...........................  130,968.2   137,152.7   148,402.9   163,283.2   163,334.9     30.0
  Construction, Electricity, Gas and Water
    Electricity, Gas and Water..............    9,604.1    10,867.6    13,014.0    14,374.4    15,845.8      2.9
    Construction............................   52,795.5    44,992.6    42,149.3    41,788.0    44,879.3      8.2
Services:
  Wholesale and Retail Trade, Restaurants
    and Hotels..............................   51,787.7    45,661.3    54,451.0    63,201.6    68,178.0     12.5
  Transportation, Storage and
    Communication...........................   29,731.3    31,330.4    32,976.3    34,901.1    35,039.8      6.4

                                                                                                           AS %
                                                                                                          OF GDP
                                                1997        1998        1999        2000       2001(1)    2001(1)
                                              ---------   ---------   ---------   ---------   ---------   -------
                                                                       (BILLIONS OF WON)
  Financing, Insurance, Real Estate and
    Business Services.......................   86,689.4    86,466.3    95,276.5    98,977.1   105,967.7     19.4
  Community, Social and Personal Services...   22,537.5    22,141.3    24,806.0    27,484.8    32,410.9      5.9
Producers of Government Services............   34,654.1    35,827.1    36,961.5    39,018.5    43,277.2      7.9
Producers of Private Non-Profit Services to
  Households................................   10,656.6    10,895.9    11,470.6    12,320.7    13,514.3      2.5
Import Duties...............................   15,326.2    12,966.5    15,606.0    19,446.6    20,372.9      3.7
(Imputed Bank Service Charge)...............  (17,640.7)  (17,588.1)  (18,521.4)  (19,156.5)  (23,720.0)    (4.3)
                                              ---------   ---------   ---------   ---------   ---------    -----
Gross Domestic Product at Current Prices....  453,276.4   444,366.5   482,744.2   521,959.2   545,013.3    100.0
Net Factor Income from the Rest of the
  World.....................................   (2,423.1)   (7,724.7)   (6,146.6)   (2,731.8)   (1,138.7)    (0.2)
                                              ---------   ---------   ---------   ---------   ---------    -----
Gross National Income at Current Prices.....  450,853.3   436,641.8   476,597.6   519,227.4   543,874.6     99.8
                                              =========   =========   =========   =========   =========    =====

------------

(1)  Preliminary.

Source:  Monthly Statistics of Korea, June 2002; Korea National Statistical
Office.

                   GROSS DOMESTIC PRODUCT BY ECONOMIC SECTOR
                        (AT CONSTANT 1995 MARKET PRICES)

                                                                                                           AS %
                                                                                                          OF GDP
                                                1997        1998        1999        2000       2001(1)    2001(1)
                                              ---------   ---------   ---------   ---------   ---------   -------
                                                                       (BILLIONS OF WON)
Industrial Sectors:
  Agriculture, Forestry and Fisheries.......   25,234.2    23,569.4    24,833.4    25,318.3    25,664.7      5.2
  Mining and Manufacturing
    Mining and Quarrying....................    1,759.0     1,337.6     1,408.9     1,443.9     1,451.6      0.3
    Manufacturing...........................  126,117.2   116,734.8   141,295.1   163,733.1   166,506.2     33.8
  Construction, Electricity, Gas and Water
    Electricity, Gas and Water..............    9,809.0     9,868.0    10,897.0    12,425.3    13,128.8      2.7
    Construction............................   46,137.4    42,161.3    38,305.8    37,125.3    39,220.1      8.0
Services:
  Wholesale and Retail Trade, Restaurants
    and Hotels..............................   52,511.6    46,813.2    53,422.4    58,635.0    61,000.7     12.4
  Transportation, Storage and
    Communication...........................   31,135.1    30,887.9    35,361.8    41,691.4    44,753.8      9.1
  Financing, Insurance, Real Estate and
    Business Services.......................   77,410.9    75,956.4    80,097.4    84,060.8    87,912.7     17.8
  Community, Social and Personal Services...   19,259.0    18,119.0    20,123.7    21,148.8    22,692.6      4.6
Producers of Government Services............   29,156.5    28,896.0    29,110.5    29,125.6    29,084.8      5.9
Producers of Private Non-Profit Services to
  Households................................    8,837.3     8,856.2     9,086.8     9,190.9     9,569.3      1.9
Import Duties...............................   12,479.3     7,681.9    10,296.8    12,784.2    12,203.5      2.5
(Imputed Bank Service Charge)...............  (16,839.9)  (16,171.2)  (16,530.2)  (18,149.6)  (20,163.2)    (4.1)
                                              ---------   ---------   ---------   ---------   ---------    -----
Gross Domestic Product at Constant 1995
  Market Prices.............................  423,006.7   394,710.4   437,709.4   478,532.9   493,025.5    100.0
Net Factor Income from the Rest of the
  World.....................................   (2,174.9)   (6,589.7)   (5,161.9)   (2,248.8)     (894.3)    (0.2)

                                                                                                           AS %
                                                                                                          OF GDP
                                                1997        1998        1999        2000       2001(1)    2001(1)
                                              ---------   ---------   ---------   ---------   ---------   -------
                                                                       (BILLIONS OF WON)
Trading Gains and Losses from Changes in the
  Terms of Trade............................  (18,176.4)  (22,094.7)  (32,026.3)  (61,185.3)  (71,589.2)   (14.5)
Gross National Income at Constant 1995
  Market Prices.............................  402,655.4   366,026.0   400,521.2   415,098.8   420,542.0     85.3
                                              =========   =========   =========   =========   =========    =====

------------

(1)  Preliminary.

Source:  Monthly Bulletin, June 2002; The Bank of Korea.

     In 1997, GDP growth declined to 5.0% from 6.8% in 1996, at constant market prices. The aggregate of private and general government consumption expenditures grew only 3.2% in 1997. Gross domestic fixed capital formation decreased by 2.2% in 1997, due to the continued sharp decline in facility investments, which decreased by 8.7% in 1997.

     GDP contracted 6.7% in 1998, at constant market prices. The aggregate of private and general government consumption expenditures declined by 10.1% and gross domestic fixed capital formation declined by 21.2%, as facility investments declined sharply by 38.8% compared with 1997, leading to the 6.7% contraction in GDP during 1998.

     In 1999, GDP growth increased to 10.9% at constant market prices. The aggregate of private and general government consumption expenditures increased by 9.4% and gross domestic fixed capital formation increased by 3.7%.

     In 2000, GDP growth was 9.3% at constant market prices. The aggregate private and general government consumption expenditures increased by 6.7% and gross domestic fixed capital formation increased by 11.4%.

     Based on preliminary data, GDP growth slowed in 2001 to 3.0% at constant market prices, as aggregate private and general government consumption expenditures increased by 3.7% and gross domestic fixed capital formation decreased by 1.7%.

  PRINCIPAL SECTORS OF THE ECONOMY

     Industrial Sectors

     The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production.

                             INDUSTRIAL PRODUCTION

                                             1995 INDEX
                                            WEIGHT(1)(2)   1997    1998    1999    2000    2001
                                            ------------   -----   -----   -----   -----   -----
Mining....................................        58.7      93.9    72.8    78.6    77.4    75.1
     Coal.................................         6.7      66.9    61.6    57.0    57.7    54.2
     Metal ores...........................         1.5     132.7   102.1    86.2    70.6    41.1
     Others...............................        50.5      96.4    73.4    81.2    80.3    78.9
Manufacturing.............................     9,439.4     113.2   105.7   132.1   154.7   157.0
     Food products and beverages..........       660.6     103.6    93.8   102.6   105.6   110.8
     Tobacco products.....................        56.8     110.0   114.8   109.1   111.7   110.6
     Textiles.............................       589.5      86.3    77.9    82.9    82.8    74.0
     Apparel and fur articles.............       322.3      79.7    62.6    56.7    71.8    62.9
     Tanning and dressing of leather......       149.6      72.6    51.1    51.3    47.3    42.3
     Wood and wood and cork products......        85.2     101.1    63.2    79.8    82.6    87.9
     Pulp, paper and paper products.......       217.4     109.9    96.7   107.6   111.8   110.7
     Publishing, printing and reproduction
       of record media....................       235.6      93.8    77.7    76.0    77.4    79.0
     Coke, refined petroleum products and
       nuclear fuel.......................       316.2     142.7   127.9   139.2   141.6   137.7
     Chemicals and chemical products......       876.0     125.8   121.6   134.2   142.2   144.8
     Rubber and plastic products..........       397.3     108.0    85.6   100.6   107.4   106.2
     Non-metallic mineral products........       425.9     107.8    82.8    89.0    94.8    97.0
     Basic metals.........................       583.3     112.2    98.7   112.7   122.2   123.3
     Fabricated metal products............       482.6     101.3    80.5    85.6    85.4    84.1
     Machinery and equipment, n.e.c. .....       844.1     102.9    73.0    89.8   110.2   109.1
     Office, accounting and computing
       machinery..........................       160.4     150.7   153.7   317.0   512.7   446.9
     Electrical machinery and apparatus,
       n.e.c. ............................       354.7     105.1    78.8   100.2   120.5   111.8
     Radio, television and communication
       equipment..........................     1,148.7     150.8   205.0   300.9   407.1   426.4
     Medical precision and optical
       instrument, watches................       128.3      94.5    77.9    89.7    97.2    94.0
     Motor vehicles and trailers..........       870.9     111.9    73.9   113.3   129.0   127.4
     Other transport equipment............       296.9     139.4   194.2   208.9   200.5   272.5
     Furniture and n.e.c. ................       237.1      86.9    77.9    92.5    87.9    77.2
Electricity and Gas.......................       501.9     123.3   119.1   133.8   149.9   160.3
All Items.................................    10,000.0     113.6   106.2   131.9   154.0   156.7
     Percentage Increase (Decrease) of All
       Items Over Previous Year...........                   4.7%   (6.5)%  24.2%   16.8%    1.8%

------------

(1) Index weights were established on the basis of an industrial census in 1990 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)  1995 = 100.

Source:  Monthly Statistics of Korea, June 2002, National Statistical Office.

     Industrial production declined by 6.5% in 1998 because of the economic slowdown which depressed domestic demand. Industrial production increased 24.2% in 1999 because of the Republic's recovery of domestic consumption and the general stabilization in the economy. Industrial production increased by

16.8% in 2000 primarily due to increased exports and high domestic consumption. The Government estimates that industrial production growth slowed to 1.8% in 2001 because exports decreased while domestic consumption growth slowed.

     Manufacturing

     In 1998, the manufacturing sector contracted by 6.6% compared with 1997. In 1999 and 2000, the manufacturing sector grew by 25.0% and 17.1%, respectively, due to general recovery from the economic downturn in 1998. In 2001, the manufacturing sector increased production by 1.5%. Light industries did not fare as well as the heavy and chemical industries segment as the economic boom of the early- and mid-1990s favored the large companies involved in the heavy and chemical industries. Light industry recorded a 5.9% decline in 1997 and 15.6% decline in 1998. In 1999, light industry recorded an increase of production of 9.6%. In 2000, light industry recorded an increase of production of 16.8% due to increased production of clothing, rubber and plastic products. In 2001, light industry recorded a 3.1% decline due to the decrease of textile, apparel and leather.

     Automobiles. In 1998, domestic auto sales decreased by 48.5% compared to 1997 due to a decrease in real income and rises in unemployment and interest rates caused by the country's economic restructuring. Exports recorded only modest growth of 3.4% due to a reduction in demand from developing countries. Labor unrest at Hyundai Motors, the largest auto maker in Korea, also contributed to the decrease in automobile production. Overall automobile production of the Republic in 1998 decreased by 34.0% compared to 1997. In 1999, automobile production increased by 45.5%, domestic sales recorded an increase of 63.2% and exports recorded an increase of 10.9%, each compared with 1998. In 2000, automobile production increased by 9.6%, domestic sales recorded an increase of 12.3% and exports recorded an increase of 11.0%, each compared with 1999. In 2001, automobile production decreased by 5.4% compared to 2000. In 2001, domestic sales recorded an increase of 1.5% and exports recorded a decrease 10.5%, each compared with 2000.

     In December 1998, Hyundai Motors agreed to purchase Kia Motors and Asia Motors after winning the auction for the two companies conducted by creditors.

     In June 1999, Samsung Motors Inc. filed for voluntary bankruptcy. In April 2000, the creditors of Samsung Motors accepted a proposal by Renault, a French automaker, to acquire the controlling shares of the new joint venture company which would purchase the operating assets from Samsung Motors and to restructure the financial obligations of Samsung Motors, which was subsequently approved by a judicial authority. Renault Samsung Motors, the new joint venture company, officially began operations on September 1, 2000.

     On September 21, 2001, a Memorandum of Understanding was signed by, and among GM, Daewoo Motor and us, acting on behalf of the Daewoo Motor Creditors Committee ("Creditors"), to set up a joint venture between GM and the Creditors. The definitive agreements for the transaction were signed on April 30, 2002.

     Electronics. In 1998, electronics production decreased by 20.1% and exports decreased by 7.2% compared to 1997 primarily because of continued oversupply of semiconductor memory chips in the world market. In 1999, electronics production increased by 43.5% compared to 1998, and exports increased by 34.2%. The growth in global electronics demand, particularly for the so called "information technology products", such as semiconductor products, liquid crystal display devices, mobile phones and personal computers, led this growth. In 1999, export sales of semiconductor memory chips constituted approximately 37% of the Republic's total exports. In 2000, electronics production increased by 17.7% and exports increased by 31.0% compared to 1999 primarily because of the growth in global information technology products demand. In 2000, export sales of semiconductor memory chips constituted approximately 15.1% of the Republic's total exports. In 2001, electronics production increased by 11.8% and exports increased by 20.6% compared to 2000 primarily due to the continued growth in global information technology products demand. In 2001, export sales of semiconductor memory chips constituted approximately 9.5% of the Republic's total exports.

     Iron and Steel. Crude steel production in 1998 totaled 39.9 million tons, a decrease of 6.2% from 1997, to rank sixth in the world. Domestic sales decreased by 36.1% while exports increased 56.6%, largely due to enhanced price competitiveness because of the devalued Won. Overall steel production in 1998 decreased by 12.9% compared to 1997. In 1999, crude steel production increased by 2.9% compared with 1998. In 2000, crude steel production totaled 43.1 million tons, an increase of 5.0% from 1999. Domestic sales increased by 13.7% due to the general stabilization in the economy while exports decreased slightly due to the oversupply of steel products in the world market. In 2001, crude steel production totaled 43.8 million tons, an increase of 1.7% from 2000. Domestic sales and exports slightly decreased due to the oversupply of steel products in the domestic and world markets.

     Shipbuilding. Shipbuilding orders in 1998 was 8.8 million gross tons, a decrease of 35.8% compared to 1997. Despite the decrease, Korea recorded the world's second largest share of shipbuilding orders in 1998. In 1999, the Republic's shipbuilding orders amounted to 11.8 million tons, which represented the world's largest share in such year. In 2000, the Republic's shipbuilding orders was 20.8 million gross tons, an increase of 75.6% compared to 1999. Korea recorded the world's largest share of shipbuilding orders in 2000. In 2001, the Republic's shipbuilding orders were 11.8 million gross tons, a decrease of 43.1% compared to 2000 due to decreased exports.

     Agriculture, Forestry and Fisheries

     The Government's agricultural policy has traditionally focused on:

     -  grain production;

     -  development of irrigation systems;

     -  land consolidation and reclamation;

     -  seed improvement;

     -  mechanization measures to combat drought and flood damage; and

     -  increasing agricultural incomes.

     Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

     The production of rice, the largest agricultural product in Korea, totaled
5.1 million tons in 1998, representing a 0.7% decrease compared to 1997. In 1999, rice production increased to 5.3 million tons, a 3.2% increase compared with 1998. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs. The Republic's self-sufficiency ratio for basic foodstuffs fell to 57.9% in 1997 from 70.3% in 1990 as the comparatively inefficient agricultural sector exacerbated the country's geographical limitations. The Republic's self-sufficiency ratio further decreased to 57.6% and 54.2% in 1998 and 1999, respectively. In 2000, the Republic's self sufficiency ratio slightly increased to 56.6%. In 2001, the Republic's self sufficiency ratio was 55.2%.

     The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

     The contribution of the agriculture, forestry and fisheries subsector to GDP declined, at constant 1995 market prices, from 6.3% in 1994 to 5.2% in 2000 as a result of industrialization. In 2000, the agriculture, forestry and fisheries subsector posted no significant change from 1999. In 2001, agriculture, forestry and fisheries industry increased by 1.4% compared to 2000 due to the increased productions of rice, fruits and corns as well as the increase of fishing catches.

     Construction

     The construction industry constituted 8.0% of the Republic's GDP in 2001. In 1998, the construction industry contracted by 8.6% compared with 1997 because of the economic downturn. In 1999, the construction industry contracted by 10.1% compared with 1998. In 2000, the construction industry contracted by 3.7% compared with 1999 due to decreased orders for the construction of homes and investments in infrastructure. In 2001, the construction industry increased by 5.6% compared with 2000 due to the expansion of residential, commercial and educational construction and the steady increase of government investments in infrastructure.

     Electricity and Gas

     The following table sets out the Republic's dependence on imports for energy consumption.

                  DEPENDENCE ON IMPORTS FOR ENERGY CONSUMPTION

                                                                                            IMPORTS
                                                               TOTAL ENERGY               DEPENDENCE
                                                                CONSUMPTION    IMPORTS       RATIO
                                                               -------------   --------   -----------
                                                               (MILLIONS OF TONS OF OIL EQUIVALENTS)
    1997.....................................................      180.6        199.0        110.2
    1998.....................................................      165.9        189.7        114.3
    1999.....................................................      181.4        201.0        110.8
    2000.....................................................      192.9        213.8        110.8
    2001.....................................................      198.3        215.4        108.6

------------

Source:  Monthly Energy Statistics, June 2002 Korea Energy Economics Institute.

     Korea has no domestic oil or gas production and depends on imported oil to meet its energy requirements. Accordingly, the international price of oil significantly affects the Korean economy. Any significant long-term increase in the price of oil will increase inflationary pressures in Korea and adversely affect the Republic's balance of trade.

     To reduce its dependence on oil imports, the Government has encouraged an energy source diversification program emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

                        CONSUMPTION OF ENERGY BY SOURCE

                                COAL             PETROLEUM            NUCLEAR             OTHERS              TOTAL
                           ---------------   -----------------   -----------------   -----------------   ----------------
                           QUANTITY    %     QUANTITY      %     QUANTITY      %     QUANTITY      %     QUANTITY     %
                           --------   ----   ---------   -----   ---------   -----   ---------   -----   --------   -----
                                             (MILLIONS OF TONS OF OIL EQUIVALENTS, EXCEPT PERCENTAGES)
1997.....................    34.8     19.3     109.1     60.4      19.3      10.7      17.5       9.6     180.6     100.0
1998.....................    36.0     21.7      90.6     54.6      22.4      13.5      16.9      10.2     165.9     100.0
1999.....................    38.2     21.0      97.3     53.6      25.8      14.2      20.1      11.1     181.4     100.0
2000.....................    42.9     22.2     100.3     52.0      27.2      14.1      22.5      11.7     192.9     100.0
2001.....................    45.7     23.0     100.4     50.6      28.0      14.1      24.2      12.2     198.3     100.0

------------

Source:  Monthly Energy Statistics, June 2002; Korea Energy Economics Institute.

     The Republic's first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Eight more nuclear power plants were completed between 1982 and 1997, adding 9,733 megawatts of generating capacity. In 2001, total nuclear power generating capacity was approximately 13,720 megawatts.

     Services Sector

     In 1998, the services sector was adversely affected by the Republic's economic downturn. In 1998, the transportation, storage and communications subsector contracted by 0.8% compared with 1997. In 1999, the transportation, storage and communications subsector increased by 14.5% compared with 1998. The transportation, storage and communications sector further increased by 17.9% in 2000 compared with 1999. In 2001, the transportation, storage and communications sector increased by 7.3% compared with 2000. The financing, insurance, real estate and business services subsector contracted by 1.9% in 1998 because of the economic downturn. With large increases in securities trading in 1999, the financing, insurance, real estate and business services subsector increased by 5.5% compared with 1998. In 2000, the financing, insurance, real estate and business service subsector increased by 4.9% compared with 1999. In 2001, the financing, insurance, real estate and business service subsector increased by 4.6% compared with 2000.

  PRICES, WAGES AND EMPLOYMENT

     The following table shows selected price and wage indices and unemployment rates:

                                PRODUCER    INCREASE     CONSUMER    INCREASE                  INCREASE
                                 PRICE        OVER        PRICE        OVER         WAGE         OVER      UNEMPLOY-
                                INDEX(1)    PREVIOUS     INDEX(1)    PREVIOUS    INDEX(1)(2)   PREVIOUS    MENT RATE
                               (1995=100)   YEAR (%)    (1995=100)   YEAR (%)    (1990=100)    YEAR (%)    (1)(3)(%)
                               ----------   ---------   ----------   ---------   -----------   ---------   ----------
1997.........................    107.2         3.9         109.6        4.5          227.8        7.0         2.6
1998.........................    120.3        12.2         117.8        7.5          222.3       (2.5)        6.8
1999.........................    117.8        (2.1)        118.8        0.8          249.1       12.1         6.3
2000.........................    120.2         2.0       100.0(4)       2.3        141.3(5)       8.0         4.1
2001.........................    122.5         1.9       104.1(4)       4.1        149.3(5)       5.6         3.7

------------

(1)  Average for year.

(2)  Nominal wage index of earnings in all industries.

(3)  Expressed as a percentage of the economically active population.

(4)  2000 = 100

(5)  1995 = 100

Source:  The Bank of Korea; The National Statistical Office.

     Slower economic growth and the Government's economic policy has helped keep inflation low. The inflation rate stood at 4.5% in 1997, 7.5% in 1998, 0.8% in 1999, 2.3% in 2000 and 4.1% in 2001.

     Slower economic growth resulted in an increase in unemployment from 2.6% as of December 31, 1997 to 3.4% as of July 31, 2001. The unemployment rate was 6.3% in 1999, 4.1% in 2000 and 3.7% in 2001.

     Korea regards its well-educated labor force as one of its principal assets. From 1992 to 2001, the economically active population of the Republic increased by 13.8% to 22.2 million, while the number of employees increased 12.2% to 21.4 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 58% and 63% over the past decade. Literacy among workers under 50 is almost universal.

     For a description of the Republic's unemployment insurance system, see "The Republic of Korea--The Economy--Post-IMF Reforms--Labor Market Reform".

BALANCE OF PAYMENTS AND FOREIGN TRADE

  BALANCE OF PAYMENTS

     Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country's trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation's savings, finances the overall deficit of the country's trading partners.

Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

     The following table sets out certain information with respect to the Republic's balance of payments.

                              BALANCE OF PAYMENTS

                                                              DECEMBER 31,
                                        ---------------------------------------------------------
CLASSIFICATION                            1997        1998        1999        2000       2001(3)
--------------                          ---------   ---------   ---------   ---------   ---------
                                                          (MILLIONS OF DOLLARS)
Current Account......................    (8,166.7)   40,364.9    24,476.7    12,241.2     8,616.9
     Goods...........................    (3,179.1)   41,626.8    28,370.9    16,871.6    13,391.6
          Exports(1).................   138,619.1   132,121.6   145,163.6   175,947.7   151,370.5
          Imports(1).................   141,798.2    90,494.8   116,792.7   159,076.1   137,978.9
     Services........................    (3,200.3)    1,024.1      (651.0)   (2,889.2)   (3,526.0)
     Income..........................    (2,454.3)   (5,638.3)   (5,159.0)   (2,421.3)     (885.9)
     Current Transfers...............       667.0     3,352.3     1,915.8       680.1      (362.8)
Capital and Financial
  Account............................     1,314.4    (3,196.7)    2,040.3    12,110.0    (3,583.6)
     Financial Account(2)............     1,922.0    (3,367.8)    2,429.6    12,725.2    (3,141.1)
     Capital Account.................      (607.6)      171.1      (389.3)     (615.2)     (442.5)
Changes in Reserve Assets............    11,921.7   (30,975.0)  (22,982.9)  (23,771.2)   (7,714.2)
Net Errors and Omissions.............    (5,069.4)   (6,193.2)   (3,534.1)     (580.0)    2,680.9

------------

(1) These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.

(2) Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.

(3)  The figures for 2001 is preliminary.

Source:  Monthly Bulletin, March 2002; The Bank of Korea.

     The figures for 2001 indicate a current account surplus of approximately US$8.6 billion. The current account surplus in 2001 decreased in comparison with the current account surplus in 2000, primarily due to a 14.0% decrease in exports, which more than offset a 13.3% decrease in imports.

  TRADE BALANCE

     Trade balance figures measure the difference between a country's exports and imports; if exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country's receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country's receipts exceed its payments to foreigners, allows the country to finance its trading partners' net deficit to the extent of the surplus, rendering the country a creditor nation.

     The following table summarizes the Republic's trade balance for the periods indicated:

                                 TRADE BALANCE

                                                                                          EXPORTS
                                                                               BALANCE    AS % OF
                                                      EXPORTS(1)    IMPORTS    OF TRADE   IMPORTS
                                                      ----------   ---------   --------   -------
                                                       (MILLIONS OF DOLLARS, EXCEPT PERCENTAGES)
1997................................................  138,619.1    141,798.2   (3,179.1)    97.8
1998................................................  132,121.6     90,494.8   41,626.8    146.0
1999................................................  145,163.6    116,792.7   28,370.9    124.3
2000................................................  175,947.7    159,076.1   16,871.6    110.6
2001(2).............................................  151,370.5    137,978.9   13,391.6    109.7

------------

(1) These entries are derived from trade statistics and are valued on a free on board basis.

(2)  Preliminary.

Source:  Monthly Bulletin, March 2002; The Bank of Korea.

     The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP; accordingly, the international economic environment is of crucial importance to the Republic's economy.

     The following tables give information regarding the Republic's exports and imports by major commodity groups:

                 EXPORTS BY MAJOR COMMODITY GROUPS (F.O.B.)(1)

                                               AS % OF                AS % OF                AS % OF                AS % OF
                                     1997       TOTAL       1998       TOTAL       1999       TOTAL       2000       TOTAL
                                   ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                                                       (MILLIONS OF DOLLARS, EXCEPT PERCENTAGES)
Foods & Consumer Goods...........    3,012.8      2.2       2,744.7      2.1       2,951.0      2.1       2,791.9      1.6
Raw Materials and Fuels..........    7,712.8      5.7       7,385.4      5.6       7,846.7      5.5      11,572.3      6.7
Light Industrial Products........   33,750.2     24.8      32,486.0     24.6      29,708.6     20.7      30,286.2     17.6
Fibres...........................    1,735.4      1.3       1,505.6      1.1       1,390.3      1.0       1,529.8      0.9
Cloths...........................    9,580.1      7.0       7,850.4      5.9       7,998.2      5.6       8,523.0      4.9
Clothing.........................    4,194.4      3.1       4,653.3      3.5       4,869.0      3.4       5,024.1      2.9
  Tires and Tubes................    1,437.3      1.1       1,543.0      1.2       1,485.8      1.0       1,421.4      0.8
Heavy & Chemical
  Industrial Products............   91,688.5     67.3      89,697.0     67.8     103,179.2     71.8     127,617.1     74.1
  Chemical Manufacturing
    Products.....................    9,333.2      6.9       9,016.8      6.8       9,408.8      6.5      12,144.7      7.0
  Metal Goods....................    9,942.5      7.3      11,118.7      8.4      10,308.4      7.2      11,362.5      6.6
  Machinery......................   10,189.0      7.5      10,064.0      7.6      11,593.7      8.1      11,997.0      7.0
  Electronics....................   36,744.9     27.0      34,284.4     25.9      45,806.7     31.9      62,043.0     36.0
  Passenger Cars.................    8,634.6      6.3       8,167.1      6.2       9,416.7      6.6      11,101.6      6.4
  Ship...........................    6,519.7      4.8       8,014.1      6.1       7,490.3      5.2       8,229.4      4.8
                                   ---------    -----     ---------    -----     ---------    -----     ---------    -----
    Total........................  136,164.2    100.0     132,313.1    100.0     143,685.5    100.0     172,267.5    100.0
                                   =========    =====     =========    =====     =========    =====     =========    =====

                                               AS % OF
                                     2001       TOTAL
                                   ---------   --------

Foods & Consumer Goods...........    2,646.2      1.8
Raw Materials and Fuels..........    9,999.5      6.6
Light Industrial Products........   26,316.2     17.5
Fibres...........................    1,260.5      0.8
Cloths...........................    7,011.5      4.7
Clothing.........................    4,300.1      2.9
  Tires and Tubes................    1,425.7      0.9
Heavy & Chemical
  Industrial Products............  111,477.2     74.1
  Chemical Manufacturing
    Products.....................   10,826.7      7.2
  Metal Goods....................   10,031.4      6.7
  Machinery......................   11,640.4      7.7
  Electronics....................   47,359.7     31.5
  Passenger Cars.................   11,450.8      7.6
  Ship...........................    9,699.2      6.4
                                   ---------    -----
    Total........................  150,439.1    100.0
                                   =========    =====

------------

(1) These entries are derived from customs clearance statistics. F.O.B. stands for free on board, meaning that insurance and freight costs are not included.

Source:  Monthly Bulletin, June 2002; The Bank of Korea.

                 IMPORTS BY MAJOR COMMODITY GROUPS (C.I.F.)(1)

                                                 AS % OF               AS % OF                AS % OF                AS % OF
                                       1997       TOTAL       1998      TOTAL       1999       TOTAL       2000       TOTAL
                                     ---------   --------   --------   --------   ---------   --------   ---------   --------
                                                                        (MILLIONS OF DOLLARS, EXCEPT PERCENTAGES)
Foods & Consumer Goods.............   15,603.2     10.8      9,157.3      9.8      14,011.6     11.7      16,073.7     10.0
  Grain............................    2,586.7      1.8      2,140.7      2.3       2,319.6      1.9       2,438.3      1.5
  Direct Consumption Goods.........    4,790.2      3.3      3,046.4      3.3       3,655.9      3.1       4,646.8      2.9
  Durable Goods....................    5,182.5      3.6      2,800.5      3.0       6,396.9      5.3       6,424.0      4.0
  Nondurable Goods.................    3,043.8      2.1      1,169.7      1.3       1,623.4      1.4       2,549.3      1.6
Industrial Materials and Fuels.....   76,229.5     52.7     50,301.9     53.9      59,252.9     47.8      78,974.8     49.2
  Crude Oil........................   17,771.8     12.3     11,240.6     12.1      14,782.7     12.3      25,215.6     15.7
  Raw Material for Light
    Industry.......................    5,377.2      3.7      3,428.7      3.7       4,184.7      3.5       4,844.7      3.0
  Chemical Products................    8,574.5      5.9      6,117.0      6.6       9,796.3      8.2      11,837.6      7.4
  Steel Products...................    5,826.8      4.0      2,978.9      3.2       4,750.3      4.0       6,007.0      3.7
Capital Goods......................   52,783.7     36.5     33,822.5     36.3      48,487.8     40.5      65,432.5     40.8
  Machinery........................   19,541.8     13.5      9,452.8     10.1      13,514.2     11.3      18,425.9     11.5
  Electronic Products..............   23,966.0     16.6     18,938.5     20.3      31,673.1     26.4      43,292.9     27.0
  Transport Equipment..............    2,933.5      2.0      1,491.4      1.6       2,392.5      2.0       2,815.5      1.8
                                     ---------    -----     --------    -----     ---------    -----     ---------    -----
    Total..........................  144,616.4    100.0     93,281.8    100.0     119,752.3    100.0     160,481.0    100.0
                                     =========    =====     ========    =====     =========    =====     =========    =====

                                                 AS % OF
                                       2001       TOTAL
                                     ---------   --------

Foods & Consumer Goods.............   16,630.7     11.8
  Grain............................    2,528.8      1.8
  Direct Consumption Goods.........    4,786.5      3.4
  Durable Goods....................    6,216.8      4.4
  Nondurable Goods.................    3,091.2      2.2
Industrial Materials and Fuels.....   71,929.3     51.0
  Crude Oil........................   21,367.8     15.1
  Raw Material for Light
    Industry.......................    4,408.8      3.1
  Chemical Products................   11,274.5      8.0
  Steel Products...................    5,029.7      3.6
Capital Goods......................   52,537.8     37.2
  Machinery........................   15,264.2     10.8
  Electronic Products..............   33,839.2     30.0
  Transport Equipment..............    2,648.4      1.9
                                     ---------    -----
    Total..........................  141,097.8    100.0
                                     =========    =====

------------

(1) These entries are derived from customs clearance statistics. C.I.F. means that the price of goods include insurance and freight costs.

Source:  Monthly Bulletin, June 2002; The Bank of Korea.

     In 1998, exports decreased by 4.7% due to difficult economic conditions in Asia, which is one of Korea's major export markets. In 1998, manufactured goods, machinery and transportation equipment constituted over 90% of Korea's exports, whereas commodities such as oil and iron ore, represented the bulk of imports. Prior to 1998, imports of consumer durables grew with the import liberalization policy imposed under the WTO regime.

     In 1998, the Republic recorded a trade surplus of US$41.6 billion due to a 36.2% decrease in imports. The Republic's economic difficulties drove down imports of all categories of goods. Exports decreased by 4.7% due to decreases in the country's major export categories.

     In 1999, the Republic recorded a trade surplus of US$28.4 billion. Exports grew by 9.9% and imports grew by 29.1%.

     In 2000, the Republic recorded a trade surplus of US$16.6 billion. The Republic's economic recovery led to a 36.3% increase in imports and a 21.1% increase in exports, due to an increase in major import and export categories.

     Based on preliminary data, the Republic recorded a trade surplus of US$13.4 billion in 2001. Exports decreased by 14.0% primarily due to weaker sales of computer products and imports decreased by 13.3% primarily due to decreased demand for raw materials and capital goods.

     The Republic's largest trading partners, the United States and Japan accounted for the following percentages of the country's imports and exports:

                                  1998                1999                2000               2001(1)
                            -----------------   -----------------   -----------------   -----------------
                            EXPORTS   IMPORTS   EXPORTS   IMPORTS   EXPORTS   IMPORTS   EXPORTS   IMPORTS
                            -------   -------   -------   -------   -------   -------   -------   -------
                                                                 (%)
     United States........   17.2      21.9      20.5      20.8      21.8      18.2      20.8      15.9
     Japan................    9.2      18.1      11.0      20.2      11.9      19.8      11.0      18.9

------------

(1)  Preliminary.

     Non-Commodities Trade Balance

     In 1998, the Republic recorded a non-commodities trade deficit in its current account of approximately US$4.6 billion. In 1999, the non-commodities trade deficit increased to US$5.8 billion. In

2000, the non-commodities trade deficit decreased to US$5.3 billion. In 2001, the non-commodities trade deficit decreased to US$4.4 billion.

     Foreign Currency Reserves

     The following table shows the Republic's total official foreign currency reserves:

                            TOTAL OFFICIAL RESERVES

                                                              DECEMBER 31,
                                       ----------------------------------------------------------
                                         1997        1998        1999        2000         2001
                                       ---------   ---------   ---------   ---------   ----------
                                                         (MILLIONS OF DOLLARS)
Gold(1)..............................  $    36.9   $    66.3   $    67.1   $    67.6   $     68.3
Foreign Exchange.....................   19,710.4    51,963.0    73,700.2    95,855.2    102,487.5
     Total Gold and Foreign
       Exchange......................   19,747.3    52,029.3    73,767.3    95,922.8    102,555.8
Reserve Position at IMF..............      599.3         0.0       286.5       271.8        262.2
Special Drawing Rights...............       58.9        11.4         0.7         3.5          3.3
                                       ---------   ---------   ---------   ---------   ----------
     Total Official Reserves.........  $20,405.5   $52,040.8   $74,054.5   $96,198.1   $102,821.4

------------

(1) For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source:  The Bank of Korea.

     The Republic's foreign currency reserves fell 38.6%, to US$20.4 billion as of December 31, 1997 from US$33.2 billion as of December 31, 1996, mostly due to:

     -  the repatriation by foreign investors of their investments in Korea;

     - the repayment of a portion of the Republic's private and governmental external debt;

     -  the unavailability of credit from foreign sources; and

     - the intervention in the foreign currency market to stabilize the Won currency.

     The Government's foreign currency reserves increased to over US$100 billion as of December 31, 2001, primarily due to continued balance of trade surpluses. The Government's foreign currency reserves totaled approximately US$112.4 billion as of June 30, 2002.

THE FINANCIAL SYSTEM

  STRUCTURE OF THE FINANCIAL SECTOR

     The Republic's financial sector includes the following four categories of financial institutions:

     -  The Bank of Korea;

     -  Banking institutions;

     -  Non-bank financial institutions;

     -  Other financial entities, including:

        --securities institutions;

        --credit guarantee institutions;

        --venture capital companies; and

        --miscellaneous others.

     To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

  BANKING INDUSTRY

     The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in Korea since 1967 but provide a relatively small proportion of the country's banking services. As of December 31, 2001, commercial banks consisted of 9 nationwide banks, all of which have branch networks throughout Korea, 6 regional banks and 62 branches of foreign banks operated in the country. Nationwide and regional banks had in the aggregate 4,776 domestic branches and offices, 67 overseas branches, 11 overseas representative offices and 33 overseas subsidiaries as of December 31, 2001.

     Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

     -  the Korea Development Bank;

     -  the Export-Import Bank of Korea;

     -  the Industrial Bank of Korea;

     - the National Agricultural Cooperatives Federation (which has merged with the National Livestock Cooperatives Federation as of July 1, 2000); and

     -  the National Federation of Fisheries Cooperatives.

     The recent economic difficulties have caused an increase in Korean banks' non-performing assets, and a decline in capital adequacy ratios. From 1998 through 2000, the Financial Supervisory Commission amended banking regulations several times to adopt more stringent definitions for non-performing loans, more closely following international standards. The new definitions increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets (pursuant to new, more stringent asset classification standards) of banks as of December 31, 2001.

                                                                            NON-
                                                               TOTAL     PERFORMING     PERCENTAGE
                                                               LOANS       ASSETS        OF TOTAL
                                                              -------   ------------   ------------
                                                              (IN TRILLIONS OF WON)    (PERCENTAGE)
Commercial banks............................................   379.1        11.0           2.9
Specialized banks...........................................   172.1         4.6           2.7
                                                               -----        ----           ---
Total.......................................................   551.2        15.6           2.8
                                                               =====        ====           ===

------------

Source: Monthly Financial Statistics Bulletin, February 2002; Financial Supervisory Service.

     In March 2002, the Financial Supervisory Commission announced that a group of the Republic's banks, including 9 nationwide commercial banks, six regional commercial banks and five special banks, posted an aggregate net loss of W4.7 trillion in 2001, representing a 11.9% increase from an aggregate net loss of W4.2 trillion in 2000.

  NON-BANK FINANCIAL INSTITUTIONS

     Non-bank financial institutions include:

     - investment institutions, including merchant banks, securities investment trust companies and the Korea Securities Finance Corporation;

     - savings institutions, including trust accounts of banks, mutual savings and finance companies, credit unions, mutual credit facilities, community credit cooperatives and postal savings; and

     -  life insurance institutions.

     As of December 31, 2001, three merchant banks are currently operating in the country. Since 1998, 28 merchant banks have been closed or merged into commercial banks or securities firms. As of December 31, 2001, assets of all merchant banks totaled W13,795.6 billion.

     In June 2000, each of three securities investment trust companies which managed and sold securities investment trusts was converted into an investment trust management company which only manages the trusts, and a securities company. As of March 31, 2002, 30 securities investment trust management companies, which manage the trusts, operate in Korea. Currently there is no securities investment trust company that also sells interests in the trusts in the Republic. As of March 31, 2002, total assets of all the securities investment trust companies totaled W1,314.1 billion.

     Korean banks provide trust account management services pursuant to Korean law applicable to trusts. Banks segregate trust assets and cannot use them to satisfy claims of depositors or other creditors. Accordingly, trust accounts appear separately from banking accounts in the banks' financial statements. As of December 31, 2001, assets of trust accounts of all banks providing trust account management services totaled W261,622.9 billion.

     The country had 121 mutual savings and finance companies as of March 31, 2002, with assets totaling W23,978.0 billion.

     As of March 31, 2002, 13 domestic life insurance institutions, several branches of foreign companies, one Korean-foreign joint venture companies and eight wholly-owned subsidiaries of foreign life insurance companies, with assets totaling W143,034.0 billion, served the country.

  MONEY MARKETS

     In Korea the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

  SECURITIES MARKETS

     As of March 31, 2002, 44 domestic securities companies (including joint venture securities companies) and 17 branches of foreign securities companies operated in Korea.

     The Korea Stock Exchange, a non-profit corporation wholly owned by its member firms began operations in 1956 and is Korea's only stock exchange. It has a single trading floor located in Seoul. The exchange imposes daily limits on share price movements to avoid excessive fluctuation. The Republic also has an over-the-counter market named KOSDAQ. The Korea Composite Stock Price Index indexes all equities listed on the exchange. The exchange opened a stock index futures market on May 3, 1996 and an options market on July 7, 1997.

     In addition to the Korea Stock Exchange, Korea has two over-the-counter stock markets. The KOSDAQ Stock Market was established on July 1, 1996 and the OTC Bulletin Board Market was launched on March 29, 2000 for trading of shares not listed on either the Korea Stock Exchange or the KOSDAQ Stock Market.

     The following table shows the value of the Korea Composite Stock Price
Index.

    January 29, 1999............................................    571.4
    February 26, 1999...........................................    520.1
    March 31, 1999..............................................    619.0
    April 30, 1999..............................................    752.6
    May 31, 1999................................................    736.0
    June 30, 1999...............................................    883.0
    July 30, 1999...............................................    969.7
    August 31, 1999.............................................    937.9
    September 30, 1999..........................................    836.2
    October 29, 1999............................................    833.5
    November 30, 1999...........................................    996.7
    December 28, 1999...........................................  1,028.1
    January 31, 2000............................................    943.9
    February 29, 2000...........................................    828.4
    March 31, 2000..............................................    860.9
    April 28, 2000..............................................    725.4
    May 31, 2000................................................    731.9
    June 30, 2000...............................................    821.2
    July 31, 2000...............................................    706.0
    August 31, 2000.............................................    688.6
    September 29, 2000..........................................    613.2
    October 31, 2000............................................    514.5
    November 30, 2000...........................................    509.2
    December 29, 2000...........................................    504.6
    January 31, 2001............................................    617.9
    February 28, 2001...........................................    578.1
    March 30, 2001..............................................    523.2
    April 30, 2001..............................................    577.4
    May 31, 2001................................................    612.2
    June 29, 2001...............................................    595.1
    July 31, 2001...............................................    541.6
    August 31, 2001.............................................    545.1
    September 28, 2001..........................................    479.7
    October 30, 2001............................................    533.9
    November 30, 2001...........................................    643.9
    December 28, 2001...........................................    693.7
    January 31, 2002............................................    748.1
    February 28, 2002...........................................    820.0
    March 29, 2002..............................................    895.6
    April 30, 2002..............................................    842.3
    May 31, 2002................................................    796.4
    June 28, 2002...............................................    742.7
    July 31, 2002...............................................    720.0

     On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic's weakening financial and corporate sectors, the Republic's falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index rose in late 1998 and 1999, but has since been volatile. The Index was 736.7 on August 20, 2002.

  SUPERVISION SYSTEM

     The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Commission. The Financial Supervisory Commission acts as the executive body over the Financial Supervisory Service. The Financial Supervisory Commission reports to, but operates independently of, the Prime Minister's office.

     The Ministry of Finance and Economy focuses on financial policy, foreign currency regulations and the approval process for establishing financial institutions. The Bank of Korea manages monetary policy focusing on price stabilization.

  INSURANCE SYSTEM

     The Republic's deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.
     Since January 1, 2001, deposits at any single financial institution are insured only up to W50 million regardless of the amount deposited.

     The Government recently excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and increased the insurance premiums payable by insured financial institutions.

MONETARY POLICY

  THE BANK OF KOREA

     Established in 1950, The Bank of Korea functions as the Korean central bank and the country's sole currency issuing bank. A seven-member Monetary Board, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies. The President may override any Monetary Board decisions that conflicts with the Government's economic policy.

     The Bank of Korea implements monetary policy by influencing the reserve positions of banks, principally through the terms and conditions of discounts, open market operations and changes in reserve requirements. The Bank of Korea may also set or alter maximum interest rates on certain deposits and loans and, in periods of extreme monetary expansion, directly control the volume and nature of bank credit. In practice, The Bank of Korea's power to impose direct credit controls has been the most effective means of implementing monetary policy.

  INTEREST RATES

     In November 1991, the Government adopted a four-stage plan to deregulate interest rates gradually. On July 7, 1997, the Government implemented the fourth phase of its program which liberalized interest rates, with the exception of interest rates on demand deposits which has not yet been liberalized.

  MONEY SUPPLY

     The following table shows the volume of the country's money supply:

                                  MONEY SUPPLY

                                                              DECEMBER 31,
                                      ------------------------------------------------------------
                                        1997        1998          1999         2000        2001
                                      ---------   ---------   ------------   ---------   ---------
                                                           (BILLIONS OF WON)
Money Supply (M1)(1)................   35,036.1    35,582.5     44,374.5      46,997.0    53,505.5
Quasi-money(2)......................  168,495.4   222,955.9    284,942.9     366,051.8   414,071.7
Money Supply (M2)...................  203,531.5   258,538.4    329,317.4     413,048.8   467,577.2
  Percentage Increase Over Previous
     Year...........................       14.1%       27.0%        27.4%         25.4%       13.2%

------------

(1)  Consists of cash and demand deposits.

(2) Includes time and savings deposits and residents' foreign currency deposits at financial institutions.

Source:  Monthly Statistics of Korea, March 2002, National Statistical Office.

  EXCHANGE CONTROLS

     Authorized foreign exchange banks, as approved by the Ministry of Finance and Economy, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

     Korean laws and regulations generally require the approval of, or a report to, either the Ministry of Finance and Economy, The Bank of Korea or authorized foreign exchange banks, as applicable, for overseas payments, issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

     The Government may impose foreign exchange restrictions, such as requiring approval to allow foreign investors to acquire, or repatriate proceeds from, Korean securities, in emergency situations, including sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or substantial disturbances in the Korean financial and capital markets.

     In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free won accounts. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic's competitiveness and encourage strategic alliances between domestic and foreign entities.

     On September 2, 1998 the National Assembly passed the Foreign Exchange Transaction Laws, which became effective from April 1, 1999. In principle, all currency and capital transactions, including, among others, the following transactions have been liberalized:

     - the borrowing or issuance of debentures by Korean companies from overseas having less than one-year maturities;

     - the investment in real property located overseas by Korean companies and financial institutions;

     - the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

     - the investment by non-residents in deposits and trust products having more than one year maturities; and

     -  the issuance of debentures by non-residents in the Korean market.

     To minimize the adverse effects from further opening of Korean capital markets, the Ministry of Finance and Economy is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

     The Government has also embarked on a second set of liberalization initiatives starting on January 1, 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency made by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

  FOREIGN EXCHANGE

     The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Korea Financial Telecommunications and Clearings Institute.

                                 EXCHANGE RATES

                                                                  WON/U.S. DOLLAR
                                                                   EXCHANGE RATE
                                                                  ---------------
    December 31, 1996...........................................        844.2
    December 31, 1997...........................................      1,415.2
    December 31, 1998...........................................      1,207.8
    December 30, 1999...........................................      1,145.4
    January 31, 2000 ...........................................      1,122.1
    February 29, 2000 ..........................................      1,131.8
    March 31, 2000..............................................      1,108.3
    April 29, 2000..............................................      1,110.3
    May 31, 2000................................................      1,133.8
    June 30, 2000...............................................      1,114.8
    July 31, 2000 ..............................................      1,116.2
    August 31, 2000.............................................      1,108.8
    September 29, 2000..........................................      1,114.7
    October 31, 2000............................................      1,136.7
    November 30, 2000...........................................      1,195.3
    December 29, 2000...........................................      1,252.0
    January 31, 2001 ...........................................      1,265.5
    February 28, 2001 ..........................................      1,245.7
    March 30, 2001..............................................      1,314.0
    April 30, 2001..............................................      1,324.7
    May 31, 2001................................................      1,328.0
    June 29, 2001...............................................      1,302.3
    July 31, 2001 ..............................................      1,301.4
    August 31, 2001.............................................      1,283.8
    September 29, 2001..........................................      1,309.1
    October 30, 2001............................................      1,294.0
    November 30, 2001...........................................      1,274.0
    December 31, 2001...........................................      1,326.1
    January 31, 2002 ...........................................      1,314.8
    February 28, 2002 ..........................................      1,327.7
    March 30, 2002..............................................      1,326.4
    April 30, 2002..............................................      1,292.2
    May 31, 2002................................................      1,233.3
    June 28, 2002...............................................      1,204.8
    July 31, 2002 ..............................................      1,197.0

     Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic's economic difficulties in late 1997, on November 19, 1997 the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band as of December 16, 1997, and the Won now floats according to market forces.

     The value of the Won relative to the U.S. Dollar depreciated substantially in late 1997 and early 1998. The exchange rate depreciated from W888.1 as of June 30, 1997 to W1,964.8 on December 24, 1997. The sharp depreciation resulted from:

     - the significant demand for U.S. Dollars and other major foreign currencies by Korean financial institutions and companies to repay their foreign currency debts;

     - the deteriorating foreign currency holdings of the Republic's financial institutions;

     - the credit rating downgrades experienced by the Republic and Korean financial institutions and corporations; and

     - other external factors, including currency turmoil in Southeast Asian countries.

     The value of the Won may also be hurt by large-scale sales in the Korean stock market by foreign investors, which depletes the foreign currency reserves held by Korean financial institutions.

GOVERNMENT FINANCE

     The Ministry of Planning and Budget and the National Budget Administration prepares the Government budget, and the Ministry of Finance and Economy administers the Government's finances.

     The Government's fiscal year commences on January 1. The Ministry of Planning and Budget and the National Budget Administration must submit the budget to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

     The following table shows consolidated Government revenues and expenditures.

           CONSOLIDATED CENTRAL GOVERNMENT REVENUES AND EXPENDITURES

                                                1997      1998      1999      2000      2001
                                               -------   -------   -------   -------   -------
                                                              (BILLIONS OF WON)
Total revenue................................   93,368    96,673   107,923   135,811   144,033
  Current revenue............................   92,073    95,790   106,537   134,415   142,709
     Total tax revenues......................   69,928    67,798    75,658    92,935    95,793
       Income profits and capital gains......   24,292    27,975    25,220    35,387    35,638
       Tax on property.......................    1,590     1,379     3,272     4,262     2,920
       Tax on goods and services.............   30,650    27,159    33,608    38,020    43,818
       Customs duties........................    5,798     3,836     4,687     5,800     5,923
       Others................................    7,598     7,449     8,871     9,466     7,494
     Social security contribution............    8,506    10,512    12,008    14,798    17,538
     Non-tax revenues........................   13,639    17,480    18,871    26,682    29,378
  Capital revenues...........................    1,295       883     1,386     1,396     1,324
Total expenditure and net lending............  100,327   115,430   120,988   129,284   136,765
  Total expenditure..........................   81,604    90,990   101,236   109,443   126,688
     Current expenditure.....................   32,813    70,631    76,798    87,170   101,744
       Goods and services....................   21,147    21,697    19,772    24,707    26,223
       Interest payments.....................    2,258     3,399     5,884     6,888     7,198
       Subsidies and other transfers(1)......   38,492    44,430    49,333    55,114    66,540

                                                1997      1998      1999      2000      2001
                                               -------   -------   -------   -------   -------
                                                              (BILLIONS OF WON)
          Subsidies..........................      561       576       432       329       534
          Other transfers(1).................   37,931    43,854    48,901    54,785    66,006
       Non-Financial Public Enterprises
          Expenditure........................      916     1,105     1,809       461     1,783
     Capital expenditure.....................   18,791    20,359    24,438    22,273    24,944
  Net lending................................   18,723    24,440    19,752    19,841    10,077

------------

(1) Include transfers to local governments, non-profit institutions and households.

Source:  Ministry of Finance and Economy.

     The consolidated Government account consists of a General Account, Special Account (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

     Revenues derive mainly from national taxes and non-tax revenues. Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

     Tax revenues decreased slightly in 1998 because of the country's economic difficulties. Expenditures increased significantly in 1998 resulting from the Government's program to restructure the country's economy and its debt obligations under the financial aid package extended by the IMF. Although the Government reduced expenditures in other budget areas, such as defense and general administration, a fiscal deficit was recorded in 1998 equal to approximately 4.2% of the Republic's GDP, financed in part by approximately W11.7 trillion of Government bonds issued in the domestic market in 1998.

     For 1999, revenues increased by approximately 11.6% to 22.4% of the Republic's GDP, due in large part to higher tax and non-tax revenue. The Government expanded the value added tax base further and reduced the tax rate on real estate capital gains. The Government imposed modest cuts in several expenditure categories relative to 1998, including wages and salaries, purchase of goods and services, capital spending and net lending to help offset an anticipated increase in interest payments, including the carrying costs for financial sector restructuring. Fiscal deficit in 1999 decreased to approximately 2.7% of GDP.

     For 2000, revenues increased by approximately 25.8% to 26.0% of the Republic's GDP principally due to higher tax and non-tax revenue. Tax revenues increased significantly while expenditures increased slightly due to the country's economic recovery. Principal factors for the tax revenue increase included:

     -  increase of corporate tax revenues due to increase of corporate profits;

     -  expansion of the tax base;

     -  increase of securities trading tax due to increase of trading volume;
        and

     -  increase of customs duties due to increase of imports.

     For 2001, revenue increased by approximately 6.1% to 26.4% of the Republic's GDP principally due to higher tax and non-tax revenue. The tax revenue increased due to the country's economic growth and the accompanying increase in the overall compensation of workers in Korea. The non-tax revenue increased due to the sale by the Government of the shares it owns in Korean companies such as KT Corporation (formerly known as Korea Telecom Corp.) and Korea Tobacco & Ginseng Corporation as part of the Government's privatization plans.

DEBT

  EXTERNAL AND INTERNAL DEBT OF THE GOVERNMENT

     The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2001.

                     DIRECT EXTERNAL DEBT OF THE GOVERNMENT

                                                               AMOUNT IN      EQUIVALENT
                                                               ORIGINAL     AMOUNT IN U.S.
                                                               CURRENCY       DOLLARS(1)
                                                              -----------   --------------
                                                                     (IN MILLIONS)
     US$....................................................  US$14,296.5    US$14,296.5
     German Mark............................................       DM78.3           35.4
     Japanese Yen...........................................   Y121,819.6          927.3
                                                                             -----------
          Total.............................................                 US$15,259.2
                                                                             ===========

------------

(1) Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. (formerly the Korea Financial Telecommunications and Clearings Institute) in effect on December 31, 2001.

     The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic.

                     DIRECT INTERNAL DEBT OF THE GOVERNMENT

                                                              (BILLIONS OF WON)
          1998..............................................      47,588.6
          1999..............................................      66,145.3
          2000..............................................      75,847.6
          2001(1)...........................................      87,327.5

------------

(1)  Estimated.

     The following table sets out all guarantees by the Government of indebtedness of others:

                                                                     DECEMBER 31,
                                                          ----------------------------------
                                                            1999        2000         2001
                                                          ---------   ---------   ----------
                                                                  (BILLIONS OF WON)
Domestic................................................  W 7,811.8   W70,779.5   W103,338.5
External................................................    3,292.8     3,785.9      3,431.1(1)
                                                          ---------   ---------   ----------
     Total..............................................  W81,504.6   W74,565.4   W106,769.6
                                                          =========   =========   ==========

------------

(1) Converted to won at foreign exchange banks' telegraphed transfer selling rates to customers in effect on December 31, 2001.

     For further information on the outstanding indebtedness, including guarantees, of the Republic, see "The Republic of Korea--Tables and Supplementary Information".

     On December 22, 1997, the National Assembly authorized the guarantee of up to US$20 billion of external debt of Korean banks, and, on January 21, 1998, additional guarantees of up to US$7 billion of external debt of Korean commercial and merchant banks and up to US$8 billion of external debt of The Bank of Korea. The Government guaranteed approximately US$21.8 billion in new one-, two- and three-year loans that replaced the short-term foreign currency debt of eligible Korean financial institutions, all of which has subsequently been repaid. For a further discussion of this program, see "The Republic of Korea--The Economy--Post-IMF Reforms".

     In April 1998, the Government issued US$4 billion of U.S.
Dollar-denominated debt securities in addition to the World Bank and ADB obligations incurred in 1998.

  EXTERNAL DEBT

     The following table sets out certain information regarding Korea's total external debt agreed with the IMF, which differs in certain respects from the basis of calculation of the World Bank previously used by the Republic. In particular, this information includes offshore borrowings by Korean banks, including their overseas branches and subsidiaries, but excludes borrowings by overseas branches and subsidiaries of Korean companies and deposits in overseas branches and subsidiaries of Korean banks.

                                                                   DECEMBER 31,
                                                              -----------------------
                                                              1999    2000    2001(1)
                                                              -----   -----   -------
                                                               (BILLIONS OF DOLLARS)
Total External Liabilities..................................  137.1   131.7    119.9
  Public Sector.............................................   29.5    38.3     20.8
  Domestic Financial Institutions...........................   47.3    37.8     32.1
  Korean Branches of Foreign Banks..........................   13.7    13.0     10.7
  Private Sector............................................   46.6    52.6     56.3
Long-Term Debt..............................................   97.8    83.8     81.0
Short-Term Debt.............................................   39.2    47.9     38.9
  Domestic Financial Institutions...........................   12.7    15.3     12.3
  Korean Branches of Foreign Banks..........................    9.8    10.4      7.6
  Private Sector............................................   16.7    22.2     19.0

------------

(1)  Preliminary.

Source:  Ministry of Finance and Economy.

  DEBT RECORD

     The Government has always paid when due the full amount of principal of, interest on, and amortization or sinking fund requirements of, its indebtedness.

TABLES AND SUPPLEMENTARY INFORMATION

A.  EXTERNAL DEBT OF THE GOVERNMENT(1)

                                                                         RANGE OF     PRINCIPAL AMOUNTS
                                         RANGE OF          RANGE OF      YEARS OF     OUTSTANDING AS OF
CURRENCY OF BORROWINGS                INTEREST RATES    YEARS OF ISSUE   MATURITY     DECEMBER 31, 2001
----------------------                ---------------   --------------   ---------   -------------------
                                                                                     (MILLIONS OF UNITS)
US$.................................  0.75-9/Floating     1960-1998      2001-2023       US$ 14,296.5
Japanese Yen........................           3.25-5     1980-1990      2005-2015        Y 121,819.6
German Mark.........................            2-4.5     1973-1985      2001-2021       DM      78.3
                                                                                         ------------
       Total External Funded
          Debt(2)...................                                                     US$ 15,259.2
                                                                                         ============

------------

(1)  Estimated.

(2) Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate between foreign currencies announced by the Seoul Money Brokerage Services, Ltd. (formerly the Korea Financial Telecommunications and Clearings Institute) in effect on December 31, 2001.

B.  EXTERNAL GUARANTEED DEBT OF THE GOVERNMENT

                                                RANGE OF   RANGE OF   RANGE OF    PRINCIPAL AMOUNTS
                                                INTEREST   YEARS OF   YEARS OF    OUTSTANDING AS OF
                     NAME                        RATES      ISSUE     MATURITY   DECEMBER 31, 2001(1)
                     ----                       --------   --------   --------   --------------------
                                                           (MILLIONS OF UNITS)
1.  BONDS
     Total Bonds..............................                                              None
2.  BORROWINGS
     City of Seoul............................       9.4     1976       2003          US$    0.5
     City of Busan............................  Floating     1987       2002          US$    2.0
     City of Taegu............................  Floating     1988       2003          US$    3.8
     Korea Electric Power Corp. ..............  Floating     1999       2006          US$  700.6
     Korea District Heating Corp. ............  Floating     1986       2003          US$    5.6
     Korea Gas Corp. .........................  Floating     1999       2006          US$  231.7
     The Korea Development Bank...............  Floating     1999       2009          US$  203.3
     The Korea Development Bank...............  Floating     1998       2003          US$  246.8
     Industrial Bank of Korea.................  Floating     1999       2006          US$1,168.2
                                                                                      ----------
       Total Borrowings(2)....................                                        US$2,562.5
                                                                                      ----------
          Total External Guaranteed Debt(2)...                                        US$2,562.5
                                                                                      ==========

------------

(1)  Estimated.

(2) Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate between foreign currencies announced by the Seoul Money Brokerage Services, Ltd. (formerly Korea Financial Telecommunications and Clearings Institute) in effect on December 31, 2001.

C.  INTERNAL DEBT OF THE GOVERNMENT

                                                           RANGE OF    RANGE OF     PRINCIPAL AMOUNTS
                                              RANGE OF     YEARS OF    YEARS OF     OUTSTANDING AS OF
                  TITLE                    INTEREST RATES    ISSUE     MATURITY    DECEMBER 31, 2001(1)
                  -----                    --------------  ---------   ---------   --------------------
                                                (%)                                 (BILLIONS OF WON)
1.  BONDS
     Interest-Bearing Treasury Bond for
       Cereals Fund......................     2.0-17.0     1995-1999   2000-2004          2,126.1
     Foreign Exchange Stabilization
       Bonds.............................    6.97-14.48    1995-2000   2000-2005          8,699.9
     Interest-Bearing Treasury Bond for
       Treasury Bond Management Fund.....    5.55-18.4     1995-2000   2001-2010         50,919.0
     Interest-Bearing Treasury Bond for
       National Housing I................       5.0        1990-2000   1995-2005         17,408.8
     Interest-Bearing Treasury Bond for
       National Housing II...............       3.0        1983-1999   2003-2019          3,236.2
     Interest-Bearing Treasury Bond for
       Purchasing Private Land...........     8.2-13.5     1995-2000   2001-2003              0.1
     Non-interest Bearing Treasury Bond
       for Contribution..................                  1970-1985                         11.3
                                                                                         --------
          Total Bonds....................                                                82,401.4
                                                                                         ========
2.  BORROWINGS
     Borrowing from the Bank of Korea....                                                   590.0
     Borrowing from the Sports Promotion
       Fund..............................                                                    99.8
     Borrowing from the Civil Servant
       Pension Fund......................                                                   690.0
     Borrowing from the Export Insurance
       Fund..............................                                                   610.0
     Borrowing from the Korea Development
       Bank..............................                                                   114.2
     Government Debt beyond Budget
       Limit.............................                                                 2,822.1
                                                                                         --------
       Sub-Total.........................                                                 4,926.1
                                                                                         --------
          Total Internal Funded Debt.....                                                87,327.5
                                                                                         ========

------------

(1)  Estimated.

D.  INTERNAL GUARANTEED DEBT OF THE GOVERNMENT

                                                            RANGE OF    RANGE OF     PRINCIPAL AMOUNTS
                                              RANGE OF      YEARS OF    YEARS OF     OUTSTANDING AS OF
                  NAME                     INTEREST RATES     ISSUE     MATURITY    DECEMBER 31, 2001(1)
                  ----                     --------------   ---------   ---------   --------------------
                                                (%)                                  (BILLIONS OF WON)
1.  BONDS OF GOVERNMENT-AFFILIATED
       CORPORATIONS
     The Korea Development Bank..........   floating        1989-1994   2002-2004             14.9
     Korea Container Terminal
       Authority.........................      6.0          1993-1996   2002-2005            140.0
     Korea Asset Management
       Corporation.......................   5.0-12.14       1997-1999   2002-2004         15,319.3
     Korea Deposit Insurance
       Corporation.......................    0.0-15         1998-2001   1995-2008         82,035.9
                                                                                          --------
          Total Bonds....................                                                 97,510.1
                                                                                          ========
2.  BORROWINGS OF GOVERNMENT-
       AFFILIATED CORPORATIONS
     Rural Development Corporation and
       Federation of Farmland............      5.5          1967-1989   2000-2024            236.2
     National Agricultural Cooperative
       Federation........................      5.0               2001        2002            370.0
     Others..............................   floating             1991        1999          1,205.1
                                                                                          --------
          Total Borrowings...............                                                  1,811.3
                                                                                          ========

------------

(1)  Estimated.

                         DESCRIPTION OF THE SECURITIES

DESCRIPTION OF DEBT SECURITIES

     We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

     The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

     We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

  GENERAL TERMS OF THE DEBT SECURITIES

     We may issue debt securities in separate series at various times. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

     -  the aggregate principal amount;

     -  the currency of denomination and payment;

     -  any limitation on principal amount and authorized denominations;

     - the percentage of their principal amount at which the debt securities will be issued;

     -  the maturity date or dates;

     - the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

     - whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

     - the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

     -  where and how we will pay principal and interest;

     - whether and in what circumstances the debt securities may be redeemed before maturity;

     -  any sinking fund or similar provision;

     - whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

     - if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other; and

     -  other specific provisions.

     Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

     Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

  PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

     We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

     - payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

     - the payment is then permitted under United States law, without material adverse consequences to us.

     If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

  REPAYMENT OF FUNDS; PRESCRIPTION

     If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

     Under Korea law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

  GLOBAL SECURITIES

     The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

     Registered Ownership of the Global Security

     The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

     - will not be entitled to have any of the debt securities represented by the global security registered in their names;

     - will not receive physical delivery of any debt securities in definitive form;

     -  will not be considered the owners or holders of the debt securities;

     - must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

     - will receive payments of principal and interest from the depositary or its participants rather than directly from us.

     We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

     We will register debt securities in the name of a person other than the depositary or its nominee only if:

     - the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

     - we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

     In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

     Beneficial Interests in and Payments on a Global Security

     Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

     All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants' accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants' accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners' respective beneficial interests in the global security.

     The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

     Bearer Securities

     We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Cedel Bank, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

  ADDITIONAL AMOUNTS

     We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

     We will not pay, however, any additional amounts if you are liable for Korean tax because:

     - you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

     - you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

     - you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

     We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

  STATUS OF DEBT SECURITIES

     The debt securities will:

     - constitute our direct, unconditional, unsecured and unsubordinated obligations;

     - rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

     - rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

  NEGATIVE PLEDGE COVENANT

     If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

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     We may, however, create or permit a security interest:

     - on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea's discount facilities or facilities for the funding of loans by us to our customers; or

     - on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

     - of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

     - on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

     - arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

  EVENTS OF DEFAULT

     Each of the following constitutes an event of default with respect to any series of debt securities:

     1. Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

     2. Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

     3.  Cross Default and Cross Acceleration:

       - we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

       - we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

     4.  Moratorium/Default:

       - the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

       - the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

       - the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

     5.  Bankruptcy:

       - we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

       - we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;
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       -  a substantial part of our assets are liquidated; or

       -  we cease to conduct the banking business.

     6. Failure of Support: the Republic fails to provide financial support for us as required under Article 44 of the KDB Act as of the date of the debt securities of such series.

     7. Control of Assets: the Republic ceases to own or control us (directly or indirectly).

     8. IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

     For purposes of the foregoing, "External Indebtedness" means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

     If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

     You should note that:

     - despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

     - we are not required to provide periodic evidence of the absence of defaults; and

     - the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

  MODIFICATIONS AND AMENDMENTS; DEBT SECURITYHOLDERS' MEETINGS

     Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

     - change the stated maturity of the principal of the debt securities or any installment of interest;

     - reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

     -  change the debt security's interest rate or premium payable;

     -  change the currency of payment of principal, interest or premium;

     - amend either the procedures provided for a redemption event or the definition of a redemption event;

     - shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

     - reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

     We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

     We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities' approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

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     While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

     Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

     The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

     -  add covenants made by us that benefit holders of the debt securities;

     -  surrender any right or power given to us;

     -  secure the debt securities;

     - permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

     - cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

  FISCAL AGENT

     The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

  FURTHER ISSUES OF DEBT SECURITIES

     We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

     We may offer additional debt securities with original issue discount ("OID") for U.S. federal income tax purposes as part of a further issue. Purchasers of debt securities after the date of any further issue will not be able to differentiate between debt securities sold as part of the further issue and previously issued debt securities of the same series. If we were to issue further debt securities with OID, purchasers of debt securities after such further issue may be required to accrue OID (or greater amounts of OID that they would otherwise have accrued) with respect to their debt securities. This may affect the price of outstanding debt securities following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of debt securities with OID.

DESCRIPTION OF WARRANTS

     The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of

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warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

     The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

  GENERAL TERMS OF THE WARRANTS

     Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

     - the terms of the debt securities purchasable upon exercise of the warrants, as described above under "Description of the Securities--Description of Debt Securities--General Terms of the Debt Securities";

     - the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

     -  the procedures and conditions for the exercise of the warrants;

     - the dates on which the right to exercise the warrants begins and expires;

     - whether and under what conditions the warrants may be terminated or canceled by us;

     - whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

     -  whether the warrants will be issued in bearer or registered form;

     - whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

     -  other specific provisions.

TERMS APPLICABLE TO DEBT SECURITIES AND WARRANTS

  GOVERNING LAW

     The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

  JURISDICTION AND CONSENT TO SERVICE

     We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceeding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Kim & Chang, has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

     We have appointed the General Manager of our New York Branch, Mr. Woo-Yang Park, and the Senior Deputy General Manager of our New York Branch, Mr. Man-Ho Yoon, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder

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of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

     We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

  FOREIGN EXCHANGE CONTROLS

     The Minister of Finance and Economy of Korea must receive a notification with respect to the issuance by us of debt securities before we may issue debt securities outside the Republic. After issuance of debt securities outside the Republic, we are required to notify the Minister of Finance and Economy of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

DESCRIPTION OF GUARANTEES

     The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

     The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

  GENERAL TERMS OF THE GUARANTEES

     Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

     -  the relevant obligor and the obligations guaranteed under the guarantee;

     - the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

     -  the status of the guarantee in relation to our other obligations;

     -  the governing law of the guarantee; and

     -  other relevant provisions of the guarantee.

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                     LIMITATIONS ON ISSUANCE OF BEARER DEBT
                         SECURITIES AND BEARER WARRANTS

     Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Cedel Bank for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

     - each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

     - any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

     Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

     For purposes of this section, "United States person" means:

     -  a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

     - an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     For purposes of this section, "United States" means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

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                                    TAXATION

     The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions now in effect, which may change. Any change could apply retroactively and could affect the continued validity of this summary.

     This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

KOREAN TAXATION

     The following summary of Korean tax consideration applies to you so long as you are not:

     -  a citizen of Korea;

     -  a resident of Korea;

     -  a corporation organized under Korean law; or

     - engaged in a trade or business in Korea through a permanent establishment or a fixed base.

 INTEREST

     Under current Korean tax laws in effect, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, any taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

 CAPITAL GAINS

     You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer within Korea or a transfer of the debt security to a resident of Korea (or the Korean permanent establishment of a non-resident). If you sell or otherwise dispose of debt securities to a Korean resident or such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 27.5% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident.

 STAMP TAXES

     You will not be subject to any Korean transfer tax, stamp duty or similar documentary tax in respect of or in connection with a transfer of a debt security.

 INHERITANCE TAX AND GIFT TAX

     If you die while you are the holder of a debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer a debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so.

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 GUARANTEES

     A payment by us under our guarantee on the debt securities issued by a third party Korean issuer, other than the principal amount (or the issue price if the debt securities were originally issued at a discount), may be subject to the withholding tax at the rate of 27.5% (including resident surtax) or such lower rate as is applicable under the tax treaty between Korea and the country of tax residence of the non-Korean holder of the debt securities we guarantee, unless otherwise exempt under such applicable tax treaty or Korean domestic tax law. Further details of the tax consequences of the holders of the third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

UNITED STATES TAX CONSIDERATIONS

     The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

     -  a bank or thrift;

     -  a real estate investment trust;

     -  a regulated investment company;

     -  an insurance company;

     -  a dealer in securities or currencies;

     - a trader in securities or commodities that elects mark-to-market treatment;

     - a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

     -  a tax exempt organization; or

     -  a person whose functional currency for tax purposes is not the U.S.
        dollar.

     If you are not a U.S. holder, consult the discussions under the captions "Non-U.S. Persons" and "Information Reporting and Backup Withholding" below; the remainder of this summary does not discuss the treatment of persons that are not U.S. holders.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

 PAYMENTS OR ACCRUALS OF INTEREST

     Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a "foreign currency", the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis

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U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period, or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign-currency-denominated debt securities at the spot rate on the last day of the accrual period, or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year, or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

 PURCHASE, SALE AND RETIREMENT OF NOTES

     Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign-currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign-currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

     When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

     The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

     Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual
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investors. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to a maximum tax rate of 20% for debt securities held for more than one year. The ability of U.S. holders to offset capital losses against ordinary income is limited.

     Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

 ORIGINAL ISSUE DISCOUNT

     If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be "Original Issue Discount Debt Securities." The difference between the issue price and their stated redemption price at maturity will be the "original issue discount." The "issue price" of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the debt securities other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

     If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

     In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

     (i) multiplying the "adjusted issue price" (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

     (ii) subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

     In the case of an Original Issue Discount Debt Security that is a floating-rate debt security, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating-rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security.

Additional rules may apply if interest on a floating-rate debt security is based on more than one interest index. The "adjusted issue price" of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

     You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under "Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant yield basis.

     In the case of an Original Issue Discount Debt Security that is also a foreign-currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period, or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period. Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period, or the last day of the taxable year, for an accrual period that spans two taxable years, or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption "Payments or Accruals of Interest" above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

     If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its "remaining redemption amount", or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security's issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

     Certain of the Original Issue Discount Debt Securities may be redeemed prior to Maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

 SHORT-TERM DEBT SECURITIES

     The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less ("short-term debt securities"), but with some modifications.

     First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

     Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any "acquisition discount" with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

     Finally, the market discount rules described below will not apply to short-term debt securities.

     As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the pricing supplement and consult your tax adviser about these features.

 PREMIUM AND MARKET DISCOUNT

     If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

     If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security's adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

     You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

 WARRANTS

     A description of the tax consequences of an investment in warrants will be provided in the applicable pricing supplement.

 INDEXED NOTES AND OTHER NOTES PROVIDING FOR CONTINGENT PAYMENT

     Special rules govern the tax treatment of debt obligations that provide for contingent payments ("contingent debt obligations"). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating-rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant pricing supplement.

 NON-U.S. PERSONS

     The following summary applies to you if you are not a United States person for U.S. federal income tax purposes.

     If you are not a United States person, the interest income and gains that you derive in respect of the debt securities generally will be exempt from United States federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the United States Internal Revenue Service to establish that you are not a United States person. See "Information Reporting and Backup Withholding" below.

     Even if you are not a United States person, you may still be subject to United States federal income taxes on any interest income you derive in respect of the debt securities if:

     - you are an insurance company carrying on a United States insurance business, within the meaning of the Code; or

     - you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (i) a banking, financing or similar business in the United States or (ii) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

     If you are not a United States person, any gain you realize on a sale or exchange of debt securities generally will be exempt from United States federal income tax, including withholding tax, unless:

     - your gain is effectively connected with your conduct of a trade or business in the United States; or

     - you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a tax home in the United States.

     A debt security held by an individual holder who at the time of death is a non-resident alien will not be subject to United States federal estate tax.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

                              PLAN OF DISTRIBUTION

     We may sell or issue the debt securities, warrants or guarantees in any of three ways:

     -  through underwriters or dealers;

     -  directly to one or more purchasers; or

     -  through agents.

     The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

     -  the names of any underwriters;

     -  the purchase price of the securities;

     -  the proceeds to us from the sale;

     -  any underwriting discounts and other compensation;

     -  the initial public offering price;

     -  any discounts or concessions allowed or paid to dealers; and

     -  any securities exchanges on which the securities will be listed.

     Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

     We may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

     We may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

     Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

                AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

     Our authorized agents in the United States are Mr. Woo-Yang Park, the Director and General Manager of our New York Branch, or Mr. Man-Ho Yoon, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Soo Man Chang,Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

                       OFFICIAL STATEMENTS AND DOCUMENTS

     Our Governor and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under "The Korea Development Bank" (except for the information set out under "The Korea Development Bank--Business--Government Support and Supervision"). Such information is stated on his authority.

     The Minister of Finance and Economy of The Republic of Korea, in his official capacity, has supplied the information set out under "The Korea Development Bank--Business--Government Support and Supervision" and "The Republic of Korea". Such information is stated on his authority. The documents identified in the portion of this prospectus captioned "The Republic of Korea" as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

                                    EXPERTS

     Our financial statements as of and for the years ended December 31, 2000 and 2001 included in this prospectus have been so included in reliance on the report of Samil Accounting Corporation (a member firm of PricewaterhouseCoopers), independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes future expectations, projections or "forward-looking statements", as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "expect", "anticipate", "estimate", "project" and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements"). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

                              FURTHER INFORMATION

     We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549.

                            HEAD OFFICE OF THE BANK

                               16-3, YOUIDO-DONG,

                                 YONGDEUNGPO-KU

                                 SEOUL 150-973

                             THE REPUBLIC OF KOREA

                    FISCAL AGENT AND PRINCIPAL PAYING AGENT

                              THE BANK OF NEW YORK

                            5 PENN PLAZA, 16TH FLOOR

                               NEW YORK, NY 10001

                           LEGAL ADVISORS TO THE BANK

              as to Korean law                                  as to US law

                 KIM & CHANG                         CLEARY, GOTTLIEB, STEEN & HAMILTON
               SEYANG BUILDING                               BANK OF CHINA TOWER
               223 NAEJA-DONG                                  ONE GARDEN ROAD
                 CHONGRO-GU                                       HONG KONG
                SEOUL 110-720
            THE REPUBLIC OF KOREA

                       LEGAL ADVISOR TO THE UNDERWRITERS

                                  as to US law

                             DAVIS POLK & WARDWELL

                                   18TH FLOOR
                          THE HONG KONG CLUB BUILDING
                                 3A CHATER ROAD
                                   HONG KONG

                              AUDITOR OF THE BANK

                          SAMIL ACCOUNTING CORPORATION

                              HANIL GROUP BUILDING
                             191, HANKANG-RO, 2-KA
                                   YONGSAN-GU
                                 SEOUL 140-702
                             THE REPUBLIC OF KOREA

                            LUXEMBOURG LISTING AGENT

                    THE BANK OF NEW YORK (LUXEMBOURG), S.A.

                                AEROGOLF CENTER
                                 1A, HOEHENHOF
                              L-1736 SENNINGERBERG
                                   LUXEMBOURG

                                   (KDB LOGO)